                                                                  EXECUTION COPY
                                                                  Exhibit 4.5(a)




                             PARTICIPATION AGREEMENT
                                     (BA1/2)

                            Dated as of July 13, 2000

                                      among

                                PPL MONTANA, LLC,

                                MONTANA OL3 LLC,

                            WILMINGTON TRUST COMPANY,
                     not in its individual capacity, except
                    as expressly provided herein, but solely
                               as Lessor Manager,

                                MONTANA OP3 LLC,

                            THE CHASE MANHATTAN BANK,
                   not in its individual capacity, but solely
                           as Lease Indenture Trustee

                                       and

                            THE CHASE MANHATTAN BANK,
                   not in its individual capacity, but solely
                             as Pass Through Trustee

                        COLSTRIP GENERATING UNITS 1 AND 2
                          AND RELATED COMMON FACILITIES

                                TABLE OF CONTENTS

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SECTION 1.    DEFINITIONS; INTERPRETATION OF THIS PARTICIPATION AGREEMENT.............................      3

SECTION 2.    PARTICIPATION; CLOSING DATE; TRANSACTION COSTS..........................................      3

     Section 2.1.    Agreements to Participate........................................................      3

     Section 2.2.    Closing Date; Procedure for Participation........................................      4

     Section 2.3.    Postponement of Closing; Investment of Funds.....................................      4

     Section 2.4.    Transaction Costs................................................................      5

SECTION 3.    REPRESENTATIONS AND WARRANTIES..........................................................      6

     Section 3.1.    Representations and Warranties of PPL Montana....................................      6

     Section 3.2.    Representations and Warranties of the Owner Lessor...............................     13

     Section 3.3.    Representations and Warranties of the Lessor Manager and the Trust Company.......     15

     Section 3.4.    Representations and Warranties of the Owner Participant..........................     17

SECTION 4.    CLOSING CONDITIONS; CONDITIONS TO PURCHASE OF LESSOR NOTE...............................     18

SECTION 5.    COVENANTS OF PPL MONTANA................................................................     23

     Section 5.1.    Maintenance of Existence.........................................................     23

     Section 5.2.    Merger, Consolidation, Sale of Substantially All Assets..........................     23

     Section 5.3.    Delivery of Financial Statements; No Default Certificate.........................     24

     Section 5.4.    Information Concerning the Facility..............................................     25

     Section 5.5.    Certain Contracts and Agreements.................................................     26

     Section 5.6.    Nondiscrimination Among Leases...................................................     26

     Section 5.7.    Notice of Change in Address or Name..............................................     26

     Section 5.8.    Use of Proceeds..................................................................     26

     Section 5.9.    Public Utility Regulation........................................................     26

     Section 5.10.   Further Assurances...............................................................     26

     Section 5.11.   Support Agreements...............................................................     27

SECTION 6.    CERTAIN COVENANTS OF PPL MONTANA WHILE CERTIFICATES ARE OUTSTANDING.....................     28

     Section 6.1.    Incurrence of Indebtedness.......................................................     28

     Section 6.2.    Restricted Payments..............................................................     30

     Section 6.3.    Sale of Assets...................................................................     31

     Section 6.4.    Negative Pledge..................................................................     32
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                                   (CONTINUED)

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     Section 6.5.    Qualifying Letter of Credit......................................................     33

     Section 6.6.    Limitation on Activities.........................................................     34

     Section 6.7.    Limitation on Transactions with Affiliates.......................................     34

     Section 6.8.    Designation of Core Subsidiaries and Additional Subsidiaries.....................     34

     Section 6.9.    Restrictions on Guarantees.......................................................     35

     Section 6.10.   Maintenance of Tax Status........................................................     36

     Section 6.11.   Insurance........................................................................     36

     Section 6.12.   Notice of Payment of Supplemental Lease Rent.....................................     36

SECTION 7.    POST LEASE DEBT FINANCIAL COVENANTS OF PPL MONTANA......................................     36

     Section 7.1.    Incurrence of Indebtedness After Payment of Lease Debt...........................     37

     Section 7.2.    Restricted Payments..............................................................     38

SECTION 8.    COVENANTS OF THE TRUST COMPANY, THE LESSOR MANAGER AND THE OWNER LESSOR.................     38

     Section 8.1.    Compliance with the LLC Agreement................................................     38

     Section 8.2.    Owner Lessor's Liens.............................................................     38

     Section 8.3.    Amendments to Operative Documents................................................     39

     Section 8.4.    Transfer of the Owner Lessor's Interest..........................................     39

     Section 8.5.    Owner Lessor; Lessor Estate......................................................     39

     Section 8.6.    Limitation on Indebtedness and Actions...........................................     39

     Section 8.7.    Change of Location...............................................................     39

     Section 8.8.    Pollution Control Facilities.....................................................     39

SECTION 9.    COVENANTS OF THE OWNER PARTICIPANT......................................................     40

     Section 9.1.    Restrictions on Transfer of Member Interest......................................     40

     Section 9.2.    Owner Participant's Liens........................................................     42

     Section 9.3.    Amendments or Revocation of LLC Agreement........................................     43

     Section 9.4.    Bankruptcy Filings...............................................................     43

     Section 9.5.    Instructions.....................................................................     43

     Section 9.6.    Appointment of Successor Lessor Manager..........................................     43

SECTION 10.   COVENANTS OF THE LEASE INDENTURE TRUSTEE................................................     43

SECTION 11.   PPL MONTANA'S INDEMNIFICATIONS..........................................................     44

     Section 11.1.   General Indemnity................................................................     44

     Section 11.2.   General Tax Indemnity............................................................     49
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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SECTION 12.   PPL MONTANA'S RIGHT OF QUIET ENJOYMENT..................................................     58

SECTION 13.   SUPPLEMENTAL FINANCING OF MODIFICATIONS; OPTIONAL REFINANCINGS..........................     58

     Section 13.1.   Financing Modifications..........................................................     58

     Section 13.2.   Optional Refinancing of Lease Debt...............................................     59

     Section 13.3.   Cooperation......................................................................     60

SECTION 14.   PRE-CLOSING ADJUSTMENTS TO LEASE SCHEDULES..............................................     61

     Section 14.1.   Lease Schedules..................................................................     61

     Section 14.2.   Pre-closing Adjustments..........................................................     61

SECTION 15.   SPECIAL LESSEE TRANSFERS; ASSIGNMENT OF FACILITY LEASE..................................     62

     Section 15.1.   Special Lessee Transfers.........................................................     62

     Section 15.2.   Assignment of Facility Lease.....................................................     63

SECTION 16.   RIGHT OF FIRST REFUSAL; RIGHT OF FIRST OFFER............................................     65

     Section 16.1.   Right of First Offer.............................................................     65

     Section 16.2.   Right of First Refusal...........................................................     65

SECTION 17.   [INTENTIONALLY OMITTED].................................................................     66

SECTION 18.   MISCELLANEOUS...........................................................................     66

     Section 18.1.   Consents.........................................................................     66

     Section 18.2.   Successor Owner Lessor...........................................................     66

     Section 18.3.   Bankruptcy of Lessor Estate......................................................     66

     Section 18.4.   Amendments and Waivers...........................................................     66

     Section 18.5.   Notices..........................................................................     67

     Section 18.6.   Survival.........................................................................     68

     Section 18.7.   Successors and Assigns...........................................................     69

     Section 18.8.   Business Day.....................................................................     69

     Section 18.9.   Governing Law....................................................................     69

     Section 18.10.  Severability.....................................................................     69

     Section 18.11.  Counterparts.....................................................................     69

     Section 18.12.  Headings and Table of Contents...................................................     69

     Section 18.13.  Limitation of Liability..........................................................     69

     Section 18.14.  Consent to Jurisdiction; Waiver of Trial by Jury; Process Agent..................     70
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     Section 18.15.  Further Assurances...............................................................     71

     Section 18.16.  Effectiveness....................................................................     71

     Section 18.17.  Measuring Life...................................................................     71

     Section 18.18.  No Partnership, Etc..............................................................     72
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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APPENDICES:

     Appendix A    Definitions

SCHEDULES:

     Schedule 1    Recording and Filings
     Schedule 2    Pricing Assumptions
     Schedule 3    Periodic Lease Rent, Termination Values,
                   Lessor Note Amortization
     Schedule 4    Initial List of Competitors
     Schedule 5    Transmission Facilities
     Schedule 6    Affiliate Transactions
     Schedule 7    Environmental Conditions
     Schedule 8    Guarantees of Indebtedness or Performance
     Schedule 9    Litigation
     Schedule 10   Liens
     Schedule 11   Indenture Trustee's Account

EXHIBITS
     Exhibit A     Form of Bill of Sale
     Exhibit B-1   Form of Facility Lease
     Exhibit B-2   Form of Abstract of Facility Lease
     Exhibit C     Form of Site Lease and Sublease
     Exhibit D     Form of Assignment and Reassignment of Project Agreements
     Exhibit E     Form of Lease Indenture
     Exhibit F     Form of Assignment and Assumption Agreement
     Exhibit G     Form of Guaranty
     Exhibit H     Form of Omnibus Voting Rights Agreement
     Exhibit I     Form of Qualifying Letter of Credit
     Exhibit J-1   Form of Opinion of Orrick, Herrington & Sutcliffe LLP -
                   Corporate Opinion
     Exhibit J-2   Form of Opinion of Orrick, Herrington & Sutcliffe LLP -
                   Regulatory Opinion
     Exhibit K-1   Form of Opinion of Moulton, Bellingham, Longo & Mather LLP -
                   Corporate Opinion
     Exhibit K-2   Form of Opinion of Moulton, Bellingham, Longo & Mather LLP -
                   Regulatory Opinion
     Exhibit L     Form of Opinion of Winthrop, Stimson, Putnam & Roberts
     Exhibit M     Form of Opinion of Jones, Day, Reavis & Pogue LLP
     Exhibit N     Form of Opinion of Michael D. Flynn, Esq., (Counsel to the
                   Owner Participant, the OP Member, and the Guarantor)
     Exhibit O     Form of Opinion of Dewey Ballantine LLP
     Exhibit P     Form of Opinion of Morris, James, Hitchens & Williams LLP
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                                TABLE OF CONTENTS
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     Exhibit Q     Form of Opinion of Kelley Drye & Warren LLP
                   (as Counsel to the Lease Indenture Trustee and the Pass
                   Through Trustee)
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                                      -vi-

                             PARTICIPATION AGREEMENT
                                     (BA1/2)


         This PARTICIPATION AGREEMENT (BA1/2), dated as of July 13, 2000 (this "Participation Agreement" or this "Agreement"), among (i) PPL MONTANA, LLC, a Delaware limited liability company ("PPL Montana"), (ii) MONTANA OL3 LLC, a Delaware limited liability company (the "Owner Lessor"), (iii) WILMINGTON TRUST COMPANY, a banking corporation organized and existing under the laws of the State of Delaware, not in its individual capacity, except as expressly provided herein, but solely as manager under the LLC Agreement (herein in its capacity as manager under the LLC Agreement, the "Lessor Manager," and herein in its individual capacity, the "Trust Company"), (iv) MONTANA OP3 LLC, a Delaware limited liability company (the "Owner Participant"), (v) THE CHASE MANHATTAN BANK, a banking corporation organized and existing under the laws of the State of New York, not in its individual capacity, but solely as trustee under the Lease Indenture (herein in its capacity as trustee under the Lease Indenture, the "Lease Indenture Trustee"), and (vi) THE CHASE MANHATTAN BANK, a banking corporation organized and existing under the laws of the State of New York, not in its individual capacity, but solely as trustee under the Pass Through Trust Agreement (herein in its capacity as trustee under the Pass Through Trust Agreement, the "Pass Through Trustee").


                              W I T N E S S E T H:

         WHEREAS, the Colstrip Project is, a four unit coal-fired steam electric generating facility located in the Town of Colstrip, Rosebud County, Montana consisting of Units 1 and 2, each having a capacity of 333 MW (gross), Units 3 and 4, each having a capacity of 805 MW (gross), and the Common Facilities which are shared by some or all such units;

         WHEREAS, PPL Montana has acquired a 50% undivided interest in Colstrip Units 1 and 2 and a 30% undivided interest in Colstrip Unit 3;

         WHEREAS, Colstrip Units 1 and 2 are comprised of Units 1 and 2 and the Related Common Facilities;

         WHEREAS, the rights and obligations as tenants-in-common of the co-owners of Units 1 and 2 and the Common Facilities 1-2 are governed by the Ownership Agreement 1-2, and the rights and obligations as tenants-in-common of the co-owners of the Common Facilities 1-2-3-4 are governed by the Common Facilities Agreement;

         WHEREAS, PPL Montana desires to sell to the Owner Lessor a portion of the undivided interest it acquired in the Facility pursuant to the Bill of Sale, and lease to the Owner Lessor a corresponding interest in the Colstrip Site pursuant to the Site Lease and Sublease, and to lease such undivided interest and sublease such ground interest from the Owner Lessor pursuant to the Facility Lease and the Site Lease and Sublease, respectively;

         WHEREAS, the Owner Lessor desires to purchase such undivided interest from PPL Montana pursuant to the Bill of Sale, and lease such ground interest from PPL Montana pursuant to the Site Lease and Sublease, and to lease such undivided interest and to sublease such ground interest to PPL Montana pursuant to the Facility Lease and the Site Lease and Sublease, respectively;

         WHEREAS, concurrently with the execution and delivery of this Participation Agreement, the Owner Participant has entered into the LLC Agreement, pursuant to which the Owner Participant has authorized the Owner Lessor to, among other things and subject to the terms and conditions thereof and hereof, purchase such undivided interest from PPL Montana pursuant to the Bill of Sale, and lease such ground interest from PPL Montana pursuant to the Site Lease and Sublease, and to lease such undivided interest and sublease such ground interest to PPL Montana pursuant to the Facility Lease and the Site Lease and Sublease, respectively;

         WHEREAS, concurrently with the execution and delivery of this Participation Agreement, PPL Montana has entered into the Certificate Purchase Agreement with the Initial Purchasers pursuant to which the Initial Purchasers will purchase the Certificates on the Closing Date from the Pass Through Trust;

         WHEREAS, on the Closing Date, the Owner Lessor intends to sell to the Pass Through Trust the Lessor Note and to grant to the Lease Indenture Trustee liens and security interests in the Undivided Interest and certain of the Operative Documents executed in connection therewith to secure its obligations thereunder;

         WHEREAS, concurrently with the execution and delivery of this Participation Agreement, the Pass Through Trustee has entered into the Pass Through Trust Agreement, pursuant to which the Pass Through Trustee has been directed to use the Proceeds to purchase the Lessor Note from the Owner Lessor on the Closing Date;

         WHEREAS, concurrently with the execution and delivery of this Participation Agreement, the Guarantor has executed and delivered the OP Parent Guaranty pursuant to which the Guarantor guarantees the payment and performance obligations of the Owner Participant under the Operative Documents; and

         WHEREAS, the parties hereto desire to consummate the transactions contemplated hereby.

         NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION  1. DEFINITIONS; INTERPRETATION OF THIS PARTICIPATION AGREEMENT

         The capitalized terms used in this Participation Agreement, including the foregoing recitals, and not otherwise defined herein shall have the respective meanings specified in Appendix A hereto. The general provisions of Appendix A shall apply to terms used in this Participation Agreement and specifically defined herein.

SECTION  2. PARTICIPATION; CLOSING DATE; TRANSACTION COSTS

         Section 2.1. Agreements to Participate.

         Subject to the terms and conditions of this Agreement, and in reliance on the agreements, representations and warranties made herein, the parties agree to participate in the Transaction as described in this Section 2.1 on the Closing Date as follows:

         (a) the Owner Participant agrees to provide funds in an amount sufficient to (i) fund the Equity Investment, and (ii) pay the Transaction Costs that the Owner Lessor is responsible to pay pursuant to Section 2.4(a) hereof (collectively, the "Owner Participant's Commitment");

         (b) PPL Montana agrees to sell its the Undivided Interest to the Owner Lessor on the terms and conditions set forth in the Bill of Sale attached as Exhibit A hereto and lease the Related Ground Interest to the Owner Lessor on the terms and conditions set forth in the Site Lease and Sublease attached as Exhibit C; the Owner Lessor agrees to buy the Undivided Interest from PPL Montana and lease such Related Ground Interest from PPL Montana; and each agrees to execute and deliver a Bill of Sale and a Site Lease and Sublease substantially in such form;

         (c) the Owner Lessor agrees to lease such the Undivided Interest to PPL Montana, and sublease the Related Ground Interest to PPL Montana, on the terms and conditions set forth in the form of Facility Lease attached as Exhibit B-1 hereto and the Site Lease and Sublease referred to in clause (b) of this Section 2.1; PPL Montana agrees to lease the Undivided Interest and sublease the Related Ground Interest from the Owner Lessor; and each agrees to execute and deliver a Facility Lease and a Site Lease and Sublease substantially in such form;

         (d) the Lease Indenture Trustee agrees to enter into and act as the trustee under a Lease Indenture substantially in the form of Exhibit E hereto pursuant to which the Lessor Note will be issued;

         (e) the Owner Lessor agrees to sell to the Pass Through Trust the Lessor Note and to grant to the Lease Indenture Trustee liens and security interests in the Undivided Interest and certain of the Operative Documents executed in connection therewith to secure its obligations thereunder, and to enter into the Lease Indenture referred to in clause (d) of this Section 2.1;

         (f) the Pass Through Trustee agrees to use the Proceeds to purchase the Lessor Note from the Owner Lessor;

         (g) the Owner Lessor agrees to use the funds received from the Owner Participant and the Pass Through Trust pursuant to clauses (a)(i) and (f), respectively, of this Section 2.1 to pay the Purchase Price;

         (h) the Owner Participant and PPL Montana agree to enter into the Tax Indemnity Agreement in the form to be agreed to between the Owner Participant and PPL Montana;

         (i) the Owner Participant agrees to pay all Transaction Costs payable by it pursuant to Section 2.4(a) hereof;

         (j) the parties agree to enter into the other Operative Documents substantially in the respective form attached hereto; and

         (k) PPL Montana shall enter into the Equity Contribution Agreement with PPL Corporation.

         Section 2.2. Closing Date; Procedure for Participation.

         (a) Closing Date. The closing of the Transaction (the "Closing") shall take place after 10:00 a.m., New York City time, on the Scheduled Closing Date, or such other date as the parties hereto shall mutually agree (the "Closing Date"). The Closing shall take place at the offices of Orrick, Herrington & Sutcliffe LLP, 666 Fifth Avenue, New York, New York 10103.

         (b) Procedures for Funding. Unless the Closing Date shall have been postponed pursuant to Section 2.3(a), subject to the terms and conditions of this Participation Agreement, the Owner Participant shall make the Owner Participant's Commitment available not later than 10:00 a.m., New York City time, on the Scheduled Closing Date, by transferring or delivering such amount, in funds immediately available on such Closing Date to the Trust Company.

         (c) Expiration of Commitments. The obligation of the Owner Participant to make its Equity Investment shall expire at 11:59 p.m., New York City time, on September 30, 2000. If the Closing Date has not occurred on or before September 30, 2000, the Transaction Parties shall have no obligation to consummate the Transaction and, except as provided in Sections 2.4, 11.1 and 11.2, all obligations of the Transaction Parties shall cease and terminate.

         Section 2.3. Postponement of Closing; Investment of Funds.

         (a) Postponement of the Closing. The Closing may be postponed from time to time for any reason if PPL Montana gives the Owner Participant, the Owner Lessor, the Lessor Manager, the Lease Indenture Trustee and the Pass Through Trustee a facsimile or telephonic (confirmed in writing) notice of such postponement and notice of the date to which the Closing has been postponed, such notice of postponement to be received by each such party no later than 10:00 a.m., New York City time, on the date the Closing was scheduled to occur. If, prior to receipt of a postponement notice under this Section 2.3(a), the Owner Participant shall have provided funds in accordance with Section 2.2(b), such funds shall be returned to the Owner Participant, as soon as reasonably practicable but in no event later than the Business Day following the date of such notice, unless the Owner Participant shall have otherwise directed. All funds made available pursuant to Section 2.2(b) will be held by the Trust Company in trust for the Owner Participant and shall not be part of the Indenture Estate or the Lessor Estate, shall be invested by the Trust Company in accordance with clause (b) below and such funds shall remain the sole property of the Owner Participant unless and until (i) released by the Owner Participant and made available to the Owner Lessor and applied by the Owner Lessor to pay the Purchase Price or the Transaction Costs related to the Closing, or (ii) returned to the Owner Participant, as provided in this Section 2.3(a).

         (b) Investment of Funds. If the Owner Participant has made the Owner Participant's Commitment available to the Trust Company in accordance with
Section 2.2(b), the Closing does not occur on the date such funds were required to be deposited, and the Trust Company is unable to return such funds to the Owner Participant on such date, the Trust Company shall, subject to Section 2.3(a) above, use reasonable efforts to invest such funds from time to time at the written direction of PPL Montana and at PPL Montana's sole expense and risk, in Permitted Instruments until such funds can be returned to the Owner Participant. If on the date the Owner Participant's Commitment was required to be deposited, the Owner Participant has made the Owner Participant's Commitment available to the Trust Company in accordance with
Section 2.2(b), the Closing does not occur on such date, and the Trust Company has not returned such funds to the Owner Participant on or before 1:00 p.m., New York City time, on such date, then PPL Montana shall reimburse the Owner Participant for loss of the use of such funds at the Applicable Rate for each day, from and including the day that such funds were made available to the Trust Company by the Owner Participant to, but excluding the earlier of (i) the day that such funds have been returned to the Owner Participant pursuant to Section 2.3(a) (funds received by the Owner Participant after 1:00 p.m., New York City time, of any day shall be deemed to be returned on the next succeeding Business
Day) and (ii) the Closing Date. Subject to payment for the account of the Owner Participant of any reimbursement for loss of use of funds due to it at the Applicable Rate, any net gain realized on the investment of such funds (including interest) shall be paid to PPL Montana by the Trust Company on the earlier of (i) the date such funds are returned to the Owner Participant pursuant to Section 2.3(a) and (ii) the Closing Date. The Trust Company shall not be liable for any interest on or loss resulting from such investments and, if such funds are made available to the Lessor Manager and utilized to pay the Purchase Price or Transaction Costs on the Closing Date, PPL Montana shall reimburse the Trust Company for any net loss realized on the investment of such funds. If such funds are not so utilized, PPL Montana shall, in addition to its obligation to reimburse the Owner Participant for loss of use as provided above, reimburse the Owner Participant on the date such funds are returned to the Owner Participant for any net loss realized on the investment of such funds. In order to obtain funds for payment of the Purchase Price or Transaction Costs or to return funds made available to the Lessor Manager by the Owner Participant, the Trust Company is authorized to sell any investments or obligations purchased as aforesaid.

         Section 2.4. Transaction Costs.

         (a) If the Transaction is consummated, Transaction Costs incurred on or prior to the Closing Date and substantiated or otherwise supported in reasonable detail shall be paid on the Closing Date by the Owner Lessor (with funds provided by the Owner Participant); provided that, unless appropriate adjustments are made to Periodic Lease Rent and Termination Values in accordance with Section 14.2(a), the Owner Lessor shall only be required to pay Transaction Costs at the Closing Date up to the amount of $5,321,666.67 in the aggregate, and PPL Montana shall be responsible for Transaction Costs in excess of such amount. All other fees, costs and expenses incurred by PPL Montana, the Owner Lessor and the Owner Participant shall be for such party's respective account whether or not the transaction is consummated. If the transaction is not consummated for any reason (including as a result of PPL Montana's terminating this Agreement pursuant to Section 14.2(a)), PPL Montana shall bear all Transaction Costs; provided, however, that PPL Montana shall not be obligated to pay Transaction Costs incurred by any Transaction Party if such party failed to consummate the Transaction on the basis of the provisions of this Agreement.

         (b) Following the Closing, PPL Montana will be responsible for, and will pay as Supplemental Lease Rent on an After-Tax Basis the annual administration fees, if any, and related expenses (including reasonable fees and expenses of its outside counsel) of the Lessor Manager, the Lease Indenture Trustee and the Pass Through Trustee.

SECTION 3. REPRESENTATIONS AND WARRANTIES

         Section 3.1. Representations and Warranties of PPL Montana. PPL Montana represents and warrants that, as of the Effective Date:

         (a) Due Incorporation, Etc. It is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware, is duly licensed or qualified to transact business and in good standing in each jurisdiction in which the failure so to qualify would have a Material Adverse Effect, and has the corporate power and authority to enter into and perform its obligations under this Agreement and each of the other Operative Documents to which it is or will be a party.

         (b) Due Authorization; Enforceability, Etc. This Agreement and each of the other Operative Documents to which PPL Montana is or will be a party have been or when executed and delivered will be duly authorized, executed and delivered by all necessary corporate action by PPL Montana and, assuming the due authorization, execution and delivery by each other party thereto, this Agreement constitutes and when executed and delivered, the other Operative Documents to which PPL Montana is or will be a party will constitute the legal, valid and binding obligations of PPL Montana, enforceable against it in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity.

         (c) Non-Contravention. (i) The execution, delivery and performance by PPL Montana of this Agreement and each of the other Operative Documents to which it is or will be a party, the consummation by PPL Montana of the transactions contemplated hereby and thereby, and compliance by PPL Montana with the terms and provisions hereof and thereof, do not and will not (A) contravene any Applicable Law binding on PPL Montana or its property, or its organizational documents, or (B) constitute a default by PPL Montana under, or result in the creation of any Lien upon the property of PPL Montana (other than as permitted pursuant to any Operative Document) under, the Credit Agreement or any indenture, mortgage or other material contract, agreement or instrument to which PPL Montana is a party or by which PPL Montana or any of its property is bound;

                  (ii) Neither the sale of the Undivided Interest by PPL Montana to the Owner Lessor, nor the grant by the Owner Lessor to the Lease Indenture Trustee of the liens and security interests in the Undivided Interest and the applicable Operative Documents executed in connection therewith to secure its obligations thereunder does or will constitute a default by PPL Montana or the Owner Lessors under the Project Agreements.

         (d) Government Actions. No authorization, determination or approval or other action by, and no notice to or filing or registration with, any Governmental Entity or under any

Applicable Law is required (x) for the due execution, delivery or performance by PPL Montana of this Agreement, the other Operative Documents, and the Project Agreements to which PPL Montana is or will be a party or (y) without regard to any other transactions of the Owner Participant, the Owner Lessor or the Lessor Manager or any Affiliate of any of them and assuming that none of the Owner Participant, the Owner Lessor or the Lessor Manager or any Affiliate of any of them is an "electric utility" or a "public utility" or a "public utility holding company" or any similar entity subject to public utility regulation under any Applicable Law immediately prior to the Closing, with respect to the participation by the Owner Participant, the Owner Lessor or the Lessor Manager in the Transaction other than (i) the FERC Orders, (ii) as may be required under Applicable Law providing for the supervision or regulation of the Owner Participant, the Owner Lessor or the Lessor Manager or any Affiliate of any of them as a result of investing, lending or other commercial activity in which the Owner Participant, the Owner Lessor or the Lessor Manager or any Affiliate of any of them is or may be engaged other than the transactions contemplated hereby or by any of the other Operative Documents and the Project Agreements, (iii) as may be required under existing Applicable Laws to be obtained, given, accomplished or renewed at any time, or from time to time, in each case, after the Closing Date in connection with the maintenance or operation of the Colstrip Project and which are routine in nature and which cannot be obtained or are not normally applied for, prior to the time they are required, and which PPL Montana has no reason to believe will not be timely obtained, (iv) in connection with any modification to or rebuilding or replacement of the Facility or any portion thereof that may occur in the future, (v) as may be required in connection with any refinancing of the Lessor Note or the Certificates or the issuance of Additional Lessor Notes or Additional Certificates, (vi) as may be required in consequence of any transfer of the Member Interest or any transfer of ownership of the Undivided Interest or the Owner Lessor's Interest, or any part thereof by the Owner Lessor or the exercise by any such party of dispossessory remedies under the Operative Documents or any relinquishment of the use or operation of the Undivided Interest by PPL Montana, (vii) appropriate filing and recording to perfect the Lien of the Lease Indenture, if required, and the ownership and leasehold interests conveyed pursuant to this Agreement, (viii) as may be required in connection with the registration of the Certificates under the Securities Act or (ix) as may be required under any Applicable Law enacted or adopted after the date hereof.

         (e) Litigation. Except as described on Schedule 9, there is no pending or, to the Actual Knowledge of PPL Montana, threatened, action, suit, investigation or proceeding against PPL Montana before any Governmental Entity that would, if determined adversely to it, have a Material Adverse Effect or otherwise materially adversely affect the Colstrip Project.

         (f) No Defaults. PPL Montana is not in default, and no condition exists that with notice or lapse of time or both would constitute a default, under the Credit Agreement or any mortgage, indenture or other contract, agreement or instrument to which it is a party or by which it or its property is bound in any such case where any such default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         (g) Location of Chief Executive Office and Principal Place of Business, Etc.


                  (i) The chief executive office and principal place of business of PPL Montana and the office where it keeps its corporate records concerning the Undivided Interest, the Colstrip Project, the Colstrip Site and the Operative Documents is located at Billings, Montana.

                  (ii) The Facility is located on and surrounded by the Colstrip Site.

                  (iii) The condition of the Colstrip Project is substantially identical to the condition it was in when inspected by the Appraiser in connection with the Closing Appraisal.

         (h) Title; Liens.

                  (i) PPL Montana has (A) good, clear, record and marketable title to the Undivided Interest, free and clear of all Liens other than Permitted Liens, and (B) good, clear, record and marketable title and a fee simple interest in the Ground Interest, free and clear of all Liens other than Permitted Encumbrances.

                  (ii) Upon execution and delivery of the Operative Documents and recording or filing (as appropriate) of the documents and instruments referred to in Schedule 1 in accordance with Section 4(t), (A) good, clear, record and marketable title to PPL Montana's Undivided Interest will be duly, validly and effectively conveyed and transferred to the Owner Lessor, free and clear of all Liens other than Permitted Liens, and (B) good, clear, record and valid leasehold interest in the Ground Interest will be duly, validly and effectively conveyed to the Owner Lessor upon the terms and conditions in the Site Lease and Sublease, free and clear of all Liens other than Permitted Liens.

                  (iii) When duly authorized, executed and delivered by each of the parties thereto, the Lease Indenture will create a valid Lien in favor of the Lease Indenture Trustee in the Indenture Estate and no filing, recording, registration or notice with any federal or state Governmental Entity will be necessary to establish or, except for such filings and recordings as will be made pursuant to Section 4(t), to perfect, or give record notice of, the Lien in favor of the Lease Indenture Trustee in the Indenture Estate to the extent such Lien may be perfected by filings or recordings.

                  (i) None of the Permitted Encumbrances will, on and after the Closing, materially interfere with the use, operation or possession of the Units (as contemplated by the Operative Documents and the Project Agreements) or the use of or the exercise by the Owner Lessor to the extent not in violation of the Project Agreements of its rights under the Bill of Sale or the Site Lease and Sublease.

         (i) Regulation. The use by PPL Montana of the proceeds of the Lessor Note and the Equity Investment will not violate or result in a violation of
Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including Regulations T, U and X of the regulations of the Federal Reserve System.

         (j) Holding Company Act. PPL Montana is not an "electric utility company," or a "holding company" as defined in the Holding Company Act; however, it is a "subsidiary company" and an "affiliate" of a "holding company" that is exempt from all provisions, except Section 9(a)(2), of the Holding Company Act. The execution, delivery and performance of the Operative Documents to which PPL Montana is or will be a party do not violate any provision of the Holding Company Act or any rule or regulation thereunder.

         (k) Investment Company Act. PPL Montana is not an "investment company" or an "affiliated person" of an "investment company" within the meaning of the Investment Company Act of 1940.

         (l) Securities Act. Neither PPL Montana nor anyone authorized by PPL Montana has directly or indirectly offered or sold any interest in the Member Interest, the Lessor Note or the Certificates or any part thereof, or in any similar security or lease, or in any security or lease the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering of the Member Interest, the Lessor Note or the Certificates or any part thereof or solicited any offer to acquire any of the same in violation of the registration requirements of Section 5 of the Securities Act.

         (m) Environmental Matters.

                  (i) Except as described on Schedule 7, PPL Montana has not received from any Governmental Entity any written notice, letter, citation, order, warning, complaint, inquiry, claim or demand that: (A) there has been a release, or there is a threat of release, of any Hazardous Substance in, on, under or from the Facility or the Colstrip Site which would be in violation of any Environmental Law; (B) PPL Montana may be or is liable, in whole or in part, for the costs of cleaning up, remedying or responding to a release of any Hazardous Substance pertaining to the Facility or the Colstrip Site, including any release of any Hazardous Substance at any location in violation of any Environmental Law that may be attributable to a Hazardous Substance used or generated at the Facility or the Colstrip Site; or (C) either the Facility or the Colstrip Site is subject to a Lien in favor of any Governmental Entity or other Person in response to a release of Hazardous Substances.

                  (ii) Since the closing of the acquisition of the Montana Assets, PPL Montana has complied with, and the Facility and the Colstrip Site have been in compliance with, all Environmental Laws, except to the extent that failure to so comply individually and in the aggregate is not reasonably likely to result in a Material Adverse Effect.

                  (iii) Except as described in the Environmental Report or
Schedule 7 hereto, to PPL Montana's Actual Knowledge, there is not and has not been any Environmental Condition (A) at, on, under or from the Facility or the Colstrip Site or (B) resulting from or arising in connection with the operation of the Facility, that is reasonably likely to result in a Material Adverse Effect or involve any danger of (1) foreclosure, sale, forfeiture or loss of, or imposition of a lien on, the Facility or the Colstrip Site or the impairment of the use, operation or maintenance of the Facility or the Colstrip Site in any material respect, or (2) any criminal or material civil liability being incurred by, or that could reasonably be expected to have a material adverse effect on, the interests of the Owner Participant, the Owner Lessor, the Lessor Manager, the Lease Indenture Trustee or the Pass Through Trustee.

                  (iv) All permits required under Environmental Laws to own, operate, lease or maintain the Facility in accordance with the Operative Documents and the Project Agreements have been obtained and they are in proper form, and in full force and effect, and PPL Montana is in compliance with the provisions of all such permits, except where the failure to obtain, maintain the effectiveness of, or comply with such permits is not reasonably likely to result in a Material Adverse Effect or involve any danger of (A) foreclosure, sale, forfeiture or loss of, or imposition of a lien on, the Undivided Interest or the Ground Interest or the impairment of the use, operation or maintenance of the Facility or the Colstrip Site in any material respect, or (B) any criminal or material civil liability being incurred by, or that could have an adverse effect on, the interests of the Owner Participant, the Owner Lessor, the Lessor Manager, the Lease Indenture Trustee or the Pass Through Trustee.

         (n) Unit Sales Agreement. There are no contracts or agreements to which PPL Montana is a party providing for unit sales of PPL Montana's share of the energy produced by the Facility that have a term which extends beyond the scheduled Expiration Date.

         (o) Operation and Use. Based upon PPL Montana's reasonable expectations, and subject to Applicable Law, the rights and interests made available to the Owner Lessor pursuant to the Operative Documents and the Project Agreements, together with the rights of the Owner Lessor as owner of an interest in a wholesale generating facility under the Federal Power Act and the rules and regulations promulgated by the FERC thereunder, as currently in effect, and the rights to be made available under the Operative Documents and the Project Agreements, permit, or will permit at such time, on a commercially practicable basis during the period commencing on the expiration or termination of the Facility Lease Term and ending on the expiration of the Site Lease Term,
(i) the location, occupation, interconnection, maintenance and repair of the Facility, (ii) the use, operation and possession of the Facility, (iii) the construction, use, operation, possession, maintenance, replacement, renewal and repair of all Modifications to the Facility, (iv) appropriate ingress to and egress from the Facility and the Colstrip Site for any reasonable purpose in connection with the exercise of rights under the Operative Documents and the Project Agreements and such Person's interest in the Undivided Interest, and (v) the procurement of transmission services from the Colstrip Site to enable such Person to deliver the portion of the net electrical output of the Units to the extent of the Undivided Interest in a commercially efficient manner and on commercially reasonable terms.

         (p) Tax Returns. PPL Montana has filed all material federal, state and local income tax returns that to its knowledge are required to be filed by it and has paid all material Taxes shown to be due and payable on such returns or pursuant to any assessment received by it (other than Taxes and assessments the payment of which is being contested in good faith by PPL Montana or an Affiliate thereof and with respect to which appropriate accounting reserves have to the extent required by GAAP been set aside) and none of PPL Montana or its Affiliates has any Actual Knowledge of any actual or proposed deficiency or additional assessment in connection therewith that, either in any case or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         (q) Qualification To Do Business. The qualification of the Owner Participant, the Lessor Manager, the Lease Indenture Trustee or the Pass Through Trustee to do business under the laws of the State of Montana or any political subdivision thereof is not required solely as a consequence of the execution and delivery of the Operative Documents, the making of the Equity Investment or the Loans or, prior to expiration or termination of the Facility Lease, the performance by the Owner Participant, the Lessor Manager, the Lease Indenture Trustee or the Pass Through Trustee of this Agreement or any other Operative Document to which it is or will be a party or, prior to the exercise of dispossessing remedies under the Facility Lease or the Lease Indenture.

         (r) Jurisdiction. In accordance with Section 18.14 hereof, PPL Montana has validly submitted to the jurisdiction of the Supreme Court of the State of New York, New York County and the United States District Court for the Southern District of New York.

         (s) Applicable Law. PPL Montana is in compliance with all Applicable Laws relating to the operations, maintenance, use or ownership of the Facility except where noncompliance is not reasonably likely to have a Material Adverse Effect or involve any danger of (i) foreclosure, sale, forfeiture or loss of, or imposition of a Lien on, the Undivided Interest or the impairment of the use, operation or maintenance of the Facility in any material respect, or (ii) any criminal or material civil liability being incurred by, or any material adverse effect on, the interests of the Owner Participant, the Owner Lessor, Lessor Manager, the Lease Indenture Trustee or the Pass Through Trustee, including subjecting the Owner Participant or the Owner Lessor to public utility regulation under Applicable Law.

         (t) ERISA. Assuming the correctness of the representations of the other parties hereto and the Certificateholders in the Certificates, the Transaction will not constitute a "prohibited transaction" under ERISA.

         (u) Disclosure; No Material Omission. The Offering Memorandum does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation is given or made with regard to (i) any forecasts or projections included therein or omitted therefrom, (ii) any information, assumptions or conclusion contained in the Market Report, the Engineering Report, the Fuel Report or the summaries thereof, or (iii) the descriptions of the Operative Documents or the tax consequences to beneficial owners of Certificates.

         (v) No Default; No Event of Loss. No Event of Default, or event that with the passage of time or giving of notice or both would constitute an Event of Default has occurred or will occur upon or as a consequence of the execution and delivery of the Operative Documents. No Event of Loss (other than a Regulatory Event of Loss) has occurred or will occur upon the execution and delivery of the Operative Documents, and PPL Montana does not have Actual Knowledge of any event that could reasonably be expected to result in a Regulatory Event of Loss.

         (w) Special Assessments. There is no action pending or, to PPL Montana's Actual Knowledge, threatened by a Governmental Entity or other Person to specially assess the Colstrip Site or the Facility for any public improvements constructed or to be constructed that is reasonably likely to have a Material Adverse Effect or an adverse effect on the value, utility or useful life of the Facility.

         (x) Utility Services. The Colstrip Site and the Facility have available all services of public utilities necessary for use and operation of the Facility as currently being used and as contemplated by the Operative Documents.

         (y) Eminent Domain. There is no action pending or, to PPL Montana's Actual Knowledge, threatened by a Governmental Entity or other Person to initiate a taking or use of the Facility or the Colstrip Site through condemnation, seizure, requisition of title, power of eminent domain or otherwise, which is reasonably likely to have an adverse effect on the value, utility or useful life of the Facility or would prevent or materially interfere with the use or operation of the Facility.

         (z) Permitted Liens. There are no violations or proceedings or actions pending or, to PPL Montana's Actual Knowledge, threatened, with respect to any easements, reciprocal easement agreements, declarations, development agreements or recorded restrictions or covenants which could materially adversely affect the Facility or enjoin or prevent the use, occupancy or operation of the Colstrip Site or the Facility for the purposes contemplated by the Operative Documents and Project Agreements or the performance by PPL Montana of its obligations under this Agreement, any other Operative Document or the Project Agreements.

         (aa) Access; Egress. Access to and egress from the Facility and the Colstrip Site are available and provided by public streets. To PPL Montana's Actual Knowledge, there are no plans of any Governmental Entity to change the highway or road system in the vicinity of the Facility or the Colstrip Site, or to restrict or change access from any such highway or road to the Facility or the Colstrip Site, in either case, in any manner which would reasonably be expected to materially interfere with or prevent the use, occupancy or operation of the Colstrip Site or the Facility as contemplated by the Operative Documents.

         (bb) Notices. To PPL Montana's Actual Knowledge, (i) there are no outstanding written notices from any Governmental Entity of any violation of, or that the Facility or the Colstrip Site is not in compliance with, any and all Applicable Laws relating to the Facility and the Colstrip Site or the ownership, use, occupancy and operation thereof and (ii) there are no outstanding written notices that any repairs or work or capital improvements are required to be done at or with respect to the Facility or the Colstrip Site by any Governmental Entity or by any insurance company which currently issues any insurance to PPL Montana or by any board of fire underwriters or other body exercising similar functions, except, in either case with respect to (i) or (ii) above, where such violation, noncompliance or repairs, individually or in the aggregate, are not likely to have a Material Adverse Effect.

         (cc) Financial Statements. The audited balance sheet of PPL Montana as of December 31, 1999, together with the footnotes thereto, included in the Offering Memorandum were prepared in accordance with GAAP, and fairly presents the financial position of PPL Montana as of such date.

         (dd) Contracts with Affiliates. Other than as set forth on Schedule 6 hereto or as contemplated by the Operative Documents, there are no material contracts or agreements in effect on the Effective Date between PPL Montana and any Affiliate of PPL Montana. PPL

Montana has delivered to the Owner Participant copies of each of the contracts and agreements set forth on Schedule 6 hereto as in effect on the Effective Date.

         (ee) [Intentionally Omitted]

         (ff) Status Under Certain Statutes. Based upon the Applicable Laws in effect on the date hereof, neither the Owner Participant, the Owner Lessor, the Lessor Manager, the Pass Through Trustee nor the Lease Indenture Trustee solely as a result of the execution, delivery and performance of, and the consummation of the Transaction shall be or become (i) subject to regulation as a "public utility company," a "holding company," or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company" within the meaning of the Holding Company Act, (ii) a "public utility," a "transmitting utility," or an "electric utility" within the meaning of the Federal Power Act or (iii) subject to regulation of rates or to financial or organizational requirements for utilities under the laws of the State of Montana, except that in the event PPL Montana were to relinquish the use or operation of the Undivided Interest, or any of the above-mentioned parties were to exercise their rights or remedies under any of the Operative Documents to foreclose upon or participate in the operation of the Undivided Interest, such parties may become subject to regulation under the Federal Power Act, the Holding Company Act or the laws of the State of Montana.

         (gg) Exempt Wholesale Generator. Each of PPL Montana and, assuming the statements regarding the Owner Lessor contained in the Owner Lessor's application filed with the FERC to obtain the FERC EWG (Owner Lessor) Order are true and correct, the Owner Lessor, is an "exempt wholesale generator" as such term is defined in Section 32 of the Holding Company Act.

         Section 3.2. Representations and Warranties of the Owner Lessor. The Owner Lessor represents and warrants that as of the Effective Date:

         (a) Due Organization. The Owner Lessor is a duly organized and validly existing limited liability company under the laws of the State of Delaware of which the Owner Participant is the sole member, and has the power and authority to enter into and perform its obligations under this Agreement and each of the other Operative Documents to which it is a party.

         (b) Due Authorization; Enforceability; Etc.

                  (i) (A) This Agreement and each of the other Operative Documents (other than the Lessor Note) to which the Owner Lessor is or will be a party has been or when executed and delivered will be duly authorized, executed and delivered by the Owner Lessor, and (B) assuming the due authorization, execution and delivery of this Agreement by each party hereto other than the Owner Lessor, this Agreement constitutes and when executed and delivered each of the other Operative Documents (other than the Lessor Note) to which it is or will be a party will be the legal, valid and binding obligations of the Owner Lessor, enforceable against the Owner Lessor in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity.

                  (ii) Upon the execution of the Lessor Note by the Owner Lessor in accordance with the Lease Indenture and delivery of such Lessor Note against payment therefor, the Lessor Note will constitute a legal, valid and binding obligation of the Owner Lessor, enforceable against the Owner Lessor in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity.

         (c) Non-Contravention. The execution and delivery by the Owner Lessor of this Agreement and the other Operative Documents to which it is or will be a party, the consummation by the Owner Lessor of the transactions contemplated hereby and thereby, and the compliance by the Owner Lessor with the terms and provisions hereof and thereof, do not and will not contravene any Applicable Law of the United States of America or the State of Delaware, or the LLC Agreement or the Owner Lessor's other organizational documents or contravene the provisions of, or constitute a default by the Owner Lessor under any indenture, mortgage or other material contract, agreement or instrument to which the Owner Lessor is a party or by which the Owner Lessor or its property is bound, or in the creation of any Owner Lessor's Lien upon the Lessor Estate; provided, however, that no representation is made with respect to the right, power or authority of the Owner Lessor to act as operator of the Facility following a Lease Event of Default.

         (d) Governmental Actions. Assuming the representation and warranties of PPL Montana contained in paragraphs (d), (i), (j), (k), (l), (m), (q), (s),
(bb), (ff) and (gg) of Section 3.1 are true, no authorization or approval or other action by, and no notice to or filing or registration with, any Governmental Entity is required for the due execution, delivery or performance by the Owner Lessor, as the case may be, of the LLC Agreement, the Lease Indenture, the Lessor Note, this Agreement or the other Operative Documents to which the Owner Lessor is or will be a party, other than any such authorization or approval or other action or notice or filing as has been duly obtained, taken or given.

         (e) Litigation. There is no pending or, to the Actual Knowledge of the Owner Lessor, threatened, action, suit, investigation or proceeding against the Owner Lessor before any Governmental Entity that (i) questions the validity of the Operative Documents or (ii) would, if determined adversely to it, materially adversely affect the ability of the Owner Lessor to perform its obligations under the LLC Agreement, the Lessor Note, the Lease Indenture, this Agreement or the other Operative Documents to which it is or will be a party or would materially adversely affect the Facility, the Colstrip Site or any interest therein or part thereof or the Lien of the Lease Indenture on the Indenture Estate.

         (f) Liens. The Owner Lessor's right, title and interest in and to the Lessor Estate is free of any Owner Lessor's Liens.

         (g) Location of Chief Executive Office and Principal Place of Business. The chief executive office and principal place of business of the Owner Lessor where the Owner Lessor will keep its corporate records concerning the Facility, the Colstrip Site and the Operative Documents is located in Wilmington, Delaware.

         (h) Exempt Wholesale Generator. Each of the statements regarding the Owner Lessor contained in the Owner Lessor's application filed with the FERC to obtain the FERC EWG (Owner Lessor) Order was true and correct as of the date such statement was made by the Owner Lessor.

         (i) Investment Company Act. The Owner Lessor is not an "investment company" as defined in or subject to regulation under the Investment Company Act of 1940.

         Section 3.3. Representations and Warranties of the Lessor Manager and the Trust Company. The Trust Company (only with respect to representations and warranties expressly relating to the Trust Company) and the Lessor Manager hereby severally represent and warrant that, as of the Effective Date:

         (a) Due Incorporation; Etc. The Trust Company is a banking corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the corporate power and authority, as Lessor Manager and/or in its individual capacity to the extent expressly provided herein or in the LLC Agreement, to enter into and perform its obligations under the LLC Agreement, this Agreement and each of the other Operative Documents to which it is or will be a party.

         (b) Due Authorization; Enforceability; Etc.

                  (i) (A) The LLC Agreement has been duly authorized, executed and delivered by the Trust Company, and (B) assuming the due authorization, execution and delivery of the LLC Agreement by the Owner Participant, the LLC Agreement constitutes the legal, valid and binding obligation of the Trust Company, enforceable against it in its individual capacity or as Lessor Manager, as the case may be, in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity.

                  (ii) (A) This Agreement has been duly authorized, executed and delivered by the Lessor Manager and, to the extent expressly provided herein, the Trust Company, and (B) assuming the due authorization, execution and delivery of this Agreement by each party hereto other than the Lessor Manager and, to the extent expressly provided herein, the Trust Company, this Agreement constitutes a legal, valid and binding obligation of the Lessor Manager and, to the extent expressly provided herein, the Trust Company, enforceable against the Lessor Manager and, to the extent expressly provided herein, the Trust Company, as the case may be, in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity.

         (c) Execution. (i) Each of the other Operative Documents to which the Trust Company or the Lessor Manager is or will be a party has been or when executed and delivered will be duly authorized, executed and delivered by the Trust Company or the Lessor Manager and (ii) assuming the due authorization, execution and delivery of each of the other Operative Documents by each party thereto other than the Trust Company or the Lessor Manager, each of the other Operative Documents to which the Lessor Manager or, to the extent expressly provided therein, the Trust Company, is or will be a party constitutes or when executed and delivered will constitute a legal, valid and binding obligation of the Lessor Manager and, to the extent expressly provided herein the Trust Company, as the case may be, enforceable against the Lessor Manager and, to the extent expressly provided herein, the Trust Company, in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity.

         (d) Non-Contravention. The execution and delivery by the Trust Company, in its individual capacity or as Lessor Manager, as the case may be, of the LLC Agreement, this Agreement and the other Operative Documents to which it is or will be a party, the consummation by the Trust Company, in its individual capacity or as Lessor Manager, as the case may be, of the transactions contemplated hereby and thereby, and the compliance by the Trust Company, in its individual capacity or as Lessor Manager, as the case may be, with the terms and provisions hereof and thereof, do not and will not (i) contravene any Applicable Law of the State of Delaware governing the Trust Company or any United States federal law governing the banking or trust powers of the Trust Company, or the LLC Agreement, or its organizational documents or bylaws, or (ii) contravene the provisions of, or constitute a default by the Trust Company under, or result in the creation of any Owner Lessor's Lien attributable to it upon the Lessor Estate under any indenture, mortgage or other material contract, agreement or instrument to which the Trust Company is a party or by which the Trust Company or its property is bound; provided, however, that no representation is made with respect to the right, power or authority of the Trust Company or the Lessor Manager to act as operator of the Facility following a Lease Event of Default.

         (e) Governmental Actions. Assuming the representations and warranties of PPL Montana contained in paragraphs (d), (i), (j), (k), (l), (m), (q), (s),
(bb) and (ff) of Section 3.1 are true, no authorization or approval or other action by, and no notice to or filing or registration with, any Governmental Entity of the State of Delaware or the United States of America governing the banking or trust powers of the Trust Company is required for the due execution, delivery or performance by the Trust Company or the Lessor Manager, as the case may be, of the LLC Agreement, this Agreement or the other Operative Documents to which the Trust Company or the Lessor Manager is or will be a party, other than any such authorization or approval or other action or notice or filing as has been duly obtained, taken or given.

         (f) Litigation. There is no pending or, to the Actual Knowledge of the Trust Company, threatened action, suit, investigation or proceeding against the Trust Company either in its individual capacity or as Lessor Manager, as the case may be, before any Governmental Entity that (i) questions the validity of the Operative Documents, or (ii) would, if determined adversely to it, materially adversely affect the ability of the Trust Company, in its individual capacity or as Lessor Manager, as the case may be, to perform its obligations under the LLC Agreement, this Agreement or the other Operative Documents to which it is or will be a party or would materially adversely affect the Facility, the Colstrip Site or any interest therein or part thereof or the security interest of the Lease Indenture Trustee in the Indenture Estate.

         (g) Liens. The Lessor Estate is free of any Owner Lessor's Liens attributable to the Trust Company or the Lessor Manager.

         Section 3.4. Representations and Warranties of the Owner Participant. The Owner Participant represents and warrants that, as of the Effective Date:

         (a) Due Organization. The Owner Participant is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into and perform its obligations under this Agreement, the LLC Agreement, and the Tax Indemnity Agreement.

         (b) Due Authorization; Enforceability; Etc. This Agreement, the Original LLC Agreement, the LLC Agreement, and the Tax Indemnity Agreement have been or when executed and delivered will be duly authorized, executed and delivered by the Owner Participant and assuming the due authorization, execution and delivery by each other party thereto, this Agreement, the LLC Agreement, and the Tax Indemnity Agreement constitute or when executed and delivered will constitute the legal, valid and binding obligations of the Owner Participant, enforceable against the Owner Participant in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity.

         (c) Non-Contravention. The execution and delivery by the Owner Participant of this Agreement, the Original LLC Agreement, the LLC Agreement, and the Tax Indemnity Agreement, the consummation by the Owner Participant of the transactions contemplated hereby and thereby, and the compliance by the Owner Participant with the terms and provisions hereof and thereof, do not and will not contravene any Applicable Law binding on the Owner Participant, or its organizational documents, or contravene the provisions of, or constitute a default under, or result in the creation of any Owner Participant's Lien (other than any Lien created under any Operative Document) upon the Lessor Estate under any indenture, mortgage or other material contract, agreement or instrument to which the Owner Participant is a party or by which the Owner Participant or its property is bound (it being understood that no representation or warranty is being made as to any Applicable Laws relating to (i) the Facility, (ii) the Colstrip Site or (iii) other than its representations set forth in Section 3.4(g), ERISA or Section 4975 of the Code).

         (d) Governmental Action. Assuming the representations and warranties of PPL Montana contained in paragraphs (d), (i), (j), (k), (l), (m), (q), (s),
(bb), (ff) and (gg) of Section 3.1 are true, no authorization or approval or other action by, and no notice to or filing or registration with, any Governmental Entity is required for the due execution, delivery or performance by the Owner Participant of this Agreement, the Original LLC Agreement, the LLC Agreement, or the Tax Indemnity Agreement, other than any authorization or approval or other action or notice or filing as has been duly obtained, taken or given (it being understood that no representation or warranty is being made as to any Applicable Laws relating to the Facility or the Colstrip Site).

         (e) Litigation. There is no pending or, to the Actual Knowledge of the Owner Participant, threatened action, suit, investigation or proceeding against the Owner Participant before any Governmental Entity that (i) questions the validity of the Operative Documents, or (ii) would, if determined adversely to it, materially adversely affect the Owner Participant's ability to perform its obligations under this Agreement, the LLC Agreement, or the Tax Indemnity Agreement, or would materially adversely affect Colstrip Units 1 and 2, the Colstrip Site or any interest therein or part thereof or the Lien of the Lease Indenture Trustee in the Indenture Estate.

         (f) Liens. The Lessor Estate is free of any Owner Participant's Liens.

         (g) ERISA. No part of the funds to be used by the Owner Participant to make its investment pursuant to this Agreement, directly or indirectly, constitutes or is deemed to constitute assets (within the meaning of ERISA and any applicable rules, regulations and court decisions thereunder) of any Plan.

         (h) Acquisition for Investment. The Owner Participant is purchasing the Member Interest to be acquired by it for its own account with no present intention of distributing such Member Interest or any part thereof in any manner that would require registration under the Securities Act, but without prejudice, however, to the right of the Owner Participant at all times to sell or otherwise dispose of all or any part of such Member Interest under an exemption from registration available under such Act.

         (i) Regulatory Event of Loss. The Owner Participant is not aware of any fact or circumstance that would cause a Regulatory Event of Loss.

         (j) Securities Act. Neither the Owner Participant nor anyone authorized by it has directly or indirectly offered or sold any interest in the Member Interest the Lessor Note or the Certificates or any part thereof, or in any similar security or lease, or in any security or lease the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering of the Member Interest, the Lessor Note or the Certificates or any part thereof or solicited any offer to acquire any of the same in violation of the registration requirements of Section 5 of the Securities Act.

         (k) Holding Company Act and Federal Power Act. Immediately prior to executing this Agreement, the Owner Participant is not an "electric utility" or a "public utility" as such terms are used in the Federal Power Act, and is not an "electric utility company," a "public-utility company," a "holding company" or a "subsidiary company" or an "affiliate" of an "electric utility company," a "public utility company" or a "holding company" as such terms are used in the Holding Company Act.

SECTION 4. CLOSING CONDITIONS; CONDITIONS TO PURCHASE OF LESSOR NOTE

         The obligations of the Owner Participant, the Owner Lessor, the Lessor Manager, the Lease Indenture Trustee, the Pass Through Trustee, and PPL Montana to consummate the Transaction on the Closing Date shall be subject to the following conditions (except that the obligations of any Person shall not be subject to such Person's own performance or compliance):

         (a) [Intentionally Omitted.]

         (b) Operative Documents. On or before the Closing Date, each of the Operative Documents to be delivered at the Closing shall have been duly authorized by the parties thereto, and each of the Operative Documents to be delivered at the Closing shall have been duly executed and delivered by the parties thereto substantially in the form attached as an Exhibit hereto, shall each be in full force and effect, and executed counterparts of each shall have been delivered to each of the parties hereto (other than the Tax Indemnity Agreement, which shall only be delivered to the parties thereto).

         (c) Equity Investment. The Owner Participant shall have made the Equity Investment to the Owner Lessor at the place and in the manner contemplated by
Section 2.

         (d) Certificates and Lessor Note. Each of the conditions precedent contained in the Certificate Purchase Agreement shall have been satisfied or waived by the Initial Purchasers, Initial Purchasers shall have purchased the Certificates pursuant to, and in accordance with the terms of, the Certificate Purchase Agreement, and the Proceeds shall have been provided to the Owner Lessor through the purchase by the Pass Through Trust of the Lessor Note.

         (e) Ratings. The Certificates shall have been rated at least investment grade by the Rating Agencies.

         (f) Corporate Documents. Each of the Transaction Parties shall have received certified copies of the organizational documents of each of the other parties hereto (except for the Trust Company who shall not be required to provide such documents) and resolutions of the board of directors of each such other corporate party duly authorizing the transaction and such documents and such evidence as each party may reasonably request in order to establish the authority of each such other party to consummate the Transaction, the taking of all corporate and other proceedings in connection therewith and compliance with the conditions herein or therein set forth and the incumbency of all officers signing any of the Operative Documents. Each of the foregoing documents shall be reasonably satisfactory to the recipient.

         (g) Representations and Warranties. The representations and warranties set forth in Section 3 and in the OP Parent Guaranty shall be true and correct on and as of the Closing Date with the same effect as though made on and as of the Closing Date and each of the Transaction Parties shall have received a certificate of each of the other parties hereto (other than the Trustees) to such effect.

         (h) Events of Loss, Defaults, Events of Default. No Event of Loss, Lease Event of Default, or Lease Indenture Event of Default or event that with the passage of time or giving of notice or both would constitute an Event of Loss, a Lease Event of Default, or Lease Indenture Event of Default shall have occurred and be continuing.

         (i) No Threatened Proceedings. No action, suit, investigation or proceeding shall have been instituted nor shall governmental action be threatened before any Governmental Entity, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Entity at the time of the Closing Date, to set aside, restrain, enjoin or prevent the consummation of the Operative Documents or any of the transactions contemplated by any of the Operative Documents.

         (j) Consents. All permits, licenses, approvals and consents necessary to consummate the Transaction shall have been duly obtained and shall be in full force and effect, satisfactory to each of the Transaction Parties in form and substance, and each such party shall have received a copy of such approval or consent.

         (k) Governmental Actions. All actions, if any, required to have been taken by any Governmental Entity on or prior to the Closing Date in connection with the Transaction on the Closing Date, including the FERC Orders, shall have been taken and all orders, permits, waivers, exemptions, authorizations, determinations and approvals of and registrations with such Governmental Entities required to be in effect on the Closing Date in connection with the transactions contemplated by the Operative Documents and the Project Agreements on the Closing Date, including the FERC Orders, shall have been issued and shall be final and non-appealable; and all such orders, permits, waivers, exemptions, authorizations, determinations and approvals shall be in full force and effect on the Closing Date; and each of the Transaction Parties shall have received a copy of any such order, permit, waiver, exemption, authorization, determinations or approval.

         (l) Insurance. Insurance (including all related endorsements) complying with the requirements of Section 11 of the Facility Lease and Section 6.11 hereof shall be in full force and effect and all premiums thereon shall be current. The Owner Participant, the Lessor Manager, the Owner Lessor, the Lease Indenture Trustee, and the Pass Through Trustee shall have received a certificate or certificates dated the Closing Date of Aon Risk Services, Inc. or an independent insurance broker or carrier reasonably satisfactory to such Persons stating that such insurance is in full force and effect.

         (m) Engineering Report. The Owner Participant shall have received the Engineering Report addressed to the Owner Participant in the form delivered to the Owner Participant on or before the Effective Date or in such form with only such changes as are reasonably acceptable to the Owner Participant.

         (n) Environmental Report. The Owner Participant shall have received a copy of those portions of (i) the phase I report, dated May 1998, prepared by MPC in connection with the acquisition of the Montana Assets, (ii) the phase II report, dated August 1998, prepared by the Environmental Consultant that relate to the Colstrip Project, the Colstrip Site, the Undivided Interest, or the Related Ground Interest, and (iii) the update letter, dated October 1999, prepared by the Environmental Consultant in connection with the closing of the Credit Agreement (collectively, the "Environmental Report").

         (o) Appraisal; Condition of the Facility. The Owner Participant shall have received the Closing Appraisal prepared by the Appraiser addressed and delivered only to the Owner Participant in form and substance satisfactory to the Owner Participant on the Closing Date or in such form with only such changes as are acceptable to the Owner Participant. The Owner Participant shall be satisfied that the Facility shall be in the condition described in the Closing

Appraisal. PPL Montana shall have received a letter from the Appraiser with regard to the fair market value, depreciation class, and remaining useful life of the Undivided Interest.

         (p) Market Report. The Owner Participant shall have received the Market Report addressed to the Owner Participant in the form delivered to the Owner Participant on or before the Effective Date or in such form with only such changes as are reasonably acceptable to the Owner Participant.

         (q) Fuel Report. The Owner Participant shall have received the Fuel Report addressed to the Owner Participant in the form delivered to the Owner Participant on or before the Effective Date or in such form with only such changes as are reasonably acceptable to the Owner Participant.

         (r) Opinion with Respect to Certain Tax Aspects. The Owner Participant shall have received the opinion, dated the Closing Date, of Dewey Ballantine LLP addressed and delivered only to the Owner Participant as to certain tax matters in form and substance satisfactory to the Owner Participant.

         (s) Opinions of Counsel. Each of the relevant Transaction Parties shall have received an opinion or opinions, dated the Closing Date, of (a) Orrick, Herrington & Sutcliffe LLP, special counsel to PPL Montana, substantially in the form of Exhibits J-1 and J-2, (b) Moulton, Bellingham, Longo & Mather, P.C., Montana counsel to PPL Montana, substantially in the form of Exhibits K-1 and K-2, (c) Winthrop, Stimson, Putnam & Roberts, transaction counsel to PPL Montana, substantially in the form of Exhibit L, (d) Jones, Day, Reavis & Pogue LLP, special FERC counsel to PPL Montana, substantially in the form of Exhibit M, (e) Michael D. Flynn, Esq., counsel to the Owner Participant, the OP Member, and the Guarantor, substantially in the form of Exhibit N, (f) Dewey Ballantine LLP, counsel to the Owner Participant, substantially in the form of Exhibit O,
(g) Morris, James, Hitchens & Williams LLP, counsel to the Owner Lessor, the Trust Company, and the Lessor Manager, substantially in the form of Exhibit P, and (h) Kelley Drye & Warren LLP, counsel to the Lease Indenture Trustee and the Pass Through Trustee, substantially in the form of Exhibit Q, in each case addressed to such Person. Each such Person expressly consents to the rendering by its counsel of the opinion referred to in this Section 4(s) and acknowledges that such opinion shall be deemed to be rendered at the request and upon the instructions of such Person, each of whom has consulted with and has been advised by its counsel as to the consequences of such request, instructions and consent. Furthermore, each such counsel shall, to the extent requested, (i) include as addressees the Rating Agencies and the Initial Purchasers or (ii) permit the Rating Agencies and the Initial Purchasers to rely on its opinion as if such opinion were addressed to such parties. In addition, Standard & Poor's shall have received a nonconsolidation opinion of Dewey Ballantine LLP, counsel to the Owner Participant.

         (t) Recordings and Filings. All filings and recordings listed in Paragraph No. 1 of Schedule 1 hereto and all financing statements under the Uniform Commercial Codes of Montana and Delaware listed in Paragraph No. 2 of
Schedule 1 hereto shall have been duly made (or presented for filing with the applicable office), and all filing, recordation, transfer and other fees payable in connection therewith shall have been paid.

         (u) Actions of Governmental Entity. No action or proceeding shall be pending nor shall any action be threatened before any court or Governmental Entity, nor shall any order, judgment or decree have been issued by any court or Governmental Entity at the time of the Closing Date, to set aside, restrain, enjoin or prevent the completion and consummation of the Operative Documents or any of the transactions contemplated by any of the Operative Documents.

         (v) Taxes. All Taxes, if any, due and payable on or before the Closing Date in connection with the execution, delivery, recording and filing of this Agreement or any other Operative Document, or any document or instrument contemplated thereby shall have been duly paid in full.

         (w) No Changes in Applicable Law. No change shall have occurred in Applicable Law or the interpretation thereof by any competent court or other Governmental Entity that would make it illegal for the Owner Participant, the Owner Lessor, the Lessor Manager, the Lease Indenture Trustee, the Pass Through Trustee or PPL Montana, to participate in the Transaction or would materially adversely affect the Colstrip Project, the Colstrip Site, the Undivided Interest or the Related Ground Interest.

         (x) Registered Agent for PPL Montana. CT Corporation System shall have been appointed by PPL Montana as registered agent for service of process in the State of New York as provided in the Operative Documents and CT Corporation System shall have accepted such appointment.

         (y) SFAS 13. The present value of the aggregate Periodic Lease Rent payable during the Fixed Lease Term under the Facility Lease (taking into account any rent adjustment through or contemplated on the Closing Date), together with all rent payable under the Site Lease and Sublease and all Transaction Costs financed through the Facility Lease, discounted at the Discount Rate, shall satisfy the 90 percent test for off-balance sheet treatment under SFAS 13.

         (z) Rent Adjustments. No rent adjustment made or contemplated on the Closing Date (other than adjustments to reflect a change in Transaction Costs, the Closing Date or the actual interest rate on the Lease Debt) shall cause either (i) the after-tax net present value of Periodic Lease Rent discounted at 6% to increase by more than 100 basis points or (ii) the total Periodic Lease Rent to increase by more than 2%.

         (aa) Title Insurance. The Title Policies shall have been delivered to the Owner Participant, the Owner Lessor, and the Lease Indenture Trustee, as the case may be, with copies to the Pass Through Trustee.

         (bb) Qualifying Letter of Credit. PPL Montana shall have caused a Qualifying Letter of Credit to have been issued in favor of the Owner Lessor and the Owner Lessor shall have assigned such Qualifying Letter of Credit to the Lease Indenture Trustee.

         (cc) Registration as a Tax Shelter. The Tax Shelter Designation Agreement shall have been executed by all the parties thereto.

         (dd) Post-Closing FERC Filings. PPL Montana shall have executed and authorized for filing (but to be released for filing immediately after the Closing) with the FERC (i) a notification relating to the consummation of the Transaction as is required pursuant to the FERC Section 203 Order and (ii) the FERC (Owner Lessor) EWG Notice.

SECTION 5. COVENANTS OF PPL MONTANA

         Section 5.1. Maintenance of Existence. Except as permitted by Section 5.2, PPL Montana, at its own cost and expense, will at all times do or cause to be done all things necessary to preserve and keep in full force and effect both
(a) its legal existence, and (b) qualification to do business in any state in which the conduct of its business or the ownership or leasing of assets used in its business requires such qualification and where the failure to be so qualified would reasonably be expected to have a Material Adverse Effect.

         Section 5.2. Merger, Consolidation, Sale of Substantially All Assets. PPL Montana covenants and agrees as follows:

         (a) PPL Montana will not consolidate or merge with or into any other Person, or sell, assign, convey, lease, transfer or otherwise dispose of, all or substantially all of its properties or assets (including equity interests of its Core Subsidiaries) to any Person or Persons in one or a series of transactions, unless immediately after giving effect to such transaction each of the following are satisfied:

                  (i) no Significant Lease Default or Lease Event of Default shall have occurred and be continuing;

                  (ii) the entity resulting from such consolidation, surviving in such merger or succeeding to such assets, if other than PPL Montana, shall be organized under the laws of the United States, any state thereof, or the District of Columbia;

                  (iii) such resulting, surviving or succeeding entity, if other than PPL Montana, shall execute and deliver to the Owner Participant, the Owner Lessor, the Lessor Manager and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee and the Pass Through Trustee an assumption agreement in form and substance reasonably satisfactory to each of such parties, by which such entity shall assume all of PPL Montana's obligations under this Participation Agreement and each other Operative Document to which PPL Montana is then a party;

                  (iv) if the entity with whom PPL Montana has consolidated or merged or to whom its properties or assets have been sold has any Indebtedness, PPL Montana would have been permitted to incur such Indebtedness under Section 6.1(a) hereof at the time of such consolidation or merger after giving effect to such consolidation or merger; and

                  (v) each of the Owner Participant, the Owner Lessor, the Lessor Manager and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee and the Pass Through Trustee shall have received an Officer's Certificate of PPL Montana reasonably acceptable to each of such parties stating that the proposed merger, consolidation or sale complies with this
         Section 5.2 and
         a satisfactory opinion of counsel reasonably acceptable to each of such parties relating to the items specified in this Section 5.2.

In addition to the conditions set forth in clauses (i) through (v) above, PPL Montana will not consummate any such consolidation, merger or sale of all or substantially all of its properties or assets unless (A) the senior unsecured debt of PPL Montana (or the Certificates) or the resulting, surviving or succeeding entity's rating shall be at least investment grade (which condition may be waived by the Owner Participant in its sole discretion), and (B) so long as the Lien of the Lease Indenture shall not have been terminated or discharged, after giving effect to such consolidation, merger or sale of all or substantially all of its properties or assets, Moody's and S&P confirm the then current rating of the Certificates; provided, however that the foregoing requirement set forth in clause (B) to obtain rating reconfirmations shall not apply in the context of a consolidation or merger in which PPL Montana is the surviving entity.

         (b) Upon the consummation of such transaction described in Section 5.2(a), the surviving entity, if other than PPL Montana, shall succeed to, and be substituted for, and may exercise every right and power and shall perform every obligation of, PPL Montana under this Participation Agreement and each other Operative Document to which PPL Montana was a party immediately prior to such transaction, with the same effect as if such entity had been named herein and therein. PPL Montana will pay the costs and expenses (including reasonable attorneys' fees and expenses) of the Owner Participant, the Owner Lessor, the Lessor Manager, the Lease Indenture Trustee and the Pass Through Trustee in connection with any transaction contemplated by this Section 5.2.

         Section 5.3. Delivery of Financial Statements; No Default Certificate.

         (a) PPL Montana shall deliver to the Owner Participant, the Owner Lessor, the Lessor Manager and, so long as the Lien of the Lease Indenture has not been terminated or discharged, the Lease Indenture Trustee and the Pass Through Trustee, (i) as soon as practicable after the end of each fiscal year but in no event later than 120 days after the end of such year, (A) a consolidated balance sheet of PPL Montana and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, retained earnings and cash flows for such fiscal year, and (B) a consolidated balance sheet of PPL Montana and the Core Subsidiaries (excluding Additional Subsidiaries) for the most recently completed fiscal year and the related consolidated statements of income, retained earnings and cash flows for such fiscal year, each together with footnotes thereto, setting forth in each case in comparative form the figures for the previous fiscal year, to the extent available, all prepared in accordance with GAAP and reported on by PricewaterhouseCoopers LLP or another firm of independent public accountants of nationally recognized standing, and (ii) an Officer's Certificate stating that
(1) the signer has made, or caused to be made under its supervision, a review of this Agreement and the other Operative Documents to which it is a party, and (2) such review has not disclosed the existence during such fiscal year (and the signer does not have knowledge of the existence as of the date of such certificate) of any condition or event constituting a Significant Lease Default or a Lease Event of Default or an Event of Loss or, if any such condition or event existed or exists, specifying the nature thereof, the period of existence thereof and what action PPL Montana has taken or proposes to take with respect thereto.

         (b) PPL Montana shall deliver to the Owner Participant, the Owner Lessor, the Lessor Manager, and so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee and the Pass Through Trustee, (i) as soon as reasonably practicable after the end of the first three fiscal quarters but in no event later than 60 days after the end of such quarter, (A) a consolidated balance sheet of PPL Montana and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income for such quarter and for the portion of PPL Montana's fiscal year ended at the end of such quarter, and the related consolidated statement of cash flows for such quarter and for the portion of the fiscal year ended at the end of such quarter, and (B) a consolidated balance sheet of PPL Montana and its Core Subsidiaries (excluding Additional Subsidiaries) as of the end of such quarter and the related consolidated statements of income for such quarter and for the portion of PPL Montana's fiscal year ended at the end of such quarter, and the related consolidated statement of cash flows for such quarter and for the portion of the fiscal year ended at the end of such quarter, each together with footnotes thereto, in each case setting forth comparative figures for previous dates and periods, to the extent available, and prepared in accordance with GAAP (subject to normal year-end adjustments).

         Section 5.4. Information Concerning the Facility. (i) PPL Montana shall furnish, or shall cause to be furnished to, the Lessor Manager, the Owner Lessor, the Owner Participant and, so long as the Lien of the Lease Indenture has not been terminated or discharged, the Lease Indenture Trustee and the Pass Through Trustee, and their respective authorized representatives from time to time such information as such party shall reasonably request concerning the Facility and the Colstrip Site, including information concerning the condition, operation, maintenance and use of the Facility and the Colstrip Site and such other financial or operating information as it shall reasonably request and which is routinely made available to creditors of PPL Montana, to the extent it possesses such information or can reasonably obtain such information; provided that, except as provided in Section 5.3, PPL Montana reserves the right not to provide any information that is not otherwise publicly available to any transferee Owner Participant (or its Owner Lessor and Lessor Manager) if it reasonably believes in its good faith judgment that such transferee Owner Participant is a competitor or is an Affiliate of a competitor of PPL Montana or its Affiliates in the competitive power market, unless, before receiving any such information, such transferee Owner Participant shall have put in place (to the reasonable satisfaction of PPL Montana) appropriate confidentiality arrangements. To the extent such information consists of information contained in records kept by PPL Montana or any Affiliate, such information shall be furnished without cost to the recipient.

                  (ii) Within 30 days of receiving written notification thereof by any Governmental Entity, PPL Montana shall furnish, or shall cause to be furnished to, the Lessor Manager, the Owner Lessor, the Owner Participant and, so long as the Lien of the Lease Indenture has not been terminated or discharged, the Lease Indenture Trustee and the Pass Through Trustee, and their respective authorized representatives from time to time, written notice of, and copies of all written communications relating to any fact, circumstance, condition, occurrence, release, discharge or emission at, on, under, from or otherwise relating to the Facility or the Colstrip Site that has resulted or is reasonably likely to result in material noncompliance with any applicable Environmental Law, which noncompliance could reasonably be expected to cause a Material Adverse Effect.

         Section 5.5. Certain Contracts and Agreements. Without the consent of the Owner Participant, PPL Montana agrees that, except as required by the Project Agreements or Operative Documents, it will not enter into or become bound by any contract or agreement providing for the sale of energy produced from the Undivided Interest, or the purchase of services to be performed at, for or in connection with, the Facility or any other contract or agreement relating to the Facility that has a term that extends beyond the scheduled Expiration Date or the scheduled expiration of any Renewal Lease Term then in effect or elected by it, unless such contract or agreement may be terminated by PPL Montana without material costs or obligation prior to the Expiration Date or the scheduled expiration of such Renewal Lease Term, as the case may be; provided that nothing in this Section 5.5 shall prevent the Operator from entering agreements to operate the Colstrip Project in accordance with the Project Agreements, or prevent PPL Montana or any other Person from entering into any contract or agreement that relates exclusively to Colstrip Unit 4 or to any other undivided interest in the Units that could not reasonably be expected to result in any costs or expense to the Owner Lessor, as owner of the Undivided Interest, or otherwise adversely affect the value, utility or remaining useful life of the Facility.

         Section 5.6. Nondiscrimination Among Leases. PPL Montana shall, to the extent Periodic Lease Rent or Termination Value is due under more than one of the Colstrip Facility Leases, make, or cause to be made, payments pro rata to amounts then due under all such Colstrip Facility Leases without preference to any particular Colstrip Facility Lease.

         Section 5.7. Notice of Change in Address or Name. PPL Montana shall provide the Owner Participant, the Owner Lessor, the Lessor Manager and, so long as the Lien of the Lease Indenture has not been terminated or discharged, the Lease Indenture Trustee and the Pass Through Trustee, prompt written notice of any anticipated change in its chief executive office, principal place of business, or name, or the place where it maintains its business records concerning the Colstrip Project, the Transaction and the Other Colstrip Lease Transactions, which notice shall, in any event, be provided no later than 30 days prior to such change.

         Section 5.8. Use of Proceeds. PPL Montana agrees that it will apply the net cash proceeds from the sale of the Undivided Interest to the Owner Lessor to
(A) repay all borrowings under the bridge loan tranche of the Credit Agreement, and (B) as to any remaining net cash proceeds not required for such repayment, for any general corporate purpose of PPL Montana, including distribution to its member.

         Section 5.9. Public Utility Regulation. PPL Montana agrees to cooperate with the Owner Participant and the Lessor Manager and to take reasonable measures to alleviate the source or consequence of any regulation constituting a Regulatory Event of Loss, at the cost and expense of PPL Montana.

         Section 5.10. Further Assurances. PPL Montana, at its own cost, expense and liability, will cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as may be necessary in order to carry out the intent and purposes of this Participation Agreement and the other Operative Documents to which it is a party, and the transactions contemplated hereby and thereby. PPL Montana, at its own cost, expense and liability, will cause such financing statements and fixture filings (and continuation statements with respect thereto) as may be necessary and such other documents as the Owner Participant, the Owner Lessor, the Lessor Manager and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee and the Pass Through Trustee, shall reasonably request to be recorded or filed at such places and times in such manner, and will take all such other actions or cause such actions to be taken, as may be necessary in order to establish, preserve, protect and perfect the right, title and interest of the Owner Lessor in and to the Undivided Interest, the Ground Interest under the Site Lease and Sublease, or any portion of any thereof or any interest therein and the first priority Lien intended to be created by the Lease Indenture therein. PPL Montana shall promptly from time to time furnish to the Owner Participant, the Owner Lessor, the Lessor Manager or, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee or the Pass Through Trustee, such information with respect to the Facility, the Colstrip Site or the transactions contemplated by the Operative Documents to which it is a party as may be required to enable the Owner Participant, the Owner Lessor, the Lessor Manager or, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee or the Pass Through Trustee, as the case may be, to timely file with any Governmental Entity any reports and obtain any licenses or permits required to be filed or obtained by the Lessor Manager or the Owner Lessor under any Operative Document or the Owner Participant as the owner of the Member Interest.

         Section 5.11. Support Agreements. PPL Montana agrees that, to the extent that the rights described in Section 3.1(o) hereof that have already been made available to the Owner Lessor or any assignee thereof prior to the expiration or termination of the Facility Lease Term are insufficient to permit on a commercially practicable basis during the period following the expiration or termination of the Facility Lease Term, (i) the location, occupation, interconnection, maintenance and repair of the Facility, (ii) the use, operation and possession of the Facility, (iii) the construction, use, operation, possession, maintenance, replacement, renewal and repair of all Modifications to the Facility, (iv) appropriate ingress to and egress from the Facility and the Colstrip Site for any reasonable purpose in connection with the exercise of rights under the Operative Documents and such Person's interest in the Undivided Interest, (v) the procurement of transmission services from the Colstrip Site to enable such Person to deliver the portion of the net electrical output of the Facility to the extent of the Undivided Interest in a commercially efficient manner and on commercially reasonable terms, or (vi) the procurement of coal from the Rosebud Mine or elsewhere to the extent of the Undivided Interest in a commercially efficient manner and on commercially reasonable terms, PPL Montana will provide or will arrange to provide the Owner Lessor or any assignee thereof with any services relating to the ownership and operation of the Facility (to the extent PPL Montana is capable of and remains in the business of providing such services and such services cannot reasonably and timely be obtained from third parties) necessary to permit the Owner Lessor or any assignee thereof to use the Facility as described in (i) through (vi) above. Such arrangements will provide for fair market value compensation to PPL Montana (payable periodically in advance on no less than an annual basis) and will terminate upon the expiration or termination of the Site Lease and Sublease, or earlier at the option of the Owner Lessor or any assignee thereof.

SECTION 6. CERTAIN COVENANTS OF PPL MONTANA WHILE CERTIFICATES ARE OUTSTANDING

         As long as any of the Certificates are outstanding, PPL Montana, shall, for the benefit of all of the other parties hereto, comply with the covenants set forth in this Section 6. Once the Certificates shall have been paid in full, the covenants set forth in this Section 6 shall, subject to the immediately following sentence, immediately and without any further action terminate and be of no further force or effect. Notwithstanding the foregoing or anything herein or in any of the Operative Documents to the contrary, if the Owner Lessor shall have issued additional Lease Debt at the request of PPL Montana in accordance with Section 13 of this Participation Agreement prior to, simultaneously with, or after payment in full of the Certificates and such new Lease Debt is outstanding on or after the date the Certificates are paid in full, the covenants in this Section 6 shall, to the extent required by the terms of such new Lease Debt, remain in effect or thereafter become effective if not then in effect. Upon repayment of such new Lease Debt, or compliance with the terms thereof, the covenants in this Section 6 shall immediately and without further action terminate and be of no further force and effect. The date the covenants in this Section 6 shall terminate is referred to herein as the "Debt Covenant Termination Date".

         For avoidance of doubt, the Section 467 Loan Balance and the Section 467 Interest shall not be deemed to be Indebtedness, an Investment or a Restricted Payment or otherwise be taken into account in calculating coverage ratios or fixed charges or determining compliance with any other financial covenant or financial test in this Agreement.

         Section 6.1. Incurrence of Indebtedness.

         (a) PPL Montana shall not, and shall not permit any of its Subsidiaries to, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, with respect to (collectively, "incur") any Indebtedness unless, at the time of the incurrence of such Indebtedness each of the following conditions is satisfied:

                  (i) for the most recently ended four full fiscal quarters, taken as a whole, or shorter period (of not less than one full fiscal quarter) commencing on the Closing Date, each ending on the last day of the most recent fiscal quarter for which internal financial statements are available,

                           (A) if the most recently ended four full fiscal
                  quarters (or shorter period of not less than one full fiscal quarter) was a PPA Period, the Cash Flow to Fixed Charges Ratio shall equal at least 2.0 to 1.0, or

                           (B) if the most recently ended four full fiscal
                  quarters is not a PPA Period, the Cash Flow to Fixed Charges Ratio shall equal at least 2.5 to 1.0; and

                  (ii) for each calendar year, commencing with and including the year in which such Indebtedness is to be incurred during the term in which such new Indebtedness is outstanding,

                           (A) if such calendar year is a PPA Period, the
                  projected Cash Flow to Fixed Charges Ratio shall equal at least 2.0 to 1.0, and

                           (B) if such calendar year is not a PPA Period, the
                  projected Cash Flow to Fixed Charges Ratio shall equal at least 2.5 to 1.0,

                  in each case, determined on a basis consistent with projections prepared by PPL Montana in good faith based upon assumptions consistent in all material respects with the relevant contracts and agreements, historical operations, and PPL Montana's good faith projections of future revenues and projections of operating and maintenance expenses for PPL Montana and the Core Subsidiaries in light of the then existing or reasonably expected regulatory and market environments in the markets in which the Facility or other assets owned by such Person is or will be operated and upon the assumption that there will be no early redemption or prepayment of Indebtedness (other than early redemptions or prepayments of Indebtedness that are to occur concurrently with the incurrence of such new Indebtedness under this
                  Section 6.1); and

                  (iii) in the case of Indebtedness incurred by any Core Subsidiary, each Rating Agency then rating the Lease Debt shall have confirmed the then current rating of the Lease Debt;

provided that, if a Significant Lease Default or a Lease Event of Default shall have occurred and be continuing, no incurrence of Indebtedness shall be permitted, unless such incurrence of Indebtedness would otherwise satisfy the requirements set forth in clauses (i) and (ii) of this Section 6.1(a) and the application of the proceeds therefrom will cure such Significant Lease Default or Lease Event of Default. Each calculation made pursuant to clause (ii) above, shall be made, as applicable, after giving pro forma effect to any Indebtedness to be incurred in connection therewith, the application of the proceeds resulting therefrom, any Restricted Payments to be made in connection therewith, any assets or businesses to be acquired in connection therewith and the consummation of any related transactions.

         (b) Notwithstanding the provisions of Section 6.1(a), the incurrence by PPL Montana or its Subsidiaries, in the aggregate, of the following types of Indebtedness shall be permitted at any time:

                  (i) Indebtedness in respect of letters of credit, surety bonds or performance bonds issued in the ordinary course of business;

                  (ii) Indebtedness in an aggregate amount up to $45 million incurred in connection with the issuance of any Qualifying Letter of Credit;

                  (iii) Indebtedness of up to $50 million in the aggregate for general corporate purposes incurred under the Working Capital Facility or any replacement, successor, or additional working capital facility on customary terms and conditions;

                  (iv) Indebtedness of up to $25 million incurred for the purpose of financing all or any part of the cost of the construction, installation, lease, development or improvement of any assets used or useful in a Permitted Business or for general corporate purposes;

                  (v) Indebtedness expressly subordinated to PPL Montana's payment obligations under the Operative Documents;

                  (vi) Non-Recourse Indebtedness incurred by Additional Subsidiaries; provided, however, that if any such Indebtedness ceases to be a Non-Recourse Indebtedness of an Additional Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Core Subsidiary that is not permitted under this clause (vi); and

                  (vii) Indebtedness ("New Indebtedness") incurred in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness that was permitted to be incurred under Section 6.1(a) ("Old Indebtedness"), provided that (A) the principal amount of the New Indebtedness shall not exceed the principal amount of the Old Indebtedness plus a reasonable premium in connection with the redemption or repurchase of the Old Indebtedness, and (B) for each calendar year during the period in which the Old Indebtedness would have been outstanding, the projected Cash Flow to Fixed Charges Ratio (determined on a pro forma basis after giving effect to the incurrence of such New Indebtedness and the retirement of the Old Indebtedness) is at least equal to the then existing projected Cash Flow to Fixed Charges Ratio, and (C) for each calendar year during the period in which the New Indebtedness will be outstanding and the Old Indebtedness would not have been outstanding,

                                    (1) if such calendar year is a PPA Period,
                           the projected Cash Flow to Fixed Charges Ratio shall equal at least 2.0 to 1.0, and

                                    (2) if such calendar year is not a PPA
                           Period, the projected Cash Flow to Fixed Charges Ratio shall equal at least 2.5 to 1.0,

                           in each case, determined on a basis consistent with projections prepared by PPL Montana in good faith based upon assumptions consistent in all material respects with the relevant contracts and agreements, historical operations, and PPL Montana's good faith projections of future revenues and projections of operating and maintenance expenses for PPL Montana and the Core Subsidiaries in light of the then existing or reasonably expected regulatory and market environments in the markets in which the Facility or other assets owned by such Person is or will be operated and upon the assumption that there will be no early redemption or prepayment of Indebtedness (other than Old Indebtedness).

         Section 6.2. Restricted Payments. PPL Montana, shall not, and shall not permit any of its Core Subsidiaries to make any Restricted Payment unless at the time such Restricted Payment is to be made, each of the following conditions is satisfied:

         (a) for the most recently ended four full fiscal quarters, or such shorter period (of not less than one full fiscal quarter) commencing on the Closing Date and ending on the last day of the most recent fiscal quarter for which internal financial statements are available,

                  (1) if the four full fiscal quarters commencing with the quarter in which the Restricted Payment is proposed to be made is a PPA Period, the Cash Flow to Fixed Charges Ratio shall equal at least 1.5 to 1.0, or

                  (2) if the four full fiscal quarters commencing with the quarter in which the Restricted Payment is proposed to be made is not a PPA Period, the Cash Flow to Fixed Charges Ratio shall equal at least 1.7 to 1.0;

         (b) for each of the two periods of four fiscal quarters commencing with the fiscal quarter in which the Restricted Payment is proposed to be made,

                  (1) if the four full fiscal quarters commencing with the quarter in which the Restricted Payment is proposed to be made is a PPA Period, the projected Cash Flow to Fixed Charges Ratio shall equal at least 1.5 to 1.0, or

                  (2) if the four full fiscal quarters commencing with the quarter in which the Restricted Payment is proposed to be made is not a PPA Period, the projected Cash Flow to Fixed Charges Ratio shall equal at least 1.7 to 1.0, in each case determined on a pro forma basis after giving effect to such Restricted Payment and on a basis consistent with projections prepared by PPL Montana in good faith based upon assumptions consistent in all material respects with the relevant contracts and agreements, historical operations, and PPL Montana's good faith projections of future revenues and projections of operating and maintenance expenses for PPL Montana and the Core Subsidiaries in light of the then existing or reasonably expected regulatory and market environments in the markets in which the Facility or other assets owned by such Person is or will be operated and upon the assumption that there will be no early redemption or prepayment of Indebtedness;

         (c) the Qualifying Letter of Credit then maintained by PPL Montana is fully undrawn (or, if previously drawn in whole or in part, reinstated up to the then required amount described in Section 6.5(a) hereof);

         (d) PPL Montana shall have provided an Officer's Certificate to the Lease Indenture Trustee and the Pass Through Trustee to the effect that the making of the Restricted Payment then contemplated will not cause a Material Adverse Effect; and

         (e) no Significant Lease Default or Lease Event of Default shall have occurred and be continuing;

provided that, so long as no Significant Lease Default or Lease Event of Default has occurred and is continuing or would be caused thereby, this Section 6.2 will not prohibit the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of PPL Montana or of any equity interests of PPL Montana in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of PPL Montana) of, equity interests of PPL Montana.

         Section 6.3. Sale of Assets. Except as provided in Section 5.2, PPL Montana shall not, and shall not permit any of its Core Subsidiaries, to consummate any Asset Sale, if the aggregate net book value of all such Asset Sales consummated since the Closing Date would exceed 15% of PPL Montana's Consolidated Tangible Net Assets as of the beginning of PPL Montana's most recently ended full fiscal quarter; provided, however, that any such Asset Sale will be disregarded for purposes of the 15% limitation specified above if the proceeds thereof are invested by PPL Montana or any Core Subsidiary in a Permitted Business, or are used by PPL Montana or a Core Subsidiary to repay existing Indebtedness of PPL Montana or such Core Subsidiary, or if the consideration received is retained by PPL Montana or any Core Subsidiary, provided, further, that if after giving effect to any Asset Sale that would cause the 15% limitation specified above to be exceeded each Rating Agency then rating the Lease Debt confirms the then current rating of the Lease Debt, such Asset Sale shall also be disregarded for purposes of this
Section 6.3.

         Section 6.4. Negative Pledge. PPL Montana shall not, nor shall it permit any Core Subsidiary to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind on its or its Core Subsidiaries' property or assets, now owned or hereafter acquired, except for:

         (a) Liens existing on the Closing Date (which Liens, other than Permitted Liens and Liens of less than $1 million individually or in the aggregate, are set forth on Schedule 10 hereto);

         (b) Liens by PPL Montana to any wholly-owned Core Subsidiary thereof or by a wholly-owned Core Subsidiary of PPL Montana to PPL Montana or any other wholly-owned Core Subsidiary of PPL Montana;

         (c) any Lien arising by reason of any judgment, decree or order of any court, so long as such Lien is being contested in good faith and is appropriately bonded or reserved against, and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree or order have not been finally terminated or the period within which such proceedings may be initiated has not expired;

         (d) Liens arising by reason of taxes, duties, assessments, imposts or other governmental charges that are not yet delinquent or are being contested in good faith;

         (e) Liens arising by reason of security for payment of worker's compensation or other insurance;

         (f) Liens arising by operation of law in favor of carriers, warehousemen, landlords, mechanics, materialmen, laborers or employees, incurred in the ordinary course of business for sums that are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings that suspend the collection thereof;

         (g) Liens in favor of suppliers, incurred in the ordinary course of business for sums that are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings that suspend the collection thereof;

         (h) Liens arising by reason of easements, rights-of-way, zoning and similar covenants and restrictions and other similar encumbrances or title defects that do not in the aggregate materially interfere with the ordinary course of business of PPL Montana or its Core Subsidiaries;

         (i) Liens arising by operation of law pursuant to any license issued by the FERC required for PPL Montana's operation of hydroelectric generation facilities;

         (j) Liens to secure the refinancing of previously secured Indebtedness, the incurrence of which is not prohibited by this Agreement; provided that such Liens do not cover assets that are, as a whole, more valuable than the assets covered by Liens that secured the refinanced Indebtedness;

         (k) Liens against earned receivables pledged to secure Indebtedness permitted to be incurred pursuant to Section 6.1;

         (l) Permitted Liens;

         (m) Liens to secure Indebtedness permitted to be incurred pursuant to
Section 6.1(b), other than under clause (v) thereof, provided that such Liens shall not secure Indebtedness in an amount in excess of $25 million;

         (n) Liens on assets of an Additional Subsidiary that secure Non-Recourse Indebtedness of such Additional Subsidiary; and

         (o) operating agreements or such other similar arrangements with respect to the Facility and the Common Facilities used or useful to PPL Montana or its Core Subsidiaries which could not reasonably be expected to result in a Material Adverse Effect.

         Section 6.5. Qualifying Letter of Credit.

         (a) So long as the Certificates are outstanding, PPL Montana shall maintain for the benefit of the Owner Lessor a Qualifying Letter of Credit. Each Qualifying Letter of Credit shall (i) be issued in favor of the Owner Lessor by a Qualifying Letter of Credit Bank, (ii) have a drawing amount, as of the date of original issuance and as of each Rent Payment Date thereafter (after giving effect to the payment of Rent on such Rent Payment Date), equal to the greater of (x) the Rent scheduled to be paid on the next Rent Payment Date and (y) 50% of the Rent scheduled to be paid on the next two Rent Payment Dates, and (iii) have a stated expiration date not earlier than one year after the date of issuance of such Qualifying Letter of Credit.

         (b) If a Qualifying Letter of Credit shall have an expiration date prior to the maturity date of the Certificates, PPL Montana shall extend or replace such Qualifying Letter of Credit on or before the date that is 60 days prior to such expiration date.

         (c) If PPL Montana or the issuer of any Qualifying Letter of Credit elects to terminate any Qualifying Letter of Credit prior to the maturity date of the Certificates, PPL Montana shall or such issuer, as the case may be, shall notify the Lease Indenture Trustee of its intent to terminate the Qualifying Letter of Credit 120 days prior to the proposed termination date and PPL Montana shall replace such Qualifying Letter of Credit on or before a date that is 60 days prior to the proposed termination date.

         (d) If at any time subsequent to the issuance of a Qualifying Letter of Credit, the issuer of such Qualifying Letter of Credit ceases to be a Qualifying Letter of Credit Bank, PPL Montana shall, within 60 days of receiving Actual Knowledge of such issuer failing to be a Qualifying Letter of Credit Bank, replace such Qualifying Letter of Credit with a replacement Qualifying Letter of Credit issued by a bank or other financial institution that is a Qualifying Letter of Credit Bank.

         (e) If at any time a Qualifying Letter of Credit is drawn upon pursuant to Section 17.1(h) or Section 17.4 of the Facility Lease, Section 4.3(g) of the Lease Indenture or otherwise, PPL Montana shall have 90 days to reinstate the availability under the drawn Qualifying Letter of Credit (or provide a new Qualifying Letter of Credit) in an amount equal to the amount then required by
Section 6.5(a)(ii) hereof.

         (f) PPL Montana shall be permitted, from time to time, to replace any Qualifying Letter of Credit issued with a replacement Qualifying Letter of Credit as long as there shall be no interruption in the coverage provided by the Qualifying Letter of Credit in consequence of such optional replacement.

         Section 6.6. Limitation on Activities. PPL Montana shall not directly, and shall not permit any of its Core Subsidiaries to, engage in any business other than a Permitted Business.

         Section 6.7. Limitation on Transactions with Affiliates. PPL Montana shall not, and shall not permit any of its Core Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its or their properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, to or for the benefit of, any Affiliate (other than transactions contemplated by any agreement entered into between PPL Montana or any of its Core Subsidiaries and any of their respective Affiliates as the same are in effect on the Effective
Date) unless such transaction or series of transactions is on terms that are no less favorable to PPL Montana or such Core Subsidiary than would be available in a comparable transaction with an unrelated third party.

         Section 6.8. Designation of Core Subsidiaries and Additional Subsidiaries. (a) As of the Closing Date, all Subsidiaries involved in a Permitted Business will be Core Subsidiaries; provided, however, that the board of managers of PPL Montana may, subject to Section 6.8(b) and (d), designate any Core Subsidiary to be an Additional Subsidiary if that designation would not cause a Significant Lease Default or Lease Event of Default. The designation of a Core Subsidiary as an Additional Subsidiary shall constitute an Asset Sale and shall be subject to the provisions of Section 6.3. If a Core Subsidiary is designated as an Additional Subsidiary, the aggregate fair market value of all outstanding Investments owned by PPL Montana and its Core Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation. That designation will only be permitted if such Investment would be permitted under Section 6.2 at that time and if such Core Subsidiary otherwise meets the definition of an Additional Subsidiary. The board of managers of PPL Montana may redesignate any Additional Subsidiary to be a Core Subsidiary if the redesignation would not cause a Significant Lease Default or Lease Event of Default.

         (b) No Subsidiary shall be designated an Additional Subsidiary, unless such Subsidiary:

                  (i) has no Indebtedness other than Non-Recourse Indebtedness;

                  (ii) is not party to any agreement, contract, understanding, loan, advance or guarantee with, to or for the benefit of PPL Montana or any Core Subsidiary unless the terms of any such agreement, contract, understanding, loan, advance or guarantee are no less favorable to PPL Montana or such Core Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of PPL Montana;

                  (iii) is a Person with respect to which neither PPL Montana nor any of its Core Subsidiaries has any direct or indirect obligation
         (A) to subscribe for additional equity interests (unless the amount of such subscription could be made as a Restricted Payment under Section 6.2) or (B) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

                  (iv) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of PPL Montana or any of its Core Subsidiaries.

Any designation of a Subsidiary of PPL Montana as an Additional Subsidiary shall be evidenced to the Lease Indenture Trustee by filing with the Lease Indenture Trustee a certified copy of the board resolution giving effect to such designation and an Officer's Certificate of PPL Montana certifying that such designation complied with the preceding conditions and was permitted by Section
6.2. If, at any time, any Additional Subsidiary fails to meet the requirements as an Additional Subsidiary, it shall thereafter cease to be an Additional Subsidiary for purposes of the Lease Indenture, and any Indebtedness of such Subsidiary shall be deemed for purposes of Section 6.1 to be incurred by a Core Subsidiary of PPL Montana as of such date.

         (c) The board of managers of PPL Montana may at any time designate any Additional Subsidiary to be a Core Subsidiary, provided that such designation shall be deemed to be an incurrence of Indebtedness by a Core Subsidiary of PPL Montana of any outstanding Indebtedness of such Additional Subsidiary, and such designation shall only be permitted if (i) such Indebtedness is permitted pursuant to Section 6.1, and (ii) no Significant Lease Default or Lease Event of Default would exist following such designation.

         (d) Notwithstanding the provisions of this Section 6.8, no Additional Subsidiary or Person other than PPL Montana and its Core Subsidiaries shall be permitted to hold, individually or in the aggregate, 50% or more of all voting and economic interests in any Core Subsidiary.

         Section 6.9. Restrictions on Guarantees. PPL Montana will not, contingently or otherwise, be or become liable, directly or indirectly, for any obligation guaranteeing in any manner any Indebtedness or performance obligation of any other person, except for:

                  (i) endorsements and similar obligations in the ordinary course of business;

                  (ii) guarantees existing on the Closing Date (which guarantees are set forth on Schedule 8 hereto), and renewals thereof in the ordinary course of business;

                  (iii) guarantees constituting Indebtedness that is incurred in compliance with Section 6.1;

                  (iv) performance guarantees not otherwise constituting Indebtedness in a principal or notional amount which would be permitted to be incurred by Section 6.1 if such performance guarantees did constitute Indebtedness;

                  (v) guarantees of Indebtedness that is incurred in compliance with Section 6.1;

                  (vi) guarantees of the performance of PPL Energy Plus Co., LLC, or any other Affiliate of PPL Montana that has entered into an agreement with PPL Montana or any Core Subsidiary, entered into by PPL Montana in the ordinary course of business in connection with sales or purchases of energy or capacity, sales or purchases of emissions credits, fuel procurement or ash waste disposal, in each case related to a Permitted Business of PPL Montana or any Core Subsidiary, so long as such activities are not for speculative purposes;

                  (vii) guarantees of the performance of any Affiliate of PPL Montana that owns, leases or operates the Rosebud Coal Mine or other coal assets in North America for the supply of fuel to any Permitted Business, but only to the extent of PPL Montana's ownership, leasehold or operating interest in such Affiliate; and

                  (viii) any other performance guarantee, provided that S&P and Moody's confirm that such guarantee will not result in a downgrade of the then current ratings of the Certificates.

         Section 6.10. Maintenance of Tax Status. PPL Montana shall not and shall not permit any of its Core Subsidiaries to, voluntarily take any action which would cause PPL Montana or its Core Subsidiaries to be treated as an association taxable as a corporation for federal income tax purposes.

         Section 6.11. Insurance. PPL Montana will and will cause each of its Core Subsidiaries to, maintain, with financially sound and reputable insurance companies insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations.

         Section 6.12. Notice of Payment of Supplemental Lease Rent. PPL Montana agrees that if and when it shall be required to make any payment in respect of Supplemental Lease Rent pursuant to the Operative Documents, it shall provide along with such payment a notice setting forth the reason for and amount of such payment.

SECTION 7. POST LEASE DEBT FINANCIAL COVENANTS OF PPL MONTANA

         From the Debt Covenant Termination Date until the Equity Covenant Termination Date, PPL Montana shall comply with the covenants set forth in this
Section 7. On the Equity Covenant Termination Date, the covenants in this
Section 7 shall immediately and without further action terminate and be of no further force and effect. The "Equity Covenant

Termination Date" shall be the later of July 20, 2027, or if the Owner Lessor has issued additional Lease Debt at the request of PPL Montana in accordance with Section 13 and such new Lease Debt is outstanding on July 20, 2027, the date when the aggregate amount of Periodic Lease Rent payable under all Colstrip Facility Leases for the balance of the Facility Lease Term shall be less than or equal to $40,000,000.00. Notwithstanding the foregoing, PPL Montana shall not be required to comply with the covenants set forth in this Section 7 during any period when the covenants set forth in Section 6 shall be in effect.

         For avoidance of doubt, the Section 467 Loan Balance and the Section 467 Interest shall not be deemed to be Indebtedness, an Investment or a Restricted Payment or otherwise be taken into account in calculating coverage ratios or fixed charges or determining compliance with any other financial covenant or financial test in this Agreement.

         Section 7.1. Incurrence of Indebtedness After Payment of Lease Debt.

         (a) PPL Montana shall not, and shall not permit any of its Subsidiaries to, incur any Indebtedness unless, at the time of the incurrence of such Indebtedness, (i) the Debt to Capital Ratio of PPL Montana shall not exceed 0.65 to 1.0 and (ii) PPL Montana shall be rated at least investment grade by S&P and Moody's; provided, that PPL Montana and its Subsidiaries may issue up to $125 million of Indebtedness without satisfying the rating requirement. If a Significant Lease Default or a Lease Event of Default shall have occurred and be continuing, no incurrence of Indebtedness shall be permitted, unless such incurrence of Indebtedness would otherwise satisfy the requirements set forth in this Section 7.1(a) and the application of the proceeds therefrom will cure such Significant Lease Default or Lease Event of Default. Each calculation made pursuant to this Section 7.1 shall be made, as applicable, after giving pro forma effect to any Indebtedness to be incurred in connection therewith, the application of the proceeds resulting therefrom, any Restricted Payments to be made in connection therewith, any assets to be acquired in connection therewith and the consummation of any related transactions.

         (b) Notwithstanding the provisions of Section 7.1(a), the incurrence by PPL Montana and its Subsidiaries, in the aggregate, of the following types of Indebtedness shall be permitted at any time:

                  (i) Indebtedness of up to $100 million in the aggregate for general corporate purposes incurred under the Working Capital Facility or any replacement, successor, or additional working capital facility on customary terms and conditions;

                  (ii) Indebtedness up to an amount equal to, at any time outstanding, (A) $125 million less (B) the then outstanding Indebtedness and commitments under clause 7.1(b)(i), incurred for the purpose of financing all or any part of the cost of the construction, installation, lease, development or improvement of any assets used or useful in a Permitted Business or for general corporate purposes, provided that no Significant Lease Default or Lease Event of Default shall have occurred and be continuing (or would be caused thereby);

                  (iii) Non-Recourse Indebtedness incurred by Additional Subsidiaries; provided, however, that if any such Indebtedness ceases to be Non-Recourse

         Indebtedness of an Additional Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Core Subsidiary that is not permitted under this clause (iii);

                  (iv) Indebtedness expressly subordinated to PPL Montana's payment obligations under the Operative Documents;

                  (v) Indebtedness of PPL Montana in respect of letters of credit, surety bonds or performance bonds issued in the ordinary course of business of PPL Montana; and

                  (vi) Any Indebtedness incurred in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness that was permitted to be incurred under Section 7.1(a); provided that the principal amount of the refinancing Indebtedness shall not exceed the principal amount of the Indebtedness so refinanced plus a reasonable premium in connection with the redemption of or repurchase of such refinanced Indebtedness.

         Section 7.2. Restricted Payments. PPL Montana, shall not, and shall not permit any of its Core Subsidiaries to, make any Restricted Payment unless at the time such Restricted Payment is to be made, the Cash Flow to Fixed Charges Ratio shall equal at least 1.5 to 1.0 for the most recently ended four full fiscal quarters; provided that, if a Significant Lease Default or a Lease Event of Default shall have occurred and be continuing, no Restricted Payments shall be permitted; provided further that so long as no Significant Lease Default or Lease Event of Default has occurred and is continuing or would be caused thereby, this Section 7.2 shall not prohibit the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of PPL Montana or of any equity interests of PPL Montana in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a subsidiary of PPL Montana) of, equity interests of PPL Montana.

SECTION 8. COVENANTS OF THE TRUST COMPANY, THE LESSOR MANAGER AND THE OWNER
           LESSOR

         Section 8.1. Compliance with the LLC Agreement. The Owner Lessor, the Trust Company and the Lessor Manager each hereby severally covenants and agrees that it will:

         (a) comply with all of the terms of the LLC Agreement applicable to it; and

         (b) not amend, supplement, or otherwise modify Section 9.1 or Section
9.3 of the LLC Agreement without the prior written consent of (i) so long as no Lease Event of Default has occurred and is continuing, PPL Montana, and (ii) so long as the Lien of the Lease Indenture has not been terminated or discharged, the Lease Indenture Trustee.

         Section 8.2. Owner Lessor's Liens. The Trust Company, the Lessor Manager and the Owner Lessor each covenants that it will not directly or indirectly create, incur, assume or suffer to exist any Owner Lessor's Lien attributable to it and will promptly notify PPL Montana, the Owner Participant and the Lease Indenture Trustee of the imposition of any such Lien of which it has Actual Knowledge and shall promptly, at its own expense, take such action as may be necessary to duly discharge such Owner Lessor's Lien attributable to it.

         Section 8.3. Amendments to Operative Documents. The Lessor Manager, the Trust Company and the Owner Lessor each covenants that it will not unless such action is expressly contemplated by the Operative Documents (a) through its own action terminate any Operative Document to which it is a party, (b) amend, supplement, waive or modify (or consent to any such amendment, supplement, waiver or modification) such Operative Documents in any manner or (c) except as provided in Section 13 hereof or Section 2.10 of the Lease Indenture, take any action to prepay or refund the Lessor Note or amend any of the payment terms of the Lessor Note without, in each case, the prior written consent of (i) so long as no Lease Event of Default shall have occurred and be continuing, PPL Montana, or, (ii) in the case of clause (a) or (b), so long as the Lien of the Lease Indenture has not been terminated or discharged, the Lease Indenture Trustee. Notwithstanding the foregoing, the Owner Lessor will not exercise its option to repay the Lessor Note pursuant to Section 2.10(d)(ii) of the Lease Indenture prior to maturity without the consent of PPL Montana.

         Section 8.4. Transfer of the Owner Lessor's Interest. Other than as contemplated by the Operative Documents, each of the Owner Lessor and the Lessor Manager covenants that it will not assign, pledge, sell, lease, convey or otherwise transfer any of its then existing right, title or interest in and to the Owner Lessor's Interest, the Lessor Estate or the other Operative Documents. Nothing in this Section 8.4 shall limit the ability of the Lessor Manager or the Owner Participant to appoint a successor Lessor Manager pursuant to Section 9 of the LLC Agreement.

         Section 8.5. Owner Lessor; Lessor Estate. Each of the Lessor Manager and the Owner Lessor covenants that it will not voluntarily take any action to subject the Owner Lessor or the Lessor Estate to the provisions of any applicable bankruptcy or insolvency law (as now or hereafter in effect).

         Section 8.6. Limitation on Indebtedness and Actions. Each of the Lessor Manager and the Owner Lessor covenants that it will not incur any indebtedness nor enter into any business or activity except as required or expressly permitted or contemplated by any Operative Document.

         Section 8.7. Change of Location. The Lessor Manager shall use all reasonable efforts to give the Owner Participant, the Lease Indenture Trustee and PPL Montana 30 days' written notice of any relocation of the Lessor Manager's chief executive office or the place where documents and records relating to the Lessor Manager or the Lessor Estate are kept from the location set forth in Section 3.2(g) and of any change in its name, but in any event the Lessor Manager and the Owner Lessor shall give such notice within 30 days after such relocation or name change.

         Section 8.8. Pollution Control Facilities. The Owner Lessor covenants and agrees that it will not materially change (and will exercise all rights, powers, elections and options available to it and any Affiliate under the Project Agreements to prevent any such change to) the character or nature of the use of Pollution Control Facilities from the manner in which such facilities had been used prior to the Closing Date, unless such changed use would constitute a permissible use or purpose for which tax-exempt bonds could be issued pursuant to the Tax Reform Act of 1986; provided, however, that the Owner Lessor makes no covenant with respect to any change in character or use by PPL Montana or any sublessee of PPL Montana or any other operator of the Pollution Control Facilities pursuant to the Project Agreements. In addition, the Owner Lessor covenants and agrees that it will not sell or otherwise transfer (other than to PPL Montana) any interest in such Pollution Control Facilities unless (i) the transferee covenants to satisfy the conditions set forth in this Section 8.8 or (ii) the transfer relates to personal property and is exclusively for cash, and the proceeds of which will be expended within six months of the date of receipt on facilities for which tax-exempt bonds could be issued pursuant to the Tax Reform Act of 1986. This Section 8.8 shall not, however, prevent the Owner Lessor or transferee from ceasing to use any Pollution Control Facilities that, in such Person's reasonable judgment, have become obsolete or otherwise uneconomical to continue to use.

SECTION 9. COVENANTS OF THE OWNER PARTICIPANT

         Section 9.1. Restrictions on Transfer of Member Interest.

         (a) The Owner Participant covenants and agrees that it shall not during the Facility Lease Term assign, convey or transfer any of its right, title or interest in the Member Interest without the prior written consent of PPL Montana and, so long as the Lien of the Lease Indenture has not been terminated or discharged, without the prior written consent of the Lease Indenture Trustee; provided, however, that the Owner Participant may assign, convey or transfer all of its interest in the Member Interest without such consent to a Person (the "Transferee") which shall assume the duties and obligations of the Owner Participant under the Operative Documents pursuant to an Assignment and Assumption Agreement substantially in the form of Exhibit F hereto, if each of the following conditions shall have been satisfied:

                  (i) PPL Montana, and, so long as the Lease Debt is outstanding, the Lease Indenture Trustee and the Pass Through Trustee, shall have received an opinion of counsel, which opinion and counsel are reasonably satisfactory to PPL Montana, and, so long as the Lease Debt is outstanding, the Lease Indenture Trustee and the Pass Through Trustee, to the effect that all regulatory approvals required in connection with such transfer or necessary to assume the Owner Participant's obligations under the Operative Documents shall have been obtained;

                  (ii) the Transferee shall be a "United States person" within the meaning of Section 7701(a)(30) of the Code;

                  (iii) the Transferee shall be either (A) an Affiliate of the Guarantor which does not otherwise qualify under clause (B) below, provided that all of the payment and performance obligations of the Transferee with respect to the interest being transferred under the Operative Documents shall be guaranteed by the Guarantor pursuant to a guaranty substantially in the form of Exhibit G hereto, or (B) a Person that has, or the payment and performance obligations of which with respect to the interest being transferred under the Operative Documents are guaranteed (pursuant to a guaranty substantially in the form of Exhibit G hereto) by a Person (the Guarantor or such other guarantor, the "OP Guarantor") that has a tangible net worth of at least $75 million calculated in accordance with GAAP; and

                  (iv) unless waived by PPL Montana, and so long as no Significant Lease Default or Lease Event of Default shall have occurred and be continuing, neither the Transferee nor the OP Guarantor is a Competitor of, or in material litigation with, PPL Montana or any Affiliate thereof;

                  (v) unless the senior unsecured debt of the Transferee or the OP Guarantor shall have a rating from S&P at least as high as the rating of the Certificates on the Closing Date, S&P shall have received an opinion of counsel with respect to the Transferee substantially to the effect of the nonconsolidation opinion delivered to S&P on the Closing Date pursuant to the last sentence of Section 4(s) and otherwise reasonably satisfactory to S&P, or if as a consequence of a change in bankruptcy law such opinion cannot be given:

                           (a) a legal opinion to the effect that the risk of
                  bankruptcy consolidation of either the Transferee or if its parent is a special purpose bankruptcy remote entity, its parent, with the Transferee's parent or its parent's parent, as the case may be, immediately after giving effect to the transfer of such member interest is not materially different from the risk of bankruptcy consolidation of the Owner Participant or if its parent is a special purpose bankruptcy remote entity, its parent with the its parent or its parent's parent, as the case may be, immediately prior to giving effect to such transfer; and

                           (b) an Officer's Certificate of the Transferee
                  certifying that the organizational documents of the Transferee and if its parent is a special purpose bankruptcy remote entity, its parent contain, and will continue to contain after the transfer, provisions substantially equivalent to those contained in the Owner Participant's and its parent's organizational documents on the Closing Date with respect to the following provisions: separateness, independent managers, no bankruptcy petition, no dissolution and amendment of such organizational document(s).



         (b) For purposes of the preceding clause (a), a "Competitor" of PPL Montana shall be an entity, or an Affiliate thereof, that is significantly involved as a seller or trader of capacity or energy in the electric market, provided that, the foregoing restriction shall not apply in the case of a Transferee that is an Affiliate of such a seller or trader so long as (i) such Transferee is an entity involved in making passive investments such as the Owner Participant's contemplated investment in the Overall Transaction, (ii) such Transferee has in place procedures which shall be reasonably acceptable to PPL Montana to prevent such Affiliate that is a seller or trader of capacity or energy from acquiring confidential information relating to such passive investments and agrees in writing with PPL Montana to maintain such procedures, and (iii) neither such Transferee nor any Affiliate thereof is an entity that is
(A) actively involved in the selling, trading or generation of electricity in the Western System Coordinating Council or any successor thereto, or (B) on the List of Competitors, which may, from time to time, but no more often than once per year, be modified by PPL Montana, and shall contain a list of entities that PPL Montana reasonably believes in its good faith judgment are Competitors of PPL Montana; provided that such List of Competitors shall not contain more than 6 entities at any one time. None of

Pacificorp, Avista, Portland, Puget or any of their Affiliates shall be deemed to be Competitors of PPL Montana. Notwithstanding the foregoing, the restrictions set forth in clauses (i), (iv) and (v) of Section 9.1(a) and the tangible net worth requirement in clause (iii) of Section 9.1(a) shall not inure to the benefit of PPL Montana if such transfer is in connection with the exercise of remedies during a Lease Event of Default.

         (c) PPL Montana shall not be responsible for any Taxes arising out of or caused by any transfer pursuant to this Section 9.1 and the Pricing Assumptions shall not be changed as a result of any such transfer.

         (d) The Owner Participant shall give the Owner Lessor, the Lessor Manager, the Lease Indenture Trustee, and PPL Montana 30 days' prior written notice of such transfer, or 10 days' in the case of a transfer to an Affiliate of the Guarantor. Such written notice shall be in the form of a certificate and stating the name and address of any proposed Transferee and that the proposed transfer satisfies the requirements of this Section 9.1. If requested by the Owner Participant or the Lease Indenture Trustee, PPL Montana will acknowledge qualifying transfers. All reasonable fees, expenses and charges of the Lease Indenture Trustee, Pass Through Trustee, and PPL Montana (including reasonable attorneys' fees and expenses in connection with any such transfer or proposed transfer), including any of the foregoing relating to any amendments to the Operative Documents required in connection therewith, shall be paid by the Owner Participant, without any right of indemnification from PPL Montana or any other Person; provided, however, that the Owner Participant shall have no obligation to pay fees, expenses or charges of PPL Montana as a result of any transfer while a Significant Lease Default or a Lease Event of Default is continuing, in which case PPL Montana shall be obligated to pay such costs.

         (e) Upon any such transfer in compliance with this Section 9.1, (i) such Transferee shall (x) be deemed the "Owner Participant" for all purposes, and (y) enjoy the rights and privileges and perform the obligations of the Owner Participant hereunder and under the Assignment and Assumption Agreement, the Guaranty and each other Operative Document to which such Owner Participant is a party, and each reference in this Agreement, the Assignment and Assumption Agreement, the Guaranty and each other Operative Document to the "Owner Participant" shall thereafter be deemed to include such Transferee, to the extent of the undivided interest conveyed to the Transferee, for all purposes and (ii) the transferor Owner Participant and the OP Guarantor, if any, of such transferor Owner Participant's obligations shall be released from all obligations hereunder and under each other Operative Document to which such transferor or OP Guarantor is a party or by which such transferor Owner Participant or OP Guarantor is bound to the extent such obligations are expressly assumed by a Transferee; provided, however, that in no event shall any such transfer waive or release the transferor or its OP Guarantor from any liability existing immediately prior to or occurring simultaneously with such transfer.

         Section 9.2. Owner Participant's Liens. The Owner Participant covenants that it will not directly or indirectly create, incur, assume or suffer to exist any Owner Participant's Lien and the Owner Participant shall promptly notify PPL Montana and the Lease Indenture Trustee of the imposition of any such Lien of which the Owner Participant has Actual Knowledge and shall promptly, at its own expense, take such action as may be necessary to duly discharge such Owner Participant's Lien.

         Section 9.3. Amendments or Revocation of LLC Agreement. The Owner Participant covenants that it will not (a) amend, supplement, or otherwise modify Section 9.1 or Section 9.3 of the LLC Agreement without the prior written consent of (X) so long as no Significant Lease Default or Lease Event of Default has occurred and is continuing, PPL Montana, or (Y) so long as the Lien of the Lease Indenture has not been terminated or discharged, the Lease Indenture Trustee, or (b) waive compliance with or terminate the LLC Agreement without the prior written consent of (X) so long as no Significant Lease Default or Lease Event of Default has occurred and is continuing, PPL Montana, or (Y) so long as the Lien of the Lease Indenture has not been terminated or discharged, the Lease Indenture Trustee.

         Section 9.4. Bankruptcy Filings. The Owner Participant agrees that it will not file a petition, or join in the filing of a petition, seeking reorganization, arrangement, adjustment or composition of, or in respect of, the Owner Lessor under the Bankruptcy Code, or any other applicable Federal or state law or the law of the District of Columbia.

         Section 9.5. Instructions. The Owner Participant agrees that it will not instruct the Owner Lessor to take any action prohibited by this Agreement or any other Operative Document.

         Section 9.6. Appointment of Successor Lessor Manager. Notwithstanding any other provision of this Agreement, a successor Lessor Manager shall not be appointed by the Owner Participant without the consent of PPL Montana and, so long as the Lien of the Lease Indenture has not been terminated or discharged, the Lease Indenture Trustee, unless such successor Lessor Manager (a) meets the requirements of the LLC Agreement, (b) has a combined capital and surplus of at least $150 million, and (c) PPL Montana, and so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee shall have received at the expense of the Owner Participant (i) an opinion or opinions of counsel, such counsel and such opinion to be reasonably acceptable to such parties, to the effect that no regulatory consents or approvals are required, or (ii) such other evidence thereof reasonably satisfactory to PPL Montana; provided, however, that if Wilmington Trust Company resigns as Lessor Manager, is terminated for cause, or shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Lessor Manager or its properties shall be appointed or any public officer shall take charge or control of the Lessor Manager or its property or affairs for the purpose of rehabilitation, conservation or liquidation, the opinion required by clause (c) shall be at the expense of PPL Montana.

SECTION 10. COVENANTS OF THE LEASE INDENTURE TRUSTEE

         The Lease Indenture Trustee will not directly or indirectly create, incur, assume or suffer to exist any Indenture Trustee's Lien attributable to it and arising out of events or conditions not related to its rights in the Indenture Estate or the administration thereof, and will promptly notify the Owner Participant, the Lessor Manager and PPL Montana of the imposition of any such Lien of which it has Actual Knowledge and shall promptly, at its own expense, take such action as may be necessary to duly discharge such Indenture Trustee's Lien.

SECTION 11. PPL MONTANA'S INDEMNIFICATIONS

         Section 11.1. General Indemnity.

         (a) Claims Indemnified. Subject to the exclusions stated in paragraph
(b) below, PPL Montana agrees to indemnify, protect, defend and hold harmless, and does hereby indemnify the Owner Participant, the Owner Lessor, the Trust Company, the Lessor Manager, the Lease Indenture Trustee and the Pass Through Trustee, and their respective Affiliates, successors, assigns, agents, directors, officers or employees (each an "Indemnitee") against any and all Claims (including Claims under Environmental Laws) (whether or not any of the transactions contemplated by the Operative Documents are consummated) imposed on, incurred or suffered by or asserted against any Indemnitee in any way relating to or resulting from or arising out of or attributable to:

                  (i) the construction, financing, refinancing, acquisition, operation, rebuilding, warranty, ownership, possession, maintenance, repair, lease, condition, alteration, modification, restoration, refurbishing, return, purchase, sale or other disposition, insuring, sublease, or other use or non-use of the Facility, the Undivided Interest, the Ground Interest or any Component or any portion of any thereof or any interest therein;

                  (ii) the conduct of the business or affairs of PPL Montana;

                  (iii) the manufacture, design, purchase, acceptance, rejection, delivery or condition of, or improvement to, the Facility, the Colstrip Site, the Undivided Interest, the Ground Interest, or any Component, or any portion of any thereof or any interest therein;

                  (iv) the Project Agreements, the Facility Lease, the Site Lease and Sublease, or any other Operative Document, the execution or delivery thereof or the performance, enforcement, or amendment of any terms thereof, or the transactions contemplated thereby or resulting therefrom;

                  (v) any Environmental Condition at, related in any way to or directly or indirectly caused by the Facility, and the Colstrip Site or any Component, or any loss of or damage to any property, natural resources or the environment, or death of or injury to any Person, resulting from or relating to any Hazardous Substance that is or was present, used, generated, treated, stored, recycled, reclaimed, managed, transported, manufactured, released, emitted or discharged at, on, in under, to or from the Facility, the Colstrip Site or any Component;

                  (vi) the offer, issuance, sale, acquisition or delivery of the Lessor Note, the Certificates, any Additional Lessor Notes, any Additional Certificates or any refinancing thereof;

                  (vii) the reasonable costs and expenses of the Transaction Parties in connection with amendments or supplements to the Operative Documents requested by PPL Montana;

                  (viii) the imposition of any Lien other than, with respect to a particular Indemnitee (or a Related Party), an Owner Lessor's Lien, an Owner Participant's Lien, or an Indenture Trustee Lien attributable to such Indemnitee;

                  (ix) any violation by, or liability relating to, PPL Montana of, or under, any Applicable Law, whether now or hereafter in effect (including Environmental Laws), or any action of any Governmental Entity or other Person taken with respect to the Facility or the Colstrip Site, the Operative Documents or the interests of the Owner Participant, the Owner Lessor, the Lessor Manager, the Lease Indenture Trustee or the Pass Through Trustee, or under the Operative Documents or the presence, use, storage, generation, recycling, reclamation, release, emission, discharge, management, transportation, treatment or manufacture of any Hazardous Substance in, at, under or from the Facility, the Colstrip Site or any Component at any time and by any Person;

                  (x) the non-performance or breach by PPL Montana of any obligation contained in this Agreement or any other Operative Document or the falsity or inaccuracy of any representation or warranty of PPL Montana contained in this Agreement or any other Operative Document;

                  (xi) the continuing fees (if any) and expenses of the Owner Lessor and the Lessor Manager (including the reasonable compensation and expenses of their counsel, accountants and other professional persons) arising out of the Owner Lessor's or the Lessor Manager's discharge of their respective duties under or in connection with the Operative Documents (other than the Facility Lease and the Site Lease and Sublease);

                  (xii) the continuing fees (if any) and expenses of the Lease Indenture Trustee and the Pass Through Trustee (including the reasonable compensation and expenses of their respective counsel, accountants and other professional persons) arising out of the discharge of their respective duties under or in connection with the Operative Documents, including the administration and acceptance thereof;

                  (xiii) in any other way relating to the transactions contemplated by the Operative Documents.

         (b) Claims Excluded. Any Claim, to the extent relating to or resulting from or arising out of or attributable to any of the following, is excluded from PPL Montana's agreement to indemnify any Indemnitee under this Section 11.1:

                  (i) (A) with respect to any of the Units, acts, omissions or events occurring after expiration or early termination of the Facility Lease with respect to any such Unit and, where required by the Facility Lease, surrender to the Owner Lessor (or its successor or assigns) of PPL Montana's interest in such Unit in compliance with the provisions of the Facility Lease,
(B) acts, omissions or events occurring after expiration or early termination of the Facility Lease and, where required by the Facility Lease, surrender to the Owner Lessor or its successor of PPL Montana's interest in the Undivided Interest in compliance with the provisions of the Facility Lease, or (C) if the Closing Date does not occur by the date set forth in 2.2(c) (or such later date as may be agreed in writing between the Owner Lessor and PPL Montana), acts, omissions or events occurring after such date;

                  (ii) with respect to a particular Indemnitee and Related Parties, any offer, sale, assignment, transfer or other disposition (voluntary or involuntary) by or on behalf of (A) in the case of the Owner Participant, the Owner Participant of any of its interest in the Member Interest, (B) in the case of the Owner Lessor, and if such action is taken at the written direction of the Owner Participant, the Owner Participant and Related Parties, the Owner Lessor of all or any of its interest in the Owner Lessor's Interest, or (C) the Lease Indenture Trustee of any of its interest in the Lessor Note, unless such transfer is required by the terms of the Operative Documents or occurs in connection with the exercise of remedies during a Lease Event of Default;

                  (iii) with respect to any Indemnitee (other than the Lease Indenture Trustee and the Pass Through Trustee), any Claim attributable to the gross negligence or willful misconduct of such Indemnitee or a Related Party unless such gross negligence or willful misconduct is attributable to any breach by PPL Montana or its Affiliates of any covenant, representation or warranty contained in any Operative Document;

                  (iv) as to any Indemnitee (other than the Lease Indenture Trustee and the Pass Through Trustee), any Claim attributable to the noncompliance of such Indemnitee or a Related Party, with any of the terms of, or any misrepresentation or breach of warranty by such Indemnitee contained in any Operative Document made by such Indemnitee or any breach by such Indemnitee or a Related Party of any covenant contained in any Operative Document made by such Indemnitee or Related Party unless attributable to any breach by PPL Montana or its Affiliates of any covenant, representation or warranty contained in any Operative Document;

                  (v) with respect to the Lessor Manager, the Trust Company, any Claim constituting or arising from an Owner Lessor's Lien attributable to it;

                  (vi) with respect to the Lease Indenture Trustee, any Claim arising from or attributable to its negligence or willful misconduct;

                  (vii) with respect to the Pass Through Trustee, any Claim arising from or attributable to its negligence or willful misconduct;

                  (viii) with respect to the Owner Participant, any claim constituting or arising from an Owner Participant's Lien;

                  (ix) any amount which constitutes Transaction Costs which the Owner Participant is obligated to pay pursuant to Section 2.4(a) hereof or any other amount to the extent such Indemnitee or a Related Party has expressly agreed in any Operative Document to pay such amount without express right of reimbursement;

                  (x) any Claim that is a Tax, or is a cost of contesting a Tax whether or not PPL Montana is required to indemnify therefor pursuant to Section
11.2 or under the Tax Indemnity Agreement;

                  (xi) any failure on the part of the Trust Company or the Lessor Manager to distribute in accordance with the LLC Agreement any amounts received by it under the Operative Documents and distributable by it thereunder;

                  (xii) with respect to a particular Indemnitee and Related Party, any obligation or liability expressly assumed in any Operative Document by the Indemnitee seeking indemnification;

                  (xiii) with respect to any Indemnitee (other than the Lease Indenture Trustee, the Pass Through Trustee, the Lessor Manager and the Trust Company) any amendment not requested by PPL Montana other than amendments executed pursuant to Section 5.10; and

                  (xiv) any Claim that constitutes principal, premium and/or interest on the Lessor Note, any Additional Lessor Notes, or the corresponding payments under the Certificates or any Additional Certificates;

provided that the terms "omission," "negligence," "gross negligence" and "willful misconduct," when applied with respect to the Lessor Manager, the Trust Company, the Owner Participant, the Lease Indenture Trustee, the Pass Through Trustee or any Affiliate of any thereof, shall not include any liability imputed as a matter of law to such Indemnitee solely by reason of any such entity's interest in the Facility or the Colstrip Site or any such Indemnitee's failure to act in respect of matters which are or were the obligation of PPL Montana under this Agreement or any other Operative Document.

         (c) Insured Claims. Subject to the provisions of paragraph (e) of this
Section 11.1, in the case of any Claim indemnified by PPL Montana hereunder which is covered by a policy of insurance maintained by PPL Montana, each Indemnitee agrees, unless it and each other Indemnitee shall waive its rights to indemnification (for itself and each Related Party thereto) in a manner reasonably acceptable to PPL Montana, to cooperate, at the sole cost and expense of PPL Montana, with insurers in exercise of their rights to investigate, defend or compromise such Claim.

         (d) After-Tax Basis. PPL Montana agrees that any payment or indemnity pursuant to this Section 11.1 in respect of any Claim shall be made on an After-Tax Basis to the Indemnitees.

         (e) Claims Procedure. Each Indemnitee shall promptly after such Indemnitee shall have Actual Knowledge thereof notify PPL Montana of any Claim as to which indemnification is sought; provided, that the failure so to notify PPL Montana shall not reduce or affect PPL Montana's liability which it may have to such Indemnitee under this Section 11.1, and no payment hereunder by PPL Montana to an Indemnitee shall be deemed to constitute a waiver or release of any right or remedy that PPL Montana may have against any such Indemnitee for actual damages resulting directly from such failure or delay of such Indemnitee to give PPL Montana such notice. Any amount payable to any Indemnitee pursuant to this Section 11.1 shall be paid within fifteen (15) days after receipt of such written demand therefor from such Indemnitee, accompanied by a certificate of such Indemnitee stating in reasonable detail the basis for the indemnification thereby sought and (if such Indemnitee is not a party hereto) an agreement to be bound by the terms hereof as if such Indemnitee were such a party. The foregoing shall not, however, constitute an obligation to disclose confidential information of any kind without the execution of an appropriate confidentiality agreement. Promptly after PPL Montana receives notification of such Claim accompanied by a written statement describing in reasonable detail the Claims which are the subject of and basis for such indemnity and the computation of the amount so payable, PPL Montana shall, without affecting its obligations hereunder, notify such Indemnitee whether it intends to pay, object to, compromise or defend any matter involving the asserted liability of such Indemnitee. PPL Montana shall have the right to investigate and so long as no Significant Lease Default or Lease Event of Default shall have occurred and be continuing, PPL Montana shall have the right in its sole discretion, to defend or compromise any Claim for which indemnification is sought under this Section 11.1 which PPL Montana acknowledges is subject to indemnification hereunder; provided that no such defense or compromise shall involve any danger of (i) foreclosure, sale, forfeiture or loss of, or imposition of a Lien on any part of the Undivided Interest, the Ground Interest, the Lessor Estate or the other Indenture Estate or the impairment of the Facility in any material respect or (ii) any criminal liability being incurred or any material adverse effect on such Indemnitee, provided further, that no Claim shall be compromised by PPL Montana on a basis that admits any criminal violation or gross negligence or willful misconduct on the part of such Indemnitee without the express written consent of such Indemnitee; and provided, further, that to the extent that other Claims unrelated to the transactions contemplated by the Operative Documents are part of the same proceeding involving such Claim, PPL Montana may assume responsibility for the contest or compromise of such Claim only if the same may be and is severed from such other Claims (and each Indemnitee agrees to use reasonable efforts to obtain such a severance). If PPL Montana elects, subject to the foregoing, to compromise or defend any such asserted liability, it may do so at its own expense and by counsel selected by it. Upon PPL Montana's election to compromise or defend such asserted liability and prompt notification to such Indemnitee of its intent to do so, such Indemnitee shall cooperate at PPL Montana's expense with all reasonable requests of PPL Montana in connection therewith and will provide PPL Montana with all information not within the control of PPL Montana as is reasonably available to such Indemnitee which PPL Montana may reasonably request; provided, however, that such Indemnitee shall not, unless otherwise required by Applicable Law, be obligated to disclose to PPL Montana or any other Person, or permit PPL Montana or any other Person to examine (i) any income tax returns of the Owner Participant or (ii) any confidential information or pricing information not generally accessible by the public possessed by the Owner Participant (and, in the event that any such information is made available, PPL Montana shall treat such information as confidential and shall take all actions reasonably requested by such Indemnitee for purposes of obtaining a stipulation from all parties to the related proceeding providing for the confidential treatment of such information from all such parties). Where PPL Montana, or the insurers under a policy of insurance maintained by PPL Montana, undertake the defense of such Indemnitee with respect to a Claim (with counsel reasonably satisfactory to such Indemnitee and without reservation of rights against such Indemnitee), no additional legal fees or expenses of such Indemnitee in connection with the defense of such Claim shall be indemnified hereunder unless such fees or expenses were incurred at the request of PPL Montana or such insurers. Notwithstanding the foregoing, an Indemnitee may participate at its own expense in any judicial proceeding controlled by PPL Montana pursuant to the preceding provisions, but only to the extent that such party's participation does not in the reasonable opinion of counsel to PPL Montana interfere with such control; provided, however, that such party's participation does not constitute a waiver of the indemnification provided in this Section 11.1; provided, further, that if and to the extent that (i) such Indemnitee is advised by counsel that an actual or potential conflict of interest exists where it is advisable for such Indemnitee to be represented by separate counsel or (ii) there is a risk that such Indemnitee may be indicted or otherwise charged in a criminal complaint and such Indemnitee informs PPL Montana that such Indemnitee desires to be represented by separate counsel, such Indemnitee shall have the right to control its own defense of such Claim and the reasonable fees and expenses of such defense (including the reasonable fees and expenses of such separate counsel) shall be borne by PPL Montana. So long as no Lease Event of Default shall have occurred and be continuing, no Indemnitee shall enter into any settlement or other compromise with respect to any Claim without the prior written consent of PPL Montana unless (i) the Indemnitee waives its rights to indemnification hereunder or (ii) PPL Montana has not acknowledged its indemnity obligation with respect thereto and there is a significant risk that a default judgment will be entered against such Indemnitee. Nothing contained in this
Section 11.1(e) shall be deemed to require an Indemnitee to contest any Claim or to assume responsibility for or control of any judicial proceeding with respect thereto.

         (f) Subrogation. To the extent that a Claim indemnified by PPL Montana under this Section 11.1 is in fact paid in full by PPL Montana or an insurer under an insurance policy maintained by PPL Montana, PPL Montana (so long as no Lease Event of Default shall have occurred and be continuing) or such insurer shall be subrogated to the rights and remedies of the Indemnitee on whose behalf such Claim was paid to the extent of such payment (other than rights of such Indemnitee under insurance policies maintained at its own expense) with respect to the transaction or event giving rise to such Claim. Should an Indemnitee receive any refund, in whole or in part, with respect to any Claim paid by PPL Montana hereunder, it shall promptly pay over to PPL Montana the lesser of (i) the amount refunded reduced by the amount of any Tax incurred by reason of the receipt or accrual of such refund and increased by the amount of any Tax (but not in excess of the amount of such reduction) saved as a result of such payment or (ii) the amount PPL Montana or any of its insurers has paid in respect of such Claim; provided that, so long as a Significant Lease Default or Lease Event of Default shall have occurred and is continuing such amount may be held by the Owner Lessor as security for PPL Montana's obligations under the Facility Lease and the other Operative Documents.

         (g) Minimize Claims. The Owner Participant, the Owner Lessor, the Lessor Manager, and each of the other Transaction Parties will use their respective reasonable efforts to minimize Claims indemnifiable by PPL Montana under this Section 11.1, including by complying with reasonable requests by PPL Montana to do or to refrain from doing any act if such compliance is, in the good faith opinion of the Owner Participant, the Owner Lessor, the Lessor Manager, or such other Transaction Party, as the case may be, of a purely ministerial nature or otherwise has no unindemnified adverse impact on the Owner Participant, the Owner Lessor, the Lessor Manager, or such Transaction Party, as the case may be, or any Affiliate of any thereof or on the business or operations of any of the foregoing.

         Section 11.2. General Tax Indemnity.

         (a) Indemnity. Except as provided in paragraph (b) PPL Montana agrees (but, in all events, without duplication of indemnities) to indemnify on an After-Tax Basis each of the Owner Participant, the Owner Lessor, the Trust Company, the Lessor Manager, the Lease Indenture Trustee and the Pass Through Trustee, their respective successors and assigns, the past and present partners or members of or holders of the ownership interests in the Owner Participant, as the case may be, and the Affiliates of each and all of the foregoing (each a "Tax

Indemnitee"), and to hold each Tax Indemnitee harmless from and to defend each Tax Indemnitee against all Taxes that are imposed upon or with respect to or borne by or asserted against any Tax Indemnitee, the Facility, the Colstrip Site, the Undivided Interest, the Ground Interest, the Common Facilities or any portion or Component thereof or any interest therein, or upon any Project Agreement, Operative Document or interest therein, or otherwise arising out of, in connection with or relating to, any of the following:

                  (i) the construction, financing, refinancing, acquisition, operation, warranty, ownership, possession, maintenance, repair, lease, condition, alteration, modification, restoration, refurbishing, rebuilding, return, purchase, sale or other disposition, insuring, sublease, or other use or non-use of the Facility, the Common Facilities, the Undivided Interest, the Ground Interest or the Colstrip Site, or any portion or component thereof or any interest therein;

                  (ii) the conduct of the business or affairs of PPL Montana or any other operator at or in connection with the Facility, the Common Facilities or the Colstrip Site;

                  (iii) the manufacture, design, purchase, acceptance, rejection, delivery, redelivery or condition of, or improvement to, the Facility, the Common Facilities, the Undivided Interest, the Ground Interest, the Colstrip Site, or any portion or Component thereof, or any interest therein;

                  (iv) the Facility Lease, the Site Lease and Sublease or any other Operative Document or Project Agreement, the execution or delivery thereof, or the performance, enforcement or amendment of any terms thereof;

                  (v) the payment or receipt of Basic Lease Rent, Renewal Lease Rent, Supplemental Lease Rent or any other payment, receipt or earning under the Facility Lease or arising from the Facility, the Common Facilities, the Colstrip Site, the Undivided Interest, the Ground Interest or any portion or Component thereof or any interest therein; or

                  (vi) otherwise relating to the transactions contemplated by the Operative Documents or Project Agreements.

         (b) Excluded Taxes. The indemnity provided for in paragraph (a) above shall not extend to any of the following Taxes (the "Excluded Taxes"):

                  (i) Taxes imposed on, based on or measured by gross or net income or receipts or capital or net worth (other than Taxes that are in the nature of sales, use, rental, license (other than the Montana corporate license tax), value added or property taxes and other than Taxes that would not have been imposed had PPL Montana not transferred its interest in the Facility Lease to a person other than a "United States person" within the meaning of Section 7701(a)(30) of the Code);

                  (ii) Taxes attributable to any period after expiration or other termination of the Facility Lease Term and surrender of the Facility to the Owner Lessor in accordance with the Facility Lease (or, in the case of the Lease Indenture Trustee or Pass Through Trustee, after the repayment of the Lessor Note);

                  (iii) Other than in the case of the Lease Indenture Trustee or Pass-Through Transfers, taxes imposed on a Tax Indemnitee attributable to the gross negligence or willful misconduct of such Tax Indemnitee or any Related Party;

                  (iv) Taxes in the nature of capital gain, accumulated earnings, personal holding company, excess profits, succession or estate, minimum, alternative minimum, preference, franchise, conduct of business and other similar taxes (other than Taxes that are in the nature of sales, use, rental, license (other than the Montana corporate license tax), value added or property taxes);

                  (v) Taxes imposed on a Tax Indemnitee that arise out of, or are caused by, any act or omission of such Tax Indemnitee (or any Related Party) that is expressly prohibited by the Operative Documents or by a breach by such Tax Indemnitee (or any Related Party) of any of its representations, warranties or covenants under any Operative Document (other than the Lease Indenture Trustee or the Pass Through Trustee, unless the act, omission or breach is the result of such Person's negligence or their willful misconduct);

                  (vi) Taxes arising out of, or caused by, any voluntary assignment, sale, transfer or other voluntary disposition or any involuntary transfer or other disposition resulting from a bankruptcy or similar proceeding for relief of debtors in which such Tax Indemnitee is a debtor or a foreclosure by a creditor of (A) a partner, member or Affiliate of the Owner Participant of all or any of its direct or indirect interest in the Owner Participant, (B) the Owner Participant of any of its Member Interest, (C) the Owner Lessor of all or any of its interest in the Facility or the Colstrip Site, or (D) the Lease Indenture Trustee of any interest in the Lessor Note or the Indenture Estate, unless such transfer or disposition occurs pursuant to the exercise of remedies during the continuance of a Lease Event of Default;

                  (vii) Taxes arising in connection with Owner Participant's Liens or Owner Lessor's Liens;

                  (viii) Taxes imposed on any assignee or successor-in-interest to a Tax Indemnitee to the extent any such Taxes exceed the Taxes that would have been imposed had no assignment or transfer taken place determined under the law as in effect on the date of transfer; provided that this exclusion shall not apply to the computation of the gross-up amounts necessary to make a payment on an After-Tax Basis, and shall not apply to a transferee, assignee or successor in interest that acquires the interest of a Tax Indemnitee pursuant to a transfer or disposition in connection with the exercise of remedies during the continuance of a Lease Event of Default;

                  (ix) Taxes that are included as a part of Transaction Costs or the Purchase Price;

                  (x) Taxes imposed on, based on, or measured by any compensation that any Lessor Manager, Pass Through Trustee or Lease Indenture Trustee receives for its services;

                  (xi) With respect to the Owner Participant, Taxes for which PPL Montana is obligated to indemnify the Owner Participant under the Tax Indemnity Agreement (or which are expressly excluded from indemnification thereunder);

                  (xii) Incremental Taxes resulting from the Owner Lessor or the Owner Participant not being treated as a partnership or as a disregarded nonentity for income tax purposes;

                  (xiii) Taxes attributable to the failure of the Tax Indemnitee to comply with certification, information, documentation, reporting or other similar requirements concerning the nationality, residence, identity, connection with the jurisdiction imposing such Taxes or other similar matters; provided that the foregoing exclusion shall only apply if (A) such Tax Indemnitee is eligible to comply with such requirement and shall have been given timely written notice of such requirement by PPL Montana and (B) in instances where such certification, information, documentation, reporting or similar requirement is not otherwise required to be made by the Tax Indemnitee under Applicable Law, the Tax Indemnitee shall have determined in good faith that compliance with any such requirement shall not result in any material adverse effect to its interests or to those of its Related Parties;

                  (xiv) Taxes imposed on a Tax Indemnitee where the Tax Indemnitee's breach of its contest obligations under Section 11.2(g) effectively precludes PPL Montana's ability to contest the Taxes (other than the Lease Indenture Trustee or the Pass Through Trustee, unless the breach is the result of such Person's negligence or willful misconduct);

                  (xv) Taxes imposed on any Tax Indemnitee resulting from an amendment, modification, supplement or waiver to any Operative Document or Project Agreement which was not requested by PPL Montana and as to which PPL Montana is not a party and the Tax Indemnitee (or any Related Party) is a party unless such amendment, modification, supplement or waiver (A) was required by Applicable Law, the Operative Documents or the Project Agreements, (B) may be necessary or appropriate to, and is in conformity with, any amendment to any Operative Document requested by PPL Montana in writing, or (C) is made while a Lease Event of Default shall have occurred and be continuing;

                  (xvi) Taxes imposed under Section 4975 of the Code or under subtitle B of Title I of ERISA which, in the case of the Owner Participant, arise out of or are caused by a breach of the Owner Participant's representation under Section 3.4(g) hereof;

                  (xvii) Taxes imposed or collected under Section 1441 through 1446 of the Code (except to the extent such Taxes are imposed as a result of a transfer described in clause (i) of this Section 11.2(b);

                  (xviii) Penalties, additions to tax or interest imposed on a Tax Indemnitee attributable to such Tax Indemnitee's failure to comply with the requirements imposed on it under Section 6011 (but only as to returns or statements relating to Federal income taxes), 6111 or 6112 of the Code or the Regulations promulgated thereunder; and

                  (xix) In the case of the Lease Indenture Trustee and the Pass Through Trustee, Taxes imposed on such Tax Indemnitee attributable to or arising out of the negligence or willful misconduct of such Tax Indemnitee.

Notwithstanding anything herein to the contrary, PPL Montana (but without duplication of indemnities) will indemnify the Owner Participant, any Owner Participant Member, the Lessor

Manager, the Guarantor and the Owner Lessor on an After Tax Basis for any failure to withhold on the Certificates or the Notes, provided, however, that upon payment of such indemnity, PPL Montana shall be subrogated to any rights which the indemnified party may have against the party responsible for the failure to withhold.

         (c) Payment. Each payment required to be made by PPL Montana to a Tax Indemnitee pursuant to this Section 11.2 shall be paid either (i) when due directly to the applicable taxing authority, by PPL Montana if it is permitted to do so, or (ii) where direct payment is not permitted and with respect to gross up amounts, in immediately available funds to such Tax Indemnitee by the later of (A) 30 days following PPL Montana's receipt of the Tax Indemnitee's written demand for the payment (which demand shall be accompanied by a statement of the Tax Indemnitee describing in reasonable detail the Taxes for which the Tax Indemnitee is demanding indemnity and the computation of such Taxes), (B) subject to paragraph (g) below, in the case of amounts which are being contested pursuant to such paragraph (g), at the time and in accordance with a final determination of such contest or (C) in the case of any indemnity demand for which PPL Montana has requested review and determination pursuant to paragraph
(d) below, the completion of such review and determination; provided, however, in no event later than the date which is five Business Days prior to the date on which such Taxes are required to be paid to the applicable taxing authority. Any amount payable to PPL Montana pursuant to paragraph (e) or (f) below shall be paid promptly after the Tax Indemnitee realizes a Tax Benefit giving rise to a payment under paragraph (e) or receives a refund or credit giving rise to a payment under paragraph (f), as the case may be, and shall be accompanied by a statement of the Tax Indemnitee computing in reasonable detail the amount of such payment. Any amount that would be payable to PPL Montana pursuant to paragraph (e) or (f) below but for the fact that such amount would be in excess of the amount of indemnity(ies) previously paid to the Tax Indemnitee by PPL Montana may be used as an offset against any future general tax indemnity payments owed by PPL Montana to such Tax Indemnitee. Upon the final determination of any contest pursuant to paragraph (g) below in respect of any Taxes for which PPL Montana has made a Tax Advance, the amount of PPL Montana's obligation under paragraph (a) above shall be determined as if such Tax Advance had not been made. Any obligation of PPL Montana under this Section 11.2 and the Tax Indemnitee's obligation to repay the Tax Advance will be satisfied first by set off against each other, and any difference owing by either party will be paid within 10 days of such final determination.

         (d) Independent Examination. Within 15 days after PPL Montana receives any computation from a Tax Indemnitee, PPL Montana may request in writing that an independent public accounting firm selected by the Tax Indemnitee and reasonably acceptable to PPL Montana review and determine on a confidential basis the amount of any indemnity payment by PPL Montana to the Tax Indemnitee pursuant to this Section 11.2 or any payment by a Tax Indemnitee to PPL Montana pursuant to paragraph (e) or (f) below. The Tax Indemnitee shall cooperate with such accounting firm and supply it with all information reasonably necessary for the accounting firm to conduct such review and determination provided, that such accounting firm shall agree in writing in a manner satisfactory to the Tax Indemnitee to maintain the confidentiality of such information. The parties hereto agree that the independent public accounting firm's sole responsibility shall be to verify the computation of any payment pursuant to this Section 11.2 and that matters of interpretation of this Participation Agreement or any other

Operative Document are not within the scope of the independent accountant's responsibility. The fees and disbursements of such accounting firm will be paid by PPL Montana; provided that such fees and disbursements will be paid by the Tax Indemnitee (other than the Lease Indenture Trustee or the Pass Through Trustee, unless the inaccuracy of such Person's computation is the result of negligence or willful misconduct) if the verification results in an adjustment in PPL Montana's favor of five percent or more of the indemnity payment or payments computed by the Tax Indemnitee.

         (e) Tax Benefit. If, as the result of any Taxes paid or indemnified against by PPL Montana under this Section 11.2, the aggregate Taxes actually paid by the Tax Indemnitee in connection with such payment for any taxable year are less (whether by reason of a deduction, credit, allocation or apportionment of income or otherwise) than the amount of such Taxes that otherwise would have been payable by such Tax Indemnitee (a "Tax Benefit"); then to the extent such Tax Benefit was not taken into account in determining the amount of indemnification payable under paragraph (a) above and provided no Significant Lease Default or Lease Event of Default shall have occurred and be continuing (in which event the payment provided under this Section 11.2(e) shall be deferred until the Significant Lease Default or Lease Event of Default has been cured), such Tax Indemnitee shall pay to PPL Montana the lesser of (A) (y) the amount of such Tax Benefit, plus (z) an amount equal to any United States federal, state or local income tax benefit realized by such Tax Indemnitee as a result of the payment under clause (y) above and this clause (z) (such benefit to be determined using the same assumptions as set forth in the second sentence under the definition of After-Tax Basis) and (B) the amount of the indemnity(ies) paid pursuant to this Section 11.2 giving rise to such Tax Benefit. If it is subsequently determined that the Tax Indemnitee was not entitled to such Tax Benefit, the portion of such Tax Benefit that is required to be repaid or recaptured will be treated as Taxes for which PPL Montana must indemnify the Tax Indemnitee pursuant to this Section 11.2 without regard to paragraph (b) hereof.

         (f) Refund. If a Tax Indemnitee obtains a refund or credit of all or part of any Taxes paid, reimbursed or advanced by PPL Montana pursuant to this
Section 11.2, the Tax Indemnitee promptly shall pay to PPL Montana (x) the amount of such refund or credit (net of any Tax payable by the Tax Indemnitee as a result of the receipt or accrual of such refund or credit if the payment of such refund or credit by the Tax Indemnitee to PPL Montana is not deductible against such Tax) plus (y) an amount equal to any United States federal, state or local income tax benefit realized by such Tax Indemnitee as a result of the payments to PPL Montana under clause (x) above and this clause (y) (such benefit to be determined using the same assumptions as set forth in the second sentence under the definition of After-Tax Basis), provided that (A) if at the time such payment is due to PPL Montana a Significant Lease Default or Lease Event of Default shall have occurred and be continuing, such amount shall not be payable until such Significant Lease Default or Lease Event of Default has been cured, and (B) the amount payable to PPL Montana pursuant to this sentence shall not exceed the amount of the indemnity(ies) paid pursuant to Section 11.2 in respect of such refunded or credited Taxes. If it is subsequently determined that the Tax Indemnitee was not entitled to such refund or credit, the portion of such refund or credit that is required to be repaid or recaptured will be treated as Taxes for which PPL Montana must indemnify the Tax Indemnitee pursuant to this
Section 11.2 without regard to paragraph (b) hereof. If, in connection with a refund or credit of all or part of any Taxes paid, reimbursed or advanced by PPL Montana pursuant to this Section 11.2, a Tax Indemnitee receives an amount representing interest on such refund or credit, the Tax Indemnitee promptly shall pay to PPL Montana (1) the amount of such interest that shall be fairly attributable to such Taxes paid, reimbursed or advanced by PPL Montana prior to the receipt of such refund or credit (net of Taxes payable in respect of the receipt or accrual of such interest if the payment of such interest by the Tax Indemnitee to PPL Montana is not deductible against such
Tax) and (2) any Tax savings realized by such Tax Indemnitee as a result of the payments made by the Tax Indemnitee under (1) and (2) (such Tax savings to be determined using the same assumptions as set forth in the second sentence under the definition of After-Tax Basis).

         (g) Contest.

                  (i) Notice of Contest. If a written claim for payment is made by any taxing authority against a Tax Indemnitee for any Taxes with respect to which PPL Montana may be liable for indemnity hereunder (a "Tax Claim"), such Tax Indemnitee shall give PPL Montana written notice of such Tax Claim promptly after its receipt, and shall furnish PPL Montana with copies of such Tax Claim and all other writings received from the taxing authority to the extent relating to such claim, provided that failure so to notify PPL Montana shall not relieve PPL Montana of any obligation to indemnify the Tax Indemnitee hereunder except as provided in clause (xiv) of Section 11.2(b). The Tax Indemnitee shall not pay such Tax Claim until at least 30 days after providing PPL Montana with such written notice, unless required to do so by law or regulation.

                  (ii) Control of Contest. Subject to subsection (g)(iii) below, PPL Montana will be entitled to contest (acting through counsel selected by PPL Montana and reasonably satisfactory to the Tax Indemnitee), and control the contest of, any Tax Claim if (i) the contest of the Tax Claim may be pursued in the name of the Tax Indemnitee; (ii) such Tax Claim may be segregated procedurally from tax claims for which PPL Montana is not obligated to indemnify the Tax Indemnitee or (iii) the Tax Indemnitee requests that PPL Montana control such contest; provided that in the case of any such contest, PPL Montana shall use all reasonable efforts to contest such Tax Claim in its own name. In the case of all other Tax Claims, subject to subsection (g)(iii) below, the Tax Indemnitee will contest the Tax Claim if PPL Montana shall request that the Tax be contested, and the following rules shall apply with respect to such contest:

         (1) the Tax Indemnitee will control the contest of such Tax Claim in good faith (acting through counsel selected by the Tax Indemnitee and reasonably satisfactory to PPL Montana),

         (2) at PPL Montana's written request, if payment is made to the applicable taxing authority, the Tax Indemnitee shall use all reasonable efforts to obtain a refund thereof in appropriate administrative or judicial proceedings, and

         (3) the Tax Indemnitee shall not otherwise settle, compromise or abandon such contest without PPL Montana's prior written consent except as provided in paragraph (g)(iv) below.

In either case, the party conducting such contest shall consult with and keep reasonably informed the other party and its designated counsel with respect to such Tax Claim and shall consider and consult in good faith with the other party regarding any request (a) to resist payment of Taxes if practical and (b) not to pay such Taxes except under protest if protest is necessary and proper.
                  (iii) Conditions of Contest. Notwithstanding the foregoing, no contest with respect to a Tax Claim will be required or permitted pursuant to this Section 11.2, and PPL Montana shall be required to pay the applicable Taxes without contest, unless:

         (1) within 30 days after notice by the Tax Indemnitee to PPL Montana of such Tax Claim, PPL Montana shall request in writing to the Tax Indemnitee that such Tax Claim be contested provided that if a shorter period is required for taking action with respect to such Tax Claim and the Tax Indemnitee notifies PPL Montana of such requirement, PPL Montana shall use reasonable best efforts to request such contest within such shorter period,

         (2) no Lease Event of Default has occurred and is continuing,

         (3) there is no risk of sale, forfeiture or loss of, or the creation of a Lien on the Owner Lessor's or Owner Participant's interest in the Facility, the Colstrip Site, the Undivided Interest, the Ground Interest or any portion or Component thereof or any interest therein as a result of such Tax Claim (other than a Permitted Lien); provided that this clause (3) shall not apply if PPL Montana posts security satisfactory to the Tax Indemnitee in its sole discretion, or the Tax is fully paid in either manner specified in clause (5) below,

         (4) there is no risk of imposition of any criminal penalties,

         (5) if such contest involves payment of such Tax, PPL Montana will either advance to the Tax Indemnitee on an interest-free basis and with no after-tax cost to such Tax Indemnitee (a "Tax Advance") or pay such Tax Indemnitee the amount payable by PPL Montana pursuant to Section 11.2(a) above with respect to such Tax,

         (6) PPL Montana agrees to pay (and pay on demand) and with no after-tax cost to such Tax Indemnitee all reasonable costs, losses and expenses incurred by the Tax Indemnitee in connection with the contest of such claim (including all reasonable legal, accounting and investigatory fees and disbursements),

         (7) the Tax Indemnitee has been provided at PPL Montana's sole expense with an opinion, reasonably acceptable to such Tax Indemnitee, of independent tax counsel of recognized standing selected by PPL Montana and reasonably acceptable to the Tax Indemnitee to the effect that there is a Reasonable Basis for contesting such Tax Claim, and

         (8) in the case of a judicial appeal, no appeal to the U.S. Supreme Court shall be required of the Tax Indemnitee or shall be permitted by PPL Montana.

                  (iv) Waiver of Indemnification. Notwithstanding anything to the contrary contained in this Section 11.2, the Tax Indemnitee at any time may elect to decline to take any action or any further action with respect to a Tax Claim and may in its sole discretion settle or compromise any contest with respect to such Tax Claim without PPL Montana's consent if the Tax Indemnitee:

         (1) waives its right to any indemnity payment by PPL Montana pursuant to this Section 11.2 in respect of such Tax Claim (and any other claim for Taxes with respect to any other taxable year the contest of which is effectively precluded by the Tax Indemnitee's declination to take action with respect to the Tax Claim), and

         (2) promptly repays to PPL Montana any Tax Advance and any amount paid to such Tax Indemnitee under Section 11.2(a) above in respect of such Taxes, but not any costs or expenses with respect to any such contest.

         Except as provided in the preceding sentence, any such waiver shall be without prejudice to the rights of the Tax Indemnitee with respect to any other Tax Claim.

         (h) Reports.

                  (i) If any report, statement or return is required to be filed by a Tax Indemnitee with respect to any Tax that is subject to indemnification under this Section 11.2 (or is required to be filed by the Pass Through Trustee on behalf of the Pass Through Trust pursuant to Treasury Regulation 1.671-4, or any successor provision thereto), PPL Montana will (1) notify the Tax Indemnitee in writing of such requirement not later than 30 days prior to the date such report, statement or return is required to be filed (determined without regard to extensions) and (2) if so directed by the Tax Indemnitee and if the return to be filed reflects only information in respect of the transactions contemplated by the Operative Documents, prepare and furnish to such Tax Indemnitee not later than 30 days prior to the date such report, statement or return is required to be filed (determined without regard to extensions) a proposed form of such report, statement or return for filing by the Tax Indemnitee.

                  (ii) Each Tax Indemnitee and PPL Montana will timely provide the other, at PPL Montana's expense, with all information in its possession that the other party may reasonably require and request to satisfy its obligations under this paragraph (h). PPL Montana (1) shall hold each Tax Indemnitee harmless on an After-Tax Basis from and against all liabilities arising out of any insufficiency or inaccuracy of any report, statement or return if such insufficiency or inaccuracy results from the insufficiency or inaccuracy of any information to be supplied by PPL Montana pursuant to this paragraph (h) in preparing and filing such report, statement or return and (2) shall indemnify each Tax Indemnitee for all liabilities, costs and expenses (including the attorneys', accountants' and other professional fees for tax related filings or reviews) of such Tax Indemnitee with respect to all returns, reports or statements to which this Section 11.2(h) applies.

         (i) Non-Parties. If a Tax Indemnitee is not a party to this Agreement, PPL Montana may require such Tax Indemnitee to agree in writing, in a form reasonably acceptable to PPL Montana, to the terms of this Section 11 prior to making any payment to such Tax Indemnitee under this Section. Subject to the preceding sentence, PPL Montana's obligations under this Section 11 shall inure to the benefit of each and every Tax Indemnitee without regard to whether such Tax Indemnitee is a party to this Agreement.

SECTION 12. PPL MONTANA'S RIGHT OF QUIET ENJOYMENT

         Each party to this Agreement acknowledges notice of the Facility Lease and the Site Lease and Sublease and expressly, severally and as to its own actions only, agrees that, so long as no Lease Event of Default has occurred and is continuing, it shall not take or cause to be taken any action contrary to PPL Montana's rights under the Facility Lease and Site Lease and Sublease, including the right to possession, use and quiet enjoyment of the Undivided Interest and the Ground Interest.

SECTION 13. SUPPLEMENTAL FINANCING OF MODIFICATIONS; OPTIONAL REFINANCINGS

         Section 13.1. Financing Modifications.

         Upon the request of PPL Montana delivered at least 90 days prior to financing a portion of the Unit Percentage of the cost of any Modification, the Owner Lessor, the Lease Indenture Trustee and the Pass Through Trustee agree to cooperate with PPL Montana to (a) issue Additional Lessor Notes under the Lease Indenture to finance such Modification that will rank pari passu with the Lessor Note and/or any Additional Lessor Notes then outstanding as to the Indenture Estate; (b) execute and deliver one or more supplements to the Lease Indenture for the purpose of subjecting any such Modifications to the Liens thereof; and
(c) execute and deliver an amendment to the Facility Lease to reflect the adjustments required by clause (iii) below; provided, however, that (x) the Owner Participant shall have been given the opportunity, but shall have no obligation, to provide all or part of the funds required to finance the Unit Percentage of the cost of any such Modification by making an Additional Equity Investment in such amount, if any, as it may determine in its sole and absolute discretion, but PPL Montana shall have no obligation to accept such Additional Equity Investment; and (y) the conditions set forth below and in Section 2.12 of the Lease Indenture shall have been satisfied. The obligation to finance such Modifications through the issuance of Additional Lessor Notes under Section 2.12 of the Lease Indenture (any financing of Modifications through the issuance of such Additional Lessor Notes under the Lease Indenture being called a "Supplemental Financing") is subject to the following additional conditions:

                  (i) there shall be no more than one such financing in any calendar year; provided, however that there shall be no limit with respect to Required Modifications;

                  (ii) the Additional Lessor Notes shall have a final maturity no later than the date that is two years prior to the last day of the Basic Lease Term and will be fully repaid out of additional Basic Lease Rent, as adjusted, during the Facility Lease Term;

                  (iii) appropriate adjustments to Basic Lease Rent and Termination Value (determined without regard to any tax benefits associated with such Modifications, unless the Owner Participant is making an Additional Equity Investment) shall be made to protect the Owner Participant's Net Economic Return;

                  (iv) no Significant Lease Default or Lease Event of Default shall have occurred and be continuing unless the Modifications to be constructed with the proceeds of the

Additional Lessor Notes shall cure such default, and such Modifications shall be made in compliance with the Operative Documents;

                  (v) such Additional Lessor Notes represent an aggregate amount of not less than $20 million, nor greater than 100% of the Unit Percentage of the costs of the Modifications being financed; provided that (a) the aggregate balance of the relevant Unit Principal Portion (after taking into account the Additional Lessor Notes) shall not exceed 87% of the fair market value as projected at any point in time that such Additional Lessor Notes are scheduled to be outstanding of the relevant Unit Interest taking into account such Modifications, and (b) the total amount of Lease Debt issued under this Section
13.1 shall not exceed 25% of the fair market value of the relevant Unit Interest after taking into account such Modifications at the time such Lease Debt is issued, and (c) the scheduled outstanding principal balances of such Lease Debt issued under this Section 13.1 shall not exceed 25% of the projected fair market value at any time during the remainder of the Basic Lease Term and any Renewal Lease Term, then elected, of the relevant Unit Interest after taking into account such Modification (such fair market value and projected fair market value to be determined by an appraiser selected by the Owner Participant and reasonably acceptable to PPL Montana);

                  (vi) the Owner Participant shall have received either (A) a favorable opinion of its tax counsel satisfactory to such Owner Participant to the effect that such financing creates no unindemnified tax risk to the Owner Participant, (B) an indemnity against such risks in form and substance satisfactory to the Owner Participant from an entity that meets the Minimum Credit Standard, or (C) any other indemnity arrangement satisfactory to such Owner Participant;

                  (vii) the Owner Participant shall suffer no adverse accounting effects under GAAP; and

                  (viii) PPL Montana shall have made or delivered such representations, warranties, covenants, opinions or certificates as the Owner Participant may reasonably request.

         PPL Montana shall pay, on an After-Tax Basis, all reasonable costs and expenses of the Transaction Parties, including the reasonable fees and expenses of counsel to the Owner Participant, the Owner Lessor, the Lessor Manager, the Lease Indenture Trustee and the Pass Through Trustee, in each case to the extent incurred in connection with any financing pursuant to this Section 13.1 whether or not the financing is consummated. In addition, for each financing pursuant to this Section 13.1 other than the first such financing, PPL Montana shall pay to the Owner Participant a fee in an amount equal to the product of the Owner Lessor's Percentage and $150,000. Notwithstanding the prior provision dealing with the financing of Modifications through the Facility Lease, PPL Montana shall, subject, to the extent then applicable, to the limitations in Section 6.1, 6.4 or 7.1 hereof, or Section 6 of the Facility Lease, at all times have the right to fund Modifications to the Facility other than through the Facility Lease.

         Section 13.2. Optional Refinancing of Lease Debt. PPL Montana will have the right, exercisable on three occasions at any time, to request the Owner Lessor, and the Owner Lessor shall reasonably consider, to refund or refinance the Lessor Note (and all Certificates then outstanding), in whole but not in part, through the issuance of Additional Lessor Notes directly to the public, to the Pass Through Trust or to such other funding vehicle as may be used at that time; provided that all conditions to the issuance of Additional Lessor Notes contained in Section 2.12 of the Lease Indenture shall have been satisfied, including payment of the Make Whole Premium. Any refinancing under this Section
13.2 shall also be subject to satisfaction of the following additional conditions:

                  (i) the Owner Lessor shall be able to issue and sell such debt in an amount adequate to accomplish such refunding or refinancing;

                  (ii) the Additional Lessor Notes shall have a final maturity no later than the Expiration Date and will be fully repaid out of Basic Lease Rent during the Facility Lease Term; provided, however, that absent a change in law that clarifies that any such refunding or refinancing will not give rise to "contingent rent" under Section 467 of the Code and the regulations promulgated thereunder, the Additional Lessor Notes shall have the same final maturity date as the original Lessor Note.

                  (iii) appropriate adjustments to Basic Lease Rent and Termination Value shall be made to protect the Owner Participant's Net Economic Return;

                  (iv) no Significant Lease Default or Lease Event of Default shall have occurred and be continuing;

                  (v) the Owner Participant shall receive (x) an opinion satisfactory to it that the refinancing, including any payments to be made in connection therewith (as opposed to the right to request such refinancing), shall not result in any unindemnified incremental tax risk not indemnified to the Owner Participant, or (y) an indemnification against such risk in form and substance satisfactory to the Owner Participant from an entity that meets the Minimum Credit Standard, or (z) any other indemnity arrangement satisfactory to the Owner Participant;

                  (vi) the Owner Participant shall suffer no adverse accounting effects under GAAP;

                  (vii) PPL Montana shall have made or delivered such representations, warranties, covenants, opinions or certificates as the Owner Participant may reasonably request; and

                  (viii) all documentation in connection with such refinancing shall be reasonably satisfactory to the Owner Lessor and the Owner Participant.

The Owner Participant shall be entitled to a consent fee in an amount equal to the product of the Owner Lessor's Percentage and $150,000 for each refinancing other than the first such refinancing. Notwithstanding the foregoing, no such refinancing shall occur prior to the fifth anniversary of the Closing Date, without the consent of the Owner Participant.

         Section 13.3. Cooperation. The Owner Participant and PPL Montana will cooperate in connection with any refinancing or assumption of the Lease Debt, so long as such refinancing or assumption is in accordance with the terms of the Operative Documents. The Owner Participant will execute such agreements and documents as may be necessary with respect to any such refinancing or assumption and will instruct the Owner Lessor to act accordingly.

SECTION 14. PRE-CLOSING ADJUSTMENTS TO LEASE SCHEDULES

         Section 14.1. Lease Schedules. The Periodic Lease Rent, Allocated Rent, Proportional Rent, Section 467 Loan Balance, Section 467 Interest and Termination Value schedules for the Facility Lease are set forth in Schedule 3.

         Section 14.2. Pre-closing Adjustments.

         (a) On or before the Closing Date, Periodic Lease Rent, Allocated Rent, Proportional Rent, Section 467 Loan Balance, Section 467 Interest and Termination Values shall be adjusted, either upward or downward, in accordance with the Facility Lease:

                  (i) at PPL Montana's option, to re-optimize the Lease Debt;
         and

                  (ii) to reflect any changes in the Pricing Assumptions, including (x) an initial interest rate on the Lessor Note which is different from the applicable Lease Debt Rate set forth in the Pricing Assumptions, (y) an increase in the Transaction Costs from the amount assumed in the Pricing Assumptions, unless PPL Montana has elected to pay such increase, provided that, in connection with any such election, the Owner Participant shall have the right to allocate which expenses will be paid by PPL Montana, and (z) a scheduled Closing Date other than the Closing Date in the Pricing Assumptions; and

                  (iii) at the request of PPL Montana or the Owner Participant to reflect any enactment, promulgation, release or adoption of, amendment to or change in the Code, Treasury Regulations, Revenue Rulings or Revenue Procedures ("Tax Law Change") enacted prior to the Closing;

provided that if any adjustment required by this paragraph would cause (x) on an After-Tax Basis the net present value of Basic Lease Rent on a percentage basis discounted at 6% to increase by more than 100 basis points or (y) the total Periodic Lease Rent to increase by more than 2%, PPL Montana shall not be obligated to close the Transaction.

         (b) Any adjustment pursuant to this Section 14.2 shall be made in a manner that is consistent with any "uneven rent" safe harbor then existing under
Section 467 of the Code or the regulations promulgated thereunder and shall be calculated (A) to preserve the Owner Participant's Net Economic Return through the Fixed Lease Term and (B) to maintain operating lease treatment for PPL Montana; provided, however, that to the extent it is not possible as the Transaction is then structured to achieve both (A) and (B), the Owner Lessor, the Owner Participant and PPL Montana shall work in good faith to restructure the Transaction in a manner that would achieve both results; and provided, further, that to the extent consistent with preserving both such objectives, all adjustments shall at the option of PPL Montana be calculated to minimize (x) the average annual Periodic Lease Rent over the Fixed Lease Term for PPL Montana's GAAP accounting purposes and/or (y) the present value to PPL Montana of the Periodic Lease Rent; and provided, further, that to the extent that any adjustment pursuant to this Section 14 fails to maintain operating lease treatment for PPL Montana, PPL Montana shall not be obligated to close the Transaction. Adjustments will be made using the same method of computation and assumptions originally used (other than those that have changed as the result of the event giving rise to the adjustment) in the calculation of the Periodic Lease Rent and corresponding adjustments to Termination Values will be made. Adjustments made pursuant to this Section 14 shall be subject to verification as provided in
Section 3.5 of the Facility Lease.

SECTION 15. SPECIAL LESSEE TRANSFERS; ASSIGNMENT OF FACILITY LEASE

         Section 15.1. Special Lessee Transfers. Upon the occurrence and during the continuance of a Special Lessee Transfer Event, PPL Montana (or its designee as provided below) may (a) terminate the Facility Lease in accordance with its terms, or (b) upon not less than 30 days' written notice to the Owner Participant and the Lease Indenture Trustee, purchase, subject to the limitations set forth in Section 9.1, all of the Owner Participant's Member Interest (any purchase under clause (b) being referred to as the "Special Lessee Transfer") on the applicable Termination Date at a price equal to the Special Lessee Transfer Amount determined as of the date of such transfer and keep the Facility Lease in effect. On the applicable Termination Date, PPL Montana (or its designee) shall pay to the Owner Participant or the OP Guarantor the Special Lessee Transfer Amount determined as of such date, plus all amounts due and payable to the Owner Participant on such date (including all costs and expenses of the Owner Participant or the OP Guarantor and all sales, use, value added and other Taxes covered by Section 11.2 hereof associated with the Special Lessee Transfer pursuant to this Section 15.1, to the extent such amounts have not otherwise been reimbursed by PPL Montana pursuant to this Section 15.1, it being understood that any transfer pursuant to this Section 15.1 shall not be considered a voluntary transfer for purposes of Section 11.2). Concurrently with the payment of all sums required to be paid pursuant to this Section 15.1 (or on such later date of transfer of the Owner Participant's Member Interest in accordance with clause (ii) below) (i) PPL Montana shall cease to have any liability to the Owner Participant or the OP Guarantor with respect to the Operative Documents, except for obligations (including Sections 11.1 and 11.2 hereof and the Tax Indemnity Agreement) surviving pursuant to the express terms of any Operative Document or which have otherwise accrued but not been paid as of such date and (ii) the Owner Participant or the OP Guarantor will transfer (by an appropriate instrument of transfer) the Owner Participant's Member Interest to PPL Montana (or their designee); provided, however, that if the Lien of the Lease Indenture has not been terminated or discharged, such transfer shall not be made to PPL Montana, but shall be made to PPL Montana's designee promptly upon PPL Montana's designation of such designee and such designee will agree not to transfer the Owner Participant's Member Interest to PPL Montana until such Lien is terminated or discharged. At the time of any transfer under this Section 15.1 the Owner Participant or the OP Guarantor shall represent and warrant as to the absence of Liens attributable to the Owner Participant on the Owner Participant's Member Interest. It is understood and agreed among the parties hereto that the transaction contemplated by this Section 15.1 shall not effect a merger of PPL Montana's interest in the Facility and the Colstrip Site with the Owner Lessor's Interest. PPL Montana will pay all reasonable costs and expenses of the parties (including reasonable attorneys' fees and disbursements) in connection with any transfer pursuant to this Section 15.1. Subsequent to such transfer, PPL Montana and the Owner Lessor may, without the consent of the Lease Indenture Trustee or the Pass Through Trustee, waive the Regulatory Event of Loss or the Burdensome Termination Event that gave rise to the Special Lessee Transfer Event and the Facility Lease shall continue in full force and effect in accordance with its terms.

         Section 15.2. Assignment of Facility Lease.

         (a) PPL Montana covenants and agrees that, except as otherwise provided in Section 5.2 hereof or Section 19 of the Facility Lease, it shall not during the Facility Lease Term assign the Facility Lease or any other Operative Document, or any interest therein without the prior written consent of the Owner Lessor, the Owner Participant and, so long as the Lien of the Lease Indenture has not been terminated or discharged, the Lease Indenture Trustee and the Pass Through Trustee; provided, however, that PPL Montana may, upon satisfaction of the conditions in paragraph (b) of this Section 15.2, assign its right, title and interest in, to and under the Facility Lease and each of the other Operative Documents, in whole but not in part, without the consent of the Owner Lessor, the Owner Participant, the Lease Indenture Trustee, the Pass Through Trustee or any other Transaction Party, under the following circumstances:

                  (i) to any Person which has a prospective credit rating (after due consideration of all lease rental obligations under the Facility Lease) from both S&P and Moody's equal to or higher than BBB+ and Baa1, respectively; in addition, unless the Owner Participant shall have consented to such assignment, such transferee or a party which guarantees such transferee's obligation under the Operative Documents assigned to such transferee (i) shall have a net worth of at least $1 billion after giving effect to such transfer, and (ii) shall have significant experience owning or operating coal-fired electric generating Facility in the United States; or

                  (ii) to any other Person, so long as PPL Montana shall remain secondarily liable to the Owner Lessor or any other Person under the Operative Documents (and without limiting the foregoing, shall promptly pay any amounts due thereunder upon receipt of notice of the payment default thereunder by the transferee and expiration of the applicable cure periods under the Operative Documents).

In the case of clause (i) above, PPL Montana shall, upon the transferee's assumption of PPL Montana's obligations under the Facility Lease and the other Operative Documents in accordance with the terms of this Section 15.2, have no further liability or obligation thereunder and, in the case of clause (ii) above, PPL Montana shall remain secondarily liable under the Facility Lease and the other Operative Documents (and without limiting the foregoing, shall promptly pay any amounts due thereunder upon receipt of notice of the payment default thereunder by the transferee and expiration of the applicable cure periods under the Operative Documents). Notwithstanding the foregoing, (i) no assignment under clause (i) above shall occur on or before the fifth anniversary of the Closing Date without the prior consent of the Owner Participant, and (ii) so long as the Certificates are outstanding, no assignment under this Section
15.2 shall be permitted without the consent of the Lease Indenture Trustee unless (A) the Certificates are rated investment grade by Moody's and S&P, (B) Moody's and S&P shall have confirmed that such assignment shall not result in a downgrade of the then existing credit rating of the Certificates, after Moody's and S&P shall have received such documentation or information reasonably necessary for such entities to review the proposed assignment, including evidence of the credit rating of such proposed assignee, and (C) PPL Montana shall simultaneously assign its interest under all of the Other Operative Documents.

         (b) Any assignment under this Section 15.2 shall also be subject to satisfaction of the following additional conditions:

                  (i) the Owner Lessor, the Owner Participant and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee and the Pass Through Trustee shall have received an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to each such recipient, to the effect that all regulatory approvals required in connection with such transfer or necessary to assume PPL Montana's obligations under any Operative Document have been obtained;

                  (ii) such transfer shall be pursuant to an assignment and assumption agreement in form and substance satisfactory to the Owner Participant, the Owner Lessor and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee and the Pass Through Trustee;

                  (iii) the Owner Participant, the Owner Lessor and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee and the Pass Through Trustee shall have received an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to such recipients, as to such assignment and assumption agreement;

                  (iv) the Owner Participant shall have received (x) an opinion of counsel, satisfactory to such Owner Participant, to the effect that such assignment is not a substantial modification of the Facility Lease under Code Section 467 and the treasury regulations thereunder, (y) an indemnification against such risk in form and substance satisfactory to Owner Participant from an entity that meets the Minimum Credit Standard, or (z) any other indemnity arrangement satisfactory to the Owner Participant;

                  (v) no Significant Lease Default or Lease Event of Default shall have occurred and be continuing after giving effect to such transfer;

                  (vi) neither the Owner Participant nor the Owner Lessor shall become subject to regulation as a "holding company", or an "affiliate" or "subsidiary company" of a "holding company" under the Holding Company Act or as a "public utility", an "electric utility" or a "transmitting utility" under the FPA as a result of such transfer;

                  (vii) the transfer shall not result in a Regulatory Event of Loss;

                  (viii) unless the Owner Participant shall have consented to such transfer, the transferee shall not be involved in material litigation with the Owner Participant; and

                  (ix) PPL Montana shall have simultaneously assigned its interest under all of the Operative Documents for any of the Other Lease Transactions to which the Owner Participant or any of its Affiliates is a party.

         (c) PPL Montana shall pay, on an After-Tax Basis, all reasonable documented out-of-pocket expenses of the Owner Lessor, the Owner Participant, the Lease Indenture Trustee and the Pass Through Trustee in connection with such assignment.

SECTION 16. RIGHT OF FIRST REFUSAL; RIGHT OF FIRST OFFER.

         Section 16.1. Right of First Offer. In the event the Owner Participant desires to, directly or indirectly, sell, lease, convey or otherwise transfer its Member Interest (other than to an Affiliate of the Owner Participant or in connection with the exercise of remedies following a Lease Event of Default) prior to the expiration of the Facility Lease Term, the Owner Participant must first offer to sell such Member Interest to PPL Montana on the terms and conditions set forth in this Section 16.1. Such offer shall be made to PPL Montana in the form of a proposed term sheet, which proposed term sheet shall include a full and complete statement of the price and all of the terms, conditions and provisions upon which the Owner Participant would be willing to transfer its interest in the Owner Participant's Member Interest or any part thereof. PPL Montana will thereafter have the right within a period of forty-five (45) days from and after the receipt by PPL Montana of such proposed term sheet to notify the Owner Participant of its irrevocable intent to exercise its right to purchase hereunder. If PPL Montana elects to exercise the right provided in the preceding sentence, it will within sixty (60) days of such notice execute a contract on the same terms and conditions as the offer giving rise to such right. If PPL Montana does not give such notice to the Owner Participant within the forty-five (45) day period or does not execute such a contract within sixty (60) days of such notice, the Owner Participant will, subject to the provisions of the Project Agreements, be free to proceed under the terms and conditions as set forth in the proposed term sheet delivered to PPL Montana, unless the failure to execute the contract within sixty (60) days is attributable to acts or omissions of the Owner Participant. In the event that such terms or conditions are revised in any way that materially changes the agreement for sale, lease, conveyance or transfer such that the terms of sale are materially less favorable to the Owner Participant (including any reduction in the price or a change in the terms of payment thereof in a manner that is beneficial to the potential purchaser), the Owner Participant must again comply with the notice and acceptance provisions of this Section 16.1.

         Section 16.2. Right of First Refusal. In the event the Owner Participant desires to, directly or indirectly, sell, lease, convey or otherwise transfer its Member Interest or cause the Owner Lessor to sell its Owner Lessor's Interest on or within five years after the expiration or termination of the Facility Lease to any Person other than PPL Montana, such Owner Lessor's Interest or Owner Participant's Member Interest, as the case may be, shall, unless such sale, lease, conveyance or transfer is in connection with the exercise of remedies upon a Lease Event of Default, be subject to PPL Montana's right of first refusal on the terms and conditions set forth in this Section
16.2. The Owner Participant will give PPL Montana prompt written notice of all bona fide offers that have been received from any other Person to purchase or acquire its interest in the Owner Lessor's Interest or Owner Participant's Member Interest or any part of either, and which offers it wishes to accept, together with a full and complete statement of the price and all of the terms, conditions and provisions contained in such offers. PPL Montana will thereafter have the right within a period of forty-five (45) days from and after the receipt by PPL Montana of such notice to notify the Owner Participant of its irrevocable intent to exercise its rights of first refusal. If PPL Montana elects to exercise the right provided in the preceding sentence, it will within sixty (60) days of such notice execute a contract on the same terms and conditions as the offer giving rise to such right. If PPL Montana does not give such notice to the Owner Participant within the forty-five (45) day period or does not execute such a contract within sixty (60) days of such notice, the Owner Participant, subject to the provisions of the

Project Agreements will be free to proceed under the terms and conditions as set forth in its notice to PPL Montana, unless the failure to execute the contract within sixty (60) days is attributable to acts or omissions of the Owner Participant. In the event that such terms or conditions are revised in any way that materially changes the agreement for sale, lease, conveyance or transfer such that the terms of the sale are less favorable to the Owner Participant (including any reduction in price or a change in the terms of payment thereof in a manner that is beneficial to the potential purchaser), the Owner Participant must again comply with the notice and a change in acceptance provisions of this
Section 16.2. In connection with PPL Montana's exercise of the right of first refusal pursuant to this Section 16.2 with respect to the Owner Lessor's Interest, the Ground Interest shall be conveyed to PPL Montana.

SECTION 17. [INTENTIONALLY OMITTED].

SECTION 18. MISCELLANEOUS

         Section 18.1. Consents. The Owner Participant covenants and agrees that it shall not unreasonably withhold its consent to any consent requested of the Owner Lessor under the terms of the Operative Documents that by its terms is not to be unreasonably withheld by the Owner Lessor.

         Section 18.2. Successor Owner Lessor. The parties hereto agree that the transfer or assignment pursuant to the terms of the LLC Agreement by the Owner Lessor to a successor Owner Lessor will not violate the terms of any Operative Document.

         Section 18.3. Bankruptcy of Lessor Estate. If (i) all or any part of the Lessor Estate becomes the property of a debtor subject to the reorganization provisions of Title 11 of the United States Code, as amended from time to time,
(ii) pursuant to such reorganization provisions the Owner Participant is required, by reason of the Owner Participant being held to have recourse liability to the debtor or the trustee of the debtor directly or indirectly, to make payment on account of any amount payable as principal or interest on the Lessor Note, and (iii) the Lease Indenture Trustee actually receives any Excess Amount, as defined below, which reflects any payment by the Owner Participant on account of clause (ii) above, the Lease Indenture Trustee shall, upon obtaining Actual Knowledge thereof or upon written request of the Owner Participant, promptly refund to the Owner Participant such Excess Amount. For purposes of this Section 18.3, "Excess Amount" means the amount by which such payment exceeds the amount which would have been received by the Lease Indenture Trustee if the Owner Participant had not become subject to the recourse liability referred to in clause (ii) above. Nothing contained in this Section 18.3 shall prevent the Lease Indenture Trustee from enforcing any personal recourse obligations (and retaining the proceeds thereof) of the Owner Participant as contemplated by this Participation Agreement (in addition to those referred to in clause (ii)).

         Section 18.4. Amendments and Waivers. No term, covenant, agreement or condition of this Agreement may be terminated, amended or compliance therewith waived (either generally or in a particular instance, retroactively or prospectively) except by an instrument or instruments in writing executed by each party hereto.

         Section 18.5. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all communications and notices provided for herein shall be in writing or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including by overnight mail or courier service, (b) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or (c) in the case of notice by such a telecommunications device, upon transmission thereof, provided such transmission is promptly confirmed by either of the methods set forth in clauses
(a) or (b) above, in each case addressed to each party hereto at its address set forth below or, in the case of any such party hereto, at such other address as such party may from time to time designate by written notice to the other parties hereto:

         If to PPL Montana:

                  303 North Broadway, Suite 400
                  Billings, MT  59101
                  Telephone No.: (406) 869-5100
                  Facsimile No.: (406) 869-5149
                  Attention: Vice President and General Counsel

         If to the Owner Lessor, the Lessor Manager or the Trust Company:

                  Montana OL3 LLC
                  c/o Wilmington Trust Company
                  Rodney Square North
                  1100 North Market Street
                  Wilmington, Delaware 19890-0001
                  Telephone No.: (302) 651-1000
                  Facsimile No.: (302) 651-8882
                  Attention: Corporate Trust Administration

         If to the Owner Participant:


                  Montana OP3 LLC
                  c/o Bell Atlantic Credit Corporation
                  245 Park Avenue, 40th Floor
                  New York, New York 10167
                  Telephone No.: (212) 557-4799
                  Facsimile No.: (212) 557-4569
                  Attention: Asset Administrator

         If to the Lease Indenture Trustee:

                  The Chase Manhattan Bank
                  Capital Markets Fiduciary Services
                  450 West 33rd Street, 15th Floor
                  New York, New York 10001-2697
                  Telephone No.: (212) 946-7557
                  Facsimile No.: (212) 946-8177/8
                  Attention: Annette M. Marsula


         If to the Pass Through Trustee:

                  The Chase Manhattan Bank
                  Capital Markets Fiduciary Services
                  450 West 33rd Street, 15th Floor
                  New York, New York 10001-2697
                  Telephone No.: (212) 946-7557
                  Facsimile No.: (212) 946-8177/8
                  Attention: Annette M. Marsula


A copy of all notices provided for herein shall be sent by the party giving such notice to each of the other parties hereto. In addition, PPL Montana shall (unless otherwise directed by the applicable Rating Agency) provide to each Rating Agency a copy of any information, report or notice it gives to the Lease Indenture Trustee hereunder or any other Operative Documents.

         Section 18.6. Survival. All warranties, representations, indemnities and covenants made by any party hereto, herein or in any certificate or other instrument delivered by any such party or on the behalf of any such party under this Agreement shall be considered to have been relied upon by each other party hereto and shall survive the consummation of the transactions contemplated hereby and in the other Operative Documents regardless of any investigation made by any such party or on behalf of any such party. In addition, the indemnifications by PPL Montana under Sections 11.1 and 11.2 of this Agreement shall, subject to Sections 11.1(b) and 11.2(b), respectively, expressly survive the expiration or early termination (in either case, for whatever reason) of the Facility Lease or the transfer or other disposition of the respective interests of the Owner Participant, the Owner Lessor, the Trust Company, the Lessor Manager and the Lease Indenture Trustee and the Pass Through Trustee in, to and under this Agreement, the Bill of Sale, and the other Operative Documents.

         Section 18.7. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and assigns as permitted by and in accordance with the terms hereof, including each successive holder of the Owner Participant's Member Interest permitted under Section 9.1. Except as expressly provided herein or in the other Operative Documents, no party hereto may assign its interests herein without the consent of the other parties hereto.

         Section 18.8. Business Day. Notwithstanding anything herein or in any other Operative Document to the contrary, if the date on which any payment is to be made pursuant to this Agreement or any other Operative Document is not a Business Day, the payment otherwise payable on such date shall be payable on the next succeeding Business Day with the same force and effect as if made on such scheduled date and (provided such payment is made on such succeeding Business
Day) no interest shall accrue on the amount of such payment from and after such scheduled date to the time of such payment on such next succeeding Business Day.

         Section 18.9. Governing Law. This Agreement has been delivered in the State of New York and shall be in all respects governed by and construed in accordance with the laws of the State of New York including all matters of construction, validity and performance without giving effect to the conflicts of laws provisions thereof except New York General Obligations Law Section 5-1401.

         Section 18.10. Severability. If any provision hereof shall be invalid, illegal or unenforceable under Applicable Law, the validity, legality and enforceability of the remaining provisions hereof shall not be affected or impaired thereby.

         Section 18.11. Counterparts. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

         Section 18.12. Headings and Table of Contents. The headings of the sections of this Agreement and the Table of Contents are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

         Section 18.13. Limitation of Liability.

         (a) None of the Owner Participant, the Owner Lessor, the Lessor Manager, the Trust Company, the Lease Indenture Trustee or the Pass Through Trustee shall have any obligation or duty to PPL Montana or to others with respect to the transactions contemplated hereby, except those obligations or duties expressly set forth in this Agreement and the other Operative Documents, and neither the Owner Lessor, the Lessor Manager, the Trust Company, the Lease Indenture Trustee or the Pass Through Trustee shall be liable for performance by any other party hereto of such other party's obligations or duties hereunder. Without limitation of the generality of the foregoing, under no circumstances whatsoever shall the Owner Participant be liable to PPL Montana for any action or inaction on the part of the Owner Lessor or the Lessor Manager in connection with the transactions contemplated herein, whether or not such action or inaction is caused by willful misconduct or gross negligence of the Owner Lessor, unless such action or inaction is at the written direction of the Owner Participant.

         (b) The Trust Company is entering into the Operative Documents to which it is a party solely as manager under the LLC Agreement and not in its individual capacity, except as expressly provided herein or therein, and in no case whatsoever shall the Trust Company be personally liable for, or for any loss in respect of, any of the statements, representations, warranties, agreements or obligations of the Owner Lessor hereunder or under any other Operative Document, as to all of which the other parties hereto agree to look solely to the Lessor

Estate; provided, however, that the Trust Company shall be liable hereunder for its own gross negligence or willful misconduct or for a breach of its representations, warranties and covenants made in its individual capacity.

         (c) The Lease Indenture Trustee and the Pass Through Trustee are each entering into the Operative Documents to which they are parties solely as trustees under the Lease Indenture and the Pass Through Trust Agreement, respectively, and not in their individual capacities and in no case whatsoever shall the Lease Indenture Trustee and the Pass Through Trustee be personally liable for, or for any loss in respect of, any of the statements, representations, warranties, agreements or obligations of the Owner Lessor hereunder or under any other Operative Document, as to all of which the other parties hereto agree to look solely to the Indenture Estate and the Lessor Estate, respectively; provided, however, that each such party shall be liable hereunder for its own negligence or willful misconduct.

         (d) The right of the Lease Indenture Trustee or the Pass Through Trustee to perform any discretionary act enumerated herein or in any other Operative Document (including the right to consent to any action which requires their consent and the right to waive any provision of, or consent to any change or amendment to, any of the Operative Documents) shall not be construed as giving rise to any expressed or implied duty owed by such trustee; the Lease Indenture Trustee and the Pass Through Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such acts. In connection with any such discretionary acts, the Lease Indenture Trustee may in its sole discretion (but shall not, except as otherwise provided in the Lease Indenture or as otherwise required by Applicable Law, have any obligation to) request the approval of the Pass Through Trustee as holder of the Lessor Note, and the Pass Through Trustee may in its sole discretion (but shall not, except as otherwise provided in the Operative Documents or as otherwise required by Applicable Law, have any obligation to) request the approval of the Certificateholders.

         (e) The Owner Participant will give PPL Montana at least 15 days' prior notice of any proposed amendment or supplement to the LLC Agreement (other than an amendment solely effecting a transfer of Owner Participant's interest in the Lessor Estate) and deliver true, complete and fully executed copies to PPL Montana of any amendment or supplement to the LLC Agreement. No amendment or supplement to the LLC Agreement that could materially adversely affect the interests of the Lease Indenture Trustee shall become effective without the written consent of the Lease Indenture Trustee.

         Section 18.14. Consent to Jurisdiction; Waiver of Trial by Jury; Process Agent.

         (a) Each of the parties hereto (i) hereby irrevocably submits to the nonexclusive jurisdiction of the Supreme Court of the State of New York, New York County (without prejudice to the right of any party to remove to the United States District Court for the Southern District of New York) and to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York for the purposes of any suit, action or other proceeding arising out of this Agreement, the other Operative Documents, or the subject matter hereof or thereof or any of the transactions contemplated hereby or thereby brought by any of the parties hereto or their successors or assigns;
(ii) hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court, or in such federal court; and (iii) to the extent permitted by Applicable Law, hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding any claim that it is not personally subject to the jurisdiction of the above-named courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement, the other Operative Documents, or the subject matter hereof or thereof may not be enforced in or by such court.

         (b) TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES THE RIGHT TO DEMAND A TRIAL BY JURY, IN ANY SUCH SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT, THE OTHER OPERATIVE DOCUMENTS, OR THE SUBJECT MATTER HEREOF OR THEREOF OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY BROUGHT BY ANY OF THE PARTIES HERETO OR THEIR SUCCESSORS OR ASSIGNS.

         (c) By the execution and delivery of this Agreement, PPL Montana designates, appoints and empowers CT Corporation System located at 111 8th Avenue, New York, New York, as its authorized agent to receive for and on its behalf service of any summons, complaint or other legal process in any such action, suit or proceeding in the State of New York for so long as any obligation of PPL Montana shall remain outstanding hereunder or under any of the other Operative Documents. PPL Montana shall grant an irrevocable power of attorney to CT Corporation in respect of such appointment and shall maintain such power of attorney in full force and effect for so long as any obligation of PPL Montana shall remain outstanding hereunder or under any of the Operative Documents.

         Section 18.15. Further Assurances. Each party hereto will promptly and duly execute and deliver such further documents to make such further assurances for and take such further action reasonably requested by any party to whom such first party is obligated, all as may be reasonably necessary to carry out more effectively the intent and purpose of this Participation Agreement and the other Operative Documents.

         Section 18.16. Effectiveness. The Participation Agreement has been dated as of the date first above written for convenience only. This Participation Agreement shall become effective on July 20, 2000, the date of execution and delivery by each of the parties hereto.

         Section 18.17. Measuring Life. If and to the extent that any of the options, rights and privileges granted under this Agreement, would, in the absence of the limitation imposed by this sentence, be invalid or unenforceable as being in violation of the rule against perpetuities or any other rule or law relating to the vesting of interests in property or the suspension of the power of alienation of property, then it is agreed that notwithstanding any other provision of this Agreement, such options, rights and privileges, subject to the respective conditions hereof governing the exercise of such options, rights and privileges, will be exercisable only during (a) the longer of (i) a period which will end twenty-one (21) years after the death of the last survivor of the descendants living on the date of the execution of this Agreement of the following Presidents of the United States: Franklin D. Roosevelt, Harry S. Truman, Dwight D. Eisenhower, John F. Kennedy, Lyndon B. Johnson, Richard M. Nixon, Gerald R. Ford, James E. Carter, Ronald W. Reagan, George H.W. Bush and William J. Clinton or (ii) the period provided under the Uniform Statutory Rule Against Perpetuities or (b) the specific applicable period of time expressed in this Agreement, whichever of (a) and (b) is shorter.

         Section 18.18. No Partnership, Etc. The parties hereto intend that nothing contained in this Participation Agreement or any other Operative Document shall be deemed or construed to create a partnership, joint venture or other co-ownership arrangement by and among any of them.

         IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be executed and delivered by their respective officers thereunto duly authorized.


                           PPL MONTANA, LLC


                           By: /s/ Paul A. Farr
                               -------------------------------------------------
                               Name:  Paul A. Farr
                               Title: Vice President


                           MONTANA OL3 LLC


                           By: Wilmington Trust Company, not in its individual
                               capacity but solely as Lessor Manager


                               By: /s/ James P. Lawler
                                   ---------------------------------------------
                                   Name:  James P. Lawler
                                   Title: Vice President



                           WILMINGTON TRUST COMPANY,
                           not in its individual capacity, except to the extent expressly provided herein, but as Lessor Manager



                           By: /s/ James P. Lawler
                               -------------------------------------------------
                               Name:  James P. Lawler
                               Title: Vice President


                           MONTANA OP3 LLC


                           By: Wilmington Trust Company, not in its individual
                               capacity but solely as its Independent Manager


                           By: /s/ James P. Lawler
                               -------------------------------------------------
                               Name:  James P. Lawler
                               Title: Vice President

                           THE CHASE MANHATTAN BANK
                           not in its individual capacity, but as Lease
                           Indenture Trustee under the Lease Indenture



                           By: /s/ Annette M. Marsula
                               -------------------------------------------------
                               Name: Annette M. Marsula
                               Title: Vice President


                           THE CHASE MANHATTAN BANK,
                           not in its individual capacity, but as Pass Through Trustee under the Pass Through Trust Agreement



                           By: /s/ Annette M. Marsula
                               -------------------------------------------------
                               Name:  Annette M. Marsula
                               Title: Vice President

                                                                      APPENDIX A
                                                                              TO
                                                                   PARTICIPATION
                                                                       AGREEMENT


                                   DEFINITIONS

                                   APPENDIX A


                                   DEFINITIONS
                                     (BA1/2)


                        COLSTRIP GENERATING UNITS 1 AND 2
                          AND RELATED COMMON FACILITIES

                            APPENDIX A - DEFINITIONS
                                     (BA1/2)

GENERAL PROVISIONS

         In this Appendix A and each Operative Document (as hereinafter defined), unless otherwise provided herein or therein:

(A) the terms set forth in this Appendix A or in any such Operative Document shall have the meanings herein provided for and any term used in an Operative Document and not defined therein or in this Appendix A but in another Operative Document shall have the meaning herein or therein provided for in such other Operative Document;

(B) any term defined in this Appendix A by reference to another document, instrument or agreement shall continue to have the meaning ascribed thereto whether or not such other document, instrument or agreement remains in effect;

(C)   words importing the singular include the plural and vice versa;

(D)   words importing a gender include any gender;

(E) a reference to a part, clause, section, paragraph, article, party, annex, appendix, exhibit, schedule or other attachment to or in respect of an Operative Document is a reference to a part, clause, section, paragraph, or article of, or a party, annex, appendix, exhibit, schedule or other attachment to, such Operative Document unless, in any such case, otherwise expressly provided in any such Operative Document;

(F) a reference to any statute, regulation, proclamation, ordinance or law includes all statutes, regulations, proclamations, ordinances or laws varying, consolidating or replacing the same from time to time, and a reference to a statute includes all regulations, policies, protocols, codes, proclamations and ordinances issued or otherwise applicable under that statute unless, in any such case, otherwise expressly provided in any such statute or in such Operative Document;

(G) a definition of or reference to any document, instrument or agreement includes an amendment or supplement to, or restatement, replacement, modification or renovation of, any such document, instrument or agreement unless otherwise specified in such definition or in the context in which such reference is used;

(H) a reference to a particular section, paragraph or other part of a particular statute shall be deemed to be a reference to any other section, paragraph or other part substituted therefor from time to time;

(I) if a capitalized term describes, or shall be defined by reference to, a document, instrument or agreement that has not as of any particular date been executed and delivered and such document, instrument or agreement is attached as an exhibit to the

      Participation Agreement (as hereinafter defined), such reference shall be deemed to be to such form and, following such execution and delivery and subject to paragraph (h) above, to the document, instrument or agreement as so executed and delivered;

(J) a reference to any Person (as hereinafter defined) includes such Person's successors and permitted assigns;

(K) any reference to "days" shall mean calendar days unless "Business Days" (as hereinafter defined) are expressly specified;

(L) if the date as of which any right, option or election is exercisable, or the date upon which any amount is due and payable, is stated to be on a date or day that is not a Business Day, such right, option or election may be exercised, and such amount shall be deemed due and payable, on the next succeeding Business Day with the same effect as if the same was exercised or made on such date or day (without, in the case of any such payment, the payment or accrual of any interest or other late payment or charge, provided such payment is made on such next succeeding Business Day);

(M) words such as "hereunder", "hereto", "hereof" and "herein" and other words of similar import shall, unless the context requires otherwise, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof;

(N) a reference to "including" shall mean including without limiting the generality of any description preceding such term, and for purposes hereof and of each Operative Document the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned;

(O) all accounting terms not specifically defined herein or in any Operative Document shall be construed in accordance with GAAP;

(P) unless the context or the specific provision otherwise requires, whenever in the Operative Documents a provision requires that a Person have a particular rating, such provision shall be deemed to mean that the senior long term unsecured debt of such Person (or, in the case of PPL Montana, the senior long term unsecured debt of PPL Montana or if no such debt is rated and the Certificates are outstanding, the Certificates) shall have been rated the specified rating by both Rating Agencies if such debt is then rated by both Rating Agencies, or by one such Rating Agency if only rated by one of them; and

(Q) unless the context or the specific provision otherwise requires, whenever in the Operative Documents a provision requires that the rating of a Person or the Lease Debt be confirmed, such provisions shall be deemed to mean that both Rating Agencies shall have confirmed the rating of the senior long term unsecured debt of such Person or the Lease Debt, if then rated by both Rating Agencies, or by one such Rating Agency if only rated by one of them, a copy of which confirmation shall be delivered by PPL Montana to the Owner Participant, the Owner Lessor and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, to the Lease Indenture Trustee and shall be without indication that such Person or the Lease Debt, as the case may be, has been placed on credit watch, credit review, or any similar status with negative implications or which does not indicate the direction of the potential ratings change.

This Appendix A (which is being attached to the Participation Agreement), is identical in all respects to each of (i) Appendix A attached to the Bill of Sale, (ii) Appendix A attached to the Site Lease and Sublease, and (iii) Appendix A attached to the Lease Indenture, in each case, as filed of record on the Closing Date with the County Clerk of Rosebud County, Montana, except that:

(A) the definitions of "Related Lease Indenture Trustee," "Related Owner Lessor" and "Related Transaction" have been deleted from this Appendix A, it having been determined after the filing of the above-mentioned documents that such terms were not used in any of the Operative Documents; and

(B) the definition of "Rent Payment Period" has been slightly modified to make certain clarifications thereto.

                  It has been determined that it is unnecessary to make corrective filings with the County Clerk of Rosebud County, Montana, with respect to any of (i) Appendix A attached to the Bill of Sale, (ii) Appendix A attached to the Site Lease and Sublease, and (iii) Appendix A attached to the Lease Indenture since such defined terms are not used in any of such documents. DEFINED TERMS

"ABSTRACT OF LEASE" shall mean the Abstract of Facility Lease (BA1/2), dated as of the Closing Date, between the Owner Lessor and PPL Montana, substantially in the form of Exhibit B-2 to the Participation Agreement duly completed, executed and delivered on the Closing Date.

"ACQUIRED INDEBTEDNESS" shall mean, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

"ACTUAL KNOWLEDGE" shall mean, with respect to any Transaction Party, actual knowledge of, or receipt of written notice by, an officer (or other employee whose responsibilities include the administration of the Overall Transaction) of such Transaction Party; provided, that neither the Lessor Manager nor the Trust Company shall be deemed to have Actual Knowledge of any fact solely by virtue of an officer of the Trust Company having actual knowledge of such fact unless such officer is an officer in the Corporate Trust Administration Department of the Trust Company.

"ADDITIONAL CERTIFICATES" shall mean any additional certificates issued by the Pass Through Trust in connection with the issuance of Additional Lessor Notes relating thereto.

"ADDITIONAL EQUITY INVESTMENT" shall mean the amount, if any, the Owner Participant shall provide (in its sole and absolute discretion) to finance all or a portion of the Owner Lessor's Percentage of the cost of any Modification financed pursuant to Section 13.1 of the Participation Agreement.

"ADDITIONAL LESSOR NOTES" shall have the meaning specified in Section 2.12 of the Lease Indenture.

"ADDITIONAL SUBSIDIARY" shall mean a Subsidiary of PPL Montana designated as an "Additional Subsidiary" in accordance with Section 6.8 of the Participation Agreement.

"ADVISORS TO THE FACILITY LESSEE" shall mean Babcock & Brown LP and Group Robinson.

"AFFILIATE" of a particular Person shall mean any Person directly or indirectly controlling, controlled by or under common control with such particular Person. For purposes of this definition, "control" when used with respect to any particular Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing; provided, however, that under no circumstances shall the Trust Company be considered to be an Affiliate of any of the Owner Lessor, the Lessor Manager, or the Owner Participant, nor shall any of the Owner Lessor, the Lessor Manager, or the Owner Participant be considered to be an Affiliate of the Trust Company.

"AFTER-TAX BASIS" shall mean, with respect to any payment to be received by any Person, the amount of such payment (the base payment) supplemented by a further payment (the additional payment) to that Person so that the sum of the base payment plus the additional payment shall, after deduction of the amount of all Federal, State and local income Taxes required to be paid by such Person in respect of the receipt or accrual of the base payment and the additional payment (taking into account any reduction in such income Taxes resulting from Tax benefits realized or to be realized by the recipient as a result of the payment or the event giving rise to the payment), be equal to the amount required to be received. Such calculations shall be made on the basis of the highest applicable Federal income tax statutory rate applicable to corporations for all relevant periods and the highest applicable statutory income tax rates applicable to corporations in the state and local taxing jurisdiction of the Facility for all relevant periods and shall take into account the deductibility of State and local income taxes for Federal income tax purposes.

"ALLOCATED RENT" shall have the meaning specified in Section 3.3(c) of the Facility Lease.

"APPLICABLE LAW" shall mean, without limitation, all applicable laws, including all Environmental Laws, and treaties, judgments, decrees, injunctions, writs and orders of any court, arbitration board or Governmental Entity and rules, regulations, orders, ordinances, licenses and permits of any Governmental Entity.

"APPLICABLE RATE" shall mean the Prime Rate (as published in the Wall Street Journal from time to time) plus 1 % per annum.

"APPRAISAL PROCEDURE" shall mean (except with respect to the Closing Appraisal and any appraisal to determine Fair Market Sales Value after a Lease Event of Default shall have occurred and be continuing), an appraisal conducted by an appraiser or appraisers in accordance with the procedures set forth in this definition of "Appraisal Procedures." The Owner Participant and PPL Montana will consult with the intent of selecting a mutually acceptable Independent Appraiser. If a mutually acceptable Independent Appraiser is selected, the Fair Market Rental Value or Fair Market Sales Value shall be determined by such Independent Appraiser. If the Owner Participant and PPL Montana are unable to agree upon a single Independent Appraiser within a 15-day period, one shall be appointed by the Owner Participant, and one shall be appointed by PPL Montana (or its designee), which Independent Appraisers shall attempt to agree upon the value, period, amount or other determination that is the subject of the appraisal. If either the Owner Participant or PPL Montana does not appoint its appraiser, the determination of the other appraiser shall be conclusive and binding on the Owner Participant and PPL Montana. If the appraisers appointed by the Owner Participant and PPL Montana are unable to agree upon the value, period, amount or other determination in question, such appraisers shall jointly appoint a third Independent Appraiser or, if such appraisers do not appoint a third Independent Appraiser, the Owner Participant and PPL Montana shall jointly appoint the third Independent Appraiser. In such case, the average of the determinations of the three appraisers shall be conclusive and binding on the Owner Participant and PPL Montana, unless the determination of one appraiser is disparate from the middle determination by more than twice the amount by which the third determination is disparate from the middle determination, in which case the determination of the most disparate appraiser shall be excluded, and the average of the remaining two determinations shall be conclusive and binding on the Owner Participant and PPL Montana.

"APPRAISER" shall mean Deloitte & Touche LLP Valuation Group.

"ASSET PURCHASE AGREEMENT" shall mean that certain asset purchase agreement dated as of October 31, 1998, by and between PPL Global, Inc. and MPC.

"ASSET SALE" shall mean the sale, lease, transfer, conveyance or other disposition of any assets, including by way of the issue or sale by PPL Montana or any of its Core Subsidiaries of equity interests in such Core Subsidiaries or the designation of any Core Subsidiary as an Additional Subsidiary. Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales: (a) transfers of assets among PPL Montana and any of its wholly-owned Core Subsidiaries, (b) sales of inventory (including fuel and coal), products or obsolete items and other similar dispositions and sales of power in the ordinary course of business, (c) a transfer of ownership of the Kerr hydroelectric generating facility by PPL Montana or any Core Subsidiary to the Confederated Salish and Kootenai Tribes or any successor in interest, (d) sales of assets required to be made pursuant to any change in law, regulation or any imposition of any conditions or requirements by the FERC or any other Governmental Entity having or claiming jurisdiction over PPL Montana, its Subsidiaries, or the Montana Assets, (e) an issuance of equity interests by a wholly-owned Core Subsidiary to PPL Montana or to another wholly-owned Core Subsidiary, (f) sale or liquidation of cash equivalents in the ordinary course of business, (g) a Restricted Payment that is made in cash or cash equivalents permitted by Section 6.2 of the Participation Agreement, and (h) Permitted Investments other than those made in Additional Subsidiaries (unless made with proceeds described in clause (7) of the definition of such term).

 "ASSIGNED DOCUMENTS" shall have the meaning specified in clause (2) of the Granting Clause of the Lease Indenture.

"ASSIGNMENT AND ASSUMPTION AGREEMENT" shall mean an assignment and assumption agreement in form and substance substantially in the form of Exhibit F to the Participation Agreement.

"ASSIGNMENT AND REASSIGNMENT OF PROJECT AGREEMENTS" shall mean the Assignment and Reassignment of Project Agreements (BA1/2), dated as of the Closing Date, between PPL Montana and the Owner Lessor, substantially in the form of Exhibit D to the Participation Agreement duly completed, executed and delivered pursuant to which PPL Montana will assign to the Owner Lessor and the Owner Lessor will reassign to PPL Montana, certain rights under the Ownership and Operating Agreements 1-2 and the Common Facilities Agreement relating to the Undivided Interest.

"ASSUMED DEDUCTIONS" shall have the meaning specified in Section 1.1 of the Tax Indemnity Agreement.

"ASSUMED TAX RATE" shall have the meaning specified in Section 1(a) of the Tax Indemnity Agreement.

"AUTHORIZED AGENT" shall have the meaning specified in the Pass Through Trust Agreement.

"BALANCE SHEET" shall mean the audited consolidated balance sheet of PPL Montana and its Consolidated Subsidiaries as of December 31, 1999, which Balance Sheet shall have been prepared in accordance with GAAP and utilizing assumptions made in good faith and reasonable, as of the date of such Balance Sheet, and all material assumptions with respect to such Balance Sheet are set forth therein.

"BANKRUPTCY CODE" shall mean the United States Bankruptcy Code of 1978, as amended from time to time, 11 U.S.C. Section 101 et seq.

"BASIC LEASE RENT" shall have the meaning specified in Section 3.3(a) of the Facility Lease.

"BASIC LEASE TERM" shall have the meaning specified in Section 3.2 of the Facility Lease.

"BASIC SITE LEASE TERM" shall have the meaning specified in Section 2.2 of the Site Lease and Sublease.

"BASIC SITE SUBLEASE TERM" shall have the meaning specified in Section 4.2 of the Site Lease and Sublease.

"BILL OF SALE" shall mean the Bill of Sale (BA1/2), dated as of the Closing Date, between PPL Montana and the Owner Lessor, substantially in the form of Exhibit A to the Participation Agreement duly completed, executed and delivered on the Closing Date pursuant to which the Owner Lessor will acquire the Undivided Interest from PPL Montana.

"BURDENSOME TERMINATION EVENT" shall mean the occurrence of any event which gives a Facility Lessee the right to terminate a Facility Lease pursuant to
Section 13.1 thereof.

"BUSINESS DAY" shall mean any day other than a Saturday, a Sunday, or a day on which commercial banking institutions are authorized or required by law, regulation or executive order to be closed in New York, New York, the city and the state in which the Corporate Trust Office of any applicable Lease Indenture Trustee or Lessor Manager is located or the city and state in which the Corporate Trust Office of the Pass Through Trustee is located.

"CAPITAL EXPENDITURES" shall mean expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto that have a useful life of more than one year.

"CASH FLOW AVAILABLE FOR FIXED CHARGES" for any period shall mean, without duplication, (i) consolidated EBITDA of PPL Montana and its Core Subsidiaries for such period, minus (ii) the portion of such consolidated EBITDA described in the foregoing clause (i) that is attributable to extraordinary gains or other nonrecurring items included in EBITDA (other than to the extent such extraordinary gains or nonrecurring items are offset by extraordinary losses), minus (iii) for each Core Subsidiary having an interest holder other than PPL Montana or its Core Subsidiaries, the amount described in the foregoing clause
(i) attributable to such interests, plus (iv) EBITDA of any Additional Subsidiary and the proceeds from any asset sales received by any Additional Subsidiaries, in each case, to the extent such amount is distributed to PPL Montana or its Core Subsidiaries from such Additional Subsidiary during such period (provided, however, that the amount described in this clause (iv) shall not be included in the calculation of the Cash Flow Available for Fixed Charges for any projected period), minus (v) Capital Expenditures made by PPL Montana and its Core Subsidiaries during such period other than capital expenditures financed with Indebtedness permitted under Sections 6.1(b)(i) or 7.1(b)(i) of the Participation Agreement.

"CASH FLOW TO FIXED CHARGES RATIO" shall mean with respect to any Person for any period, the ratio of (i) Cash Flow Available for Fixed Charges for such period to (ii) Fixed Charges for such period.

"CERTIFICATE PURCHASE AGREEMENT" shall mean the Certificate Purchase Agreement, dated the Effective Date, between PPL Montana and the Initial Purchasers.

"CERTIFICATEHOLDERS" shall mean each of the holders of Certificates, and each of such holder's successors and permitted assigns.

"CERTIFICATES" shall mean the 8.903% Pass Through Certificates issued on the Closing Date and any certificates issued in replacement therefor pursuant to
Section 3.3, 3.4 or 3.5 of the Pass Through Trust Agreement.

"CERTIFICATES REGISTER" shall mean the "Register" specified in Section 3.4 of the Pass Through Trust Agreement.

"CHANGE OF CONTROL" shall mean the consummation of any transaction or series of related transactions (including any merger or consolidation) the result of which is that any person (as such term is defined in Rule 13(d)(3) under the Exchange Act), other than (a) PPL Corporation or any of its successors into which PPL Corporation has consolidated or merged, (b) any person who comes to be a beneficial owner (as defined below) directly or indirectly of more than 50% of the voting power of or economic interest in PPL Corporation, or (c) any of PPL Corporation's direct or indirect wholly-owned subsidiaries, becomes the "beneficial owner" (as such term is defined in Rule 13(d)(3) under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the voting power of or economic interests in PPL Montana; provided that a Change of Control shall be deemed not to have occurred if Moody's and S&P confirm that the then existing ratings of the Certificates will not be lowered as a result of any of the foregoing events.

"CHANGE OF CONTROL PREMIUM" shall mean 1%.

"CLAIM" shall mean any liability (including in respect of negligence (whether passive or active or other torts), strict or absolute liability in tort or otherwise, warranty, latent or other defects (regardless of whether or not discoverable), statutory liability, property damage, bodily injury or death), obligation, loss, settlement, damage, penalty, claim, action, suit, proceeding (whether civil or criminal), judgment, penalty, fine and other legal or administrative sanction, judicial or administrative proceeding, cost, expense or disbursement, including reasonable legal, investigation and expert fees, expenses and reasonable related charges, of whatsoever kind and nature.

"CLOSING" shall have the meaning specified in Section 2.2(a) of the Participation Agreement.
"CLOSING APPRAISAL" shall mean the appraisal, dated the Closing Date, prepared by the Appraiser with respect to the Owner Lessor's Interest, which Closing Appraisal shall:

(A) Determine the Purchase Price, which shall be the fair market value of the Undivided Interest on the Closing Date;

(B) Determine the economic useful life of Unit 1, Unit 2, Unit 3, and the Facility, and confirm that (i) Unit 1, Unit 2, Unit 3, and the Facility each are reasonably estimated on the Closing Date to have a remaining economic useful life equal to 133.33% of the Fixed Lease Term, and (ii) each of the Units 1 and 2 Interest and the Unit 3 Interest shall have a fair market value at the end of the Basic Lease Term equal to at least 20% of its Purchase Price, without regard to inflation or deflation during the Basic Lease Term;

(C) Confirm that it is reasonable to expect that upon expiration or termination of the Facility Lease, it will be commercially feasible for a party other than the Facility Lessee to operate the Facility;

(D) Allocate the percentage of the Purchase Price eligible for each category of Depreciation Deduction;

(E)   Confirm that each Unit and the Facility is an integrated facility;

(F)   Determine that none of the Renewal Lease Terms is likely to be exercised;
      and

(G) Address any other matters that the Owner Participant shall reasonably request.

"CLOSING DATE" shall have the meaning specified in Section 2.2(a) of the Participation Agreement.

"CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

"COLSTRIP FACILITY LEASES" " shall mean the Facility Lease and the Other Facility Leases.

"COLSTRIP PROJECT" shall mean the four unit coal-fired steam electric generating project located in Rosebud County, Montana, consisting of Units 1 and 2 and Units 3 and 4, the Common Facilities, and all other equipment or facilities required for the generation of electricity at such units and the Colstrip Site.

"COLSTRIP SITE" shall mean the Unit Sites and the Common Facilities Site.

"COLSTRIP UNIT 1" shall mean Unit 1 and the Related Common Facilities.

"COLSTRIP UNIT 2" shall mean Unit 2 and the Related Common Facilities.

"COLSTRIP UNIT 3" shall mean Unit 3 and the Related Common Facilities.

"COLSTRIP UNIT 4" shall mean Unit 4 and the Related Common Facilities.

"COLSTRIP UNITS 1 AND 2" shall mean, collectively, Colstrip Unit 1 and Colstrip Unit 2.

"COLSTRIP UNITS 3 AND 4" shall mean, collectively, Colstrip Unit 3 and Colstrip Unit 4.

"COMMON FACILITIES" shall mean the Common Facilities 1-2 and the Common Facilities 1-2-3-4.

"COMMON FACILITIES 1-2" shall mean all facilities, improvements, fixtures and equipment, constructed or installed for use by Units 1 and 2 in common and described as such on Exhibit C to the Bill of Sale but excluding therefrom the Transmission Facilities.

"COMMON FACILITIES 1-2 SITE" shall mean the land described as such on Exhibit A to the Bill of Sale, and all rights of way, easements, permits and other appurtenances to such land (including the Water Rights) described on such Exhibit or otherwise, and specifically excluding the Transmission Facilities.

"COMMON FACILITIES 1-2-3-4" shall mean all facilities, improvements, fixtures and equipment constructed or installed for use by Units 1 and 2 and Units 3 and 4 in common on the Colstrip Site and described as such on Exhibit C to the Bill of Sale but excluding therefrom the Transmission Facilities.

"COMMON FACILITIES 1-2-3-4 SITE" shall mean the land described as such on Exhibit A to the Bill of Sale, and all rights of way, easements, permits and other appurtenances to such land (including the Water Rights) described on such Exhibit or otherwise, and specifically excluding the Transmission Facilities.

"COMMON FACILITIES AGREEMENT" shall mean the Common Facilities Agreement, dated as of May 6, 1981 among MPC, Puget, Puget Colstrip Construction Company, Avista Corporation (successor to The Washington Water Power Company), Portland and Pacific Power & Light Company, relating to the ownership and operation of the Common Facilities 1-2-3-4, as the same has been or may be amended, modified or supplemented from time to time.

"COMMON FACILITIES PERCENTAGE" shall mean, with respect to the Related Common Facilities for any Unit, the undivided interest in such Related Common Facilities related to such Unit conveyed to the Owner Lessor pursuant to the Bill of Sale.

"COMMON FACILITIES SITE" shall mean a collective reference to the Common Facilities 1-2 Site and the Common Facilities 1-2-3-4 Site.

"COMPETITOR" shall have the meaning specified in Section 9.1(b) of the Participation Agreement.

"COMPONENT" shall mean any appliance, part, instrument, appurtenance, accessory, furnishing, equipment or other property of whatever nature that may from time to time be incorporated in the Facility, except to the extent constituting Modifications.

"CONSOLIDATED SUBSIDIARY" shall mean with respect to any Person at any date any Subsidiary or other entity the accounts of which would be consolidated in accordance with GAAP with those of such Person in its consolidated financial statements as of such date.

"CONSOLIDATED TANGIBLE NET ASSETS" shall mean (at any date of determination) (i) the total net assets of PPL Montana and its Core Subsidiaries determined in accordance with GAAP, excluding, however, from the determination of total net assets (a) goodwill, organizational expenses, research and product development expenses, trademarks, tradenames, copyrights, patents, patent applications, licenses and rights in any thereof, and other similar intangibles, (b) all deferred charges or unamortized debt discount and expenses, (c) all reserves carried and not deducted from assets, (d) securities which are not readily marketable, (e) cash held in sinking or other analogous funds established for the purpose of redemption, retirement or prepayment of capital stock or other equity interests or Indebtedness, (f) any write-up in the book value of any assets resulting from a revaluation thereof subsequent to the Closing Date, and
(g) any items not included in clauses (a) through (f) above which are treated as intangibles in conformity with GAAP, plus (ii) the aggregate purchase price paid by the Owner Lessor and the Other Owner Lessors pursuant to the Bill of Sale and the Other Bills of Sale respectively, plus (iii) the aggregate net book value of all asset sales or dispositions made by PPL Montana or any of its Core Subsidiaries since the Closing Date to the extent that the proceeds thereof or other consideration received therefor are not invested in any Permitted Business of PPL Montana or any of its Core Subsidiaries and are not retained by PPL Montana or any of its Core Subsidiaries, minus (iv) for each Core Subsidiary having an interest holder other than PPL Montana or its Core

Subsidiaries, the amount described in the foregoing clauses (i) and (iii) attributable to such interest.

"CORE SUBSIDIARY" shall mean each Subsidiary of PPL Montana other than Additional Subsidiaries thereof.

"CORPORATE TRUST OFFICE" shall have the meaning specified in the Pass Through Trust Agreement.

"CREDIT AGREEMENT" shall mean that certain Credit Agreement, dated as of November 16, 1999, among PPL Montana, The Chase Manhattan Bank, as Administrative Agent, Chase Securities, Credit Suisse First Boston, UBS Warburg LLC (successor to Warburg Dillon, Read LLC), and the other lenders a party thereto, as the same may be amended from time to time.

"DEBT COVENANT TERMINATION DATE" shall have the meaning specified in Section 6 of the Participation Agreement.

"DEBT PORTION OF RENT" shall mean for any period, the portion of Periodic Lease Rent payable under the Facility Lease equal to the scheduled principal and interest due and payable on the Lessor Note during such period.

"DEBT PORTION OF TERMINATION VALUE" in respect of any determination of Termination Value or amount determined by reference to Termination Value payable pursuant to the Operative Documents shall mean an amount equal to the balance, including scheduled (in accordance with the payment terms of the Lessor Note) accrued interest, on the Lessor Note scheduled (in accordance with the payment terms of the Lessor Note) to be outstanding on such date of determination.

"DEBT TO CAPITAL RATIO" shall mean, with respect to PPL Montana and its Core Subsidiaries, the ratio as of the end of the last fiscal quarter for which internal financial statements are available of (i) the aggregate principal amount of Indebtedness of such Persons then outstanding to (ii) Total Capitalization.

"DEDUCTION LOSS" shall have the meaning specified in Section 5(a) of the Tax Indemnity Agreement.

"DEPRECIATION DEDUCTIONS" shall have the meaning specified in Section 1(a) of the Tax Indemnity Agreement.

"DISCOUNT RATE" shall mean PPL Montana's incremental borrowing rate as determined by PPL Montana in accordance with SFAS 13.

"DISTRIBUTION" shall mean, in respect of any Person, any dividend, distribution or payment (including by way of redemption, repurchase, retirement, return or repayment) in respect of shares of capital stock of such Person.

"DOLLARS" OR THE SIGN "$" shall mean United States dollars or other lawful currency of the United States.

"DTC" shall mean The Depository Trust Company, a New York corporation.

"EBITDA" shall mean, with respect to any Person for any period, the income (or loss) before interest and taxes of such Person, and, to the extent the following items were included in determining such income (or loss), (i) plus depreciation, amortization and other similar non-cash charges and reserves, (ii) minus non-cash non-recurring income items, including extraordinary non-cash gains (or losses), (iii) plus non-cash restructuring charges or other non-cash non-recurring expense items and non-cash charges representing allocations from Affiliates and (iv) plus GAAP lease rent expense.

"EFFECTIVE DATE" shall mean July 13, 2000, the date the Participation Agreement shall have been executed and delivered by the parties thereto.

"EFFECTIVE RATE" shall have the meaning specified in Section 5(a) of the Tax Indemnity Agreement.

"ENFORCEMENT NOTICE" shall have the meaning specified in Section 5.1 of the Lease Indenture.

"ENGINEERING CONSULTANT" shall mean R.W. Beck, Inc.

"ENGINEERING REPORT" shall mean the report of the Engineering Consultant, dated July 13, 2000, addressed to the Owner Participant in substantially the form of the Independent Engineer's Report attached as Appendix A to the Offering Memorandum.

"ENVIRONMENTAL CONDITION" shall mean any action, omission, event, condition or circumstance, including the presence of any Hazardous Substance, that does or reasonably could (i) require assessment, investigation, abatement, correction, removal or remediation, (ii) give rise to any obligation or liability of any nature (whether civil or criminal, arising under a theory of negligence or strict liability, or otherwise) under any Environmental Law, (iii) create or constitute a public or private nuisance or trespass, or (iv) constitute a violation of or non-compliance with any Environmental Law.

"ENVIRONMENTAL CONSULTANT" shall mean Pilko & Associates, Inc.

"ENVIRONMENTAL LAWS" shall mean any federal, state or local laws, ordinances, rules, orders, statutes, decrees, judgments, injunctions, directives, permits, licenses, approvals, codes and regulations relating to the environment, human health, natural resources or Hazardous Substances, as each may from time to time be amended, supplemented or supplanted.

"ENVIRONMENTAL REPORT" shall have the meaning specified in Section 4(n) of the Participation Agreement.

"EQUITY CONTRIBUTION AGREEMENT" shall mean the Equity Contribution Agreement dated as of July 20, 2000, between PPL Corporation and PPL Montana.

"EQUITY COVENANT TERMINATION DATE" shall have the meaning specified in Section 7 of the Participation Agreement.

"EQUITY INVESTMENT" shall mean the amount of $31,151,219.51.

"EQUITY PORTION OF PERIODIC LEASE RENT" shall mean for any Rent Payment Date the difference between (i) Periodic Lease Rent scheduled to be paid under the Facility Lease on such Rent Payment Date and (ii) the Debt Portion of Rent.

"EQUITY PORTION OF TERMINATION VALUE" in respect of any determination of Termination Value or amount determined by reference to Termination Value payable pursuant to the Operative Documents shall mean an amount equal to the excess, if any, of (i) the Termination Value on the date of determination, over (ii) the Debt Portion of Termination Value.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

"EVENT OF DEFAULT" shall mean an Event of Default under the Pass Through Trust Agreement.

"EVENT OF LOSS" shall mean, with respect to either of Unit 1 or Unit 2, or in the case of clause (d), both of Units 1 and 2, any of the following events:

(H) loss of such Unit or use thereof due to destruction or damage to such Unit or the Related Common Facilities that is beyond economic repair or that renders such Unit permanently unfit for normal use;

(I) damage to such Unit or the Related Common Facilities that results in an insurance settlement with respect to such Unit on the basis of a total loss, or an agreed constructive or a compromised total loss;

(J) seizure, condemnation, confiscation or taking of, or requisition of title to or use of, such Unit by any Governmental Entity (a "Requisition") following exhaustion of all permitted appeals or an election by PPL Montana not to pursue such appeals (provided that no such contest shall extend beyond the earlier of (x) the date which is one year after the loss of such title, or (y) the date which is 36 months prior to the end of the Basic Lease Term or any Renewal Lease Term then in effect or elected by PPL Montana), but, in any case involving Requisition of use but not of title, only if such Requisition of use continues beyond the Basic Lease Term or any Renewal Lease Term then in effect or elected by PPL Montana; and

(K) if elected by the Owner Participant, and only in such case as termination of the Facility Lease and transfer of the Undivided Interest to PPL Montana shall remove the basis of the regulation described below, subjection of the Owner Participant's interest in the Unit(s) to any rate of return regulation by any Governmental Entity, or subjection of the Owner Participant or the Owner Lessor to any other public utility regulation of any Governmental Entity or law that in the reasonable opinion of the Owner Participant is burdensome, in either case by reason of the participation of the Owner Lessor or the Owner Participant in the transaction contemplated by the Operative Documents, and not, in any event, as a result of (A) investments, loans or other business activities of the Owner Participant or its Affiliates in respect of equipment or facilities similar in nature to the Facility or any part thereof or in any other electrical, steam, cogeneration or other energy or utility related equipment or facilities or the general business or other activities of the Owner Participant or Affiliates or the nature of any of the properties or assets from time to time owned, leased, operated, managed or otherwise used or made available for use by the Owner Participant or its Affiliates or (B) a failure of the Owner Participant to perform routine, administrative or ministerial actions the performance of which would not subject the Owner Participant to any adverse consequence (in the reasonable opinion of the Owner Participant acting in good faith), provided that PPL Montana, the Owner Lessor and Owner Participant agree to cooperate and to take reasonable measures to alleviate the source or consequence of any regulation constituting an Event of Loss under this paragraph (d) (a "Regulatory Event of Loss"), at the cost and expense of PPL Montana and so long as there shall be no adverse consequences to the Owner Lessor or Owner Participant as a result of such cooperation or the taking of reasonable measures.

"EXCEPTED PAYMENTS" shall mean and include (i)(A) any indemnity (whether or not constituting Supplemental Lease Rent and whether or not a Lease Event of Default exists) payable to either the Trust Company, the Lessor Manager or the Owner Participant or to their respective Indemnitees and successors and permitted assigns (other than the Lease Indenture Trustee) pursuant to Section 2.3, 11.1, 11.2, 13.1 or 13.2 of the Participation Agreement, Section 5.1 of the LLC Agreement, and any payments under the Tax Indemnity Agreement or (B) any amount payable by PPL Montana to the Owner Lessor or the Owner Participant to reimburse any such Person for its costs and expenses in exercising its rights under the Operative Documents, (ii)(A) insurance proceeds, if any, payable to the Owner Lessor or the Owner Participant under insurance separately maintained by the Owner Lessor or the Owner Participant with respect to the Facility as permitted by Section 11.5 of the Facility Lease or (B) proceeds of personal injury or property damage liability insurance maintained under any Operative Document for the benefit of the Owner Lessor or the Owner Participant, (iii) any amount payable to the Owner Participant as the purchase price of the Owner Participant's right and interest in the Member Interest, (iv) any amounts payable to the Owner Participant upon exercise by PPL Montana of the Special Lessee Transfer pursuant to Section 15.1 of the Participation Agreement, (v) all other fees expressly payable to the Owner Participant under the Operative Documents, and (vi) any payments in respect of interest, or any payments made on an After-Tax Basis, to the extent attributable to payments referred to in clause
(i) through (v) above that constitute Excepted Payments.

"EXCEPTED RIGHTS" shall have the meaning specified in Section 5.6 of the Lease Indenture.

"EXCESS AMOUNT" shall have the meaning specified in Section 18.3 of the Participation Agreement.

"EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

"EXCLUDED PROPERTY" shall mean Excepted Payments and Excepted Rights, collectively.

"EXCLUDED TAXES" shall have the meaning specified in Section 11.2(b) of the Participation Agreement.

"EXISTING INDEBTEDNESS" shall mean, with respect to any Person, Indebtedness of such Person in existence at the time of the Closing.

"EXPIRATION DATE" shall mean July 20, 2036, the last day of the Basic Lease
Term.

"FACILITY" shall mean a collective reference to Colstrip Units 1 and 2.

"FACILITY LEASE" shall mean the Facility Lease Agreement (BA1/2), dated as of the Closing Date, between the Owner Lessor and PPL Montana, substantially in the form of Exhibit B-1 to the Participation Agreement duly completed, executed and delivered on the Closing Date pursuant to which the Owner Lessor will lease the Undivided Interest to PPL Montana.

"FACILITY LEASE TERM" shall mean the term of the Facility Lease, including the Interim Lease Term, the Basic Lease Term and all Renewal Lease Terms.

"FACILITY LESSEE" shall mean PPL Montana as lessee under the Facility Lease.

"FACILITY LESSEE'S INTEREST" shall mean the Facility Lessee's right, title and interest in and to the Undivided Interest under the Facility Lease and the Ground Interest under the Site Lease and Sublease.

"FACILITY SITE SUBLEASE" shall mean the sublease described in Section 4.1 of the Site Lease and Sublease.

"FAIR MARKET RENTAL VALUE" or "FAIR MARKET SALES VALUE" shall mean with respect to any property or service as of any date, the cash rent or cash price obtainable in an arm's length lease, sale or supply, respectively, between an informed and willing lessee or purchaser under no compulsion to lease or purchase and an informed and willing lessor or seller or supplier under no compulsion to lease or sell or supply of the property or service in question, and shall, in the case of any Unit Interest or an Owner Lessor's Interest, be determined (except pursuant to Section 17 of the Facility Lease or as otherwise provided below or in the Operative Documents) on the basis that (i) the conditions contained in Sections 7 and 8 of the Facility Lease shall have been complied with in all respects, (ii) the lessee or buyer shall have rights in, or an assignment of, the Operative Documents to which the Owner Lessor is a party and the obligations relating thereto, (iii) the Unit Interest or the Owner Lessor's Interest, as the case may be, is free and clear of all Liens (other than Owner Lessor's Liens, Owner Participant's Liens and Indenture Trustee's Liens), (iv) taking into account the remaining term of the Site Lease and Sublease, and (v) in the case the Fair Market Rental Value, taking into account the terms of the Facility Lease and the other Operative Documents. If the Fair Market Sales Value of the Owner Lessor's Interest is to be determined during the continuance of a Lease Event of Default or in connection with the exercise of remedies by the Owner Lessor pursuant to Section 17 of the Facility Lease, such value shall be determined by an appraiser appointed solely by the Owner Lessor on an "as-is", "where-is" and "with all faults" basis and shall take into account all Liens (other than Owner Lessor's Liens, Owner Participant's Liens and Indenture Trustee's Liens); provided, however, in any such case where the Owner Lessor shall be unable to obtain constructive possession sufficient to realize the economic benefit of the Owner Lessor's Interest, Fair Market Sales Value of the Owner Lessor's Interest shall be deemed equal to $0. If in any case other than in the preceding sentence the parties are unable to agree upon a Fair Market Sales Value of the

Owner Lessor's Interest within 30 days after a request therefor has been made, the Fair Market Sales Value of the Owner Lessor's Interest shall be determined by appraisal pursuant to the Appraisal Procedures. Any fair market value determination of a Severable Modification shall take into consideration any liens or encumbrances to which the Severable Modification being appraised is subject and which are being assumed by the transferee.

"FEDERAL POWER ACT" shall mean the Federal Power Act, as amended.

"FERC" shall mean the Federal Energy Regulatory Commission of the United States or any successor or predecessor agency thereto.

"FERC EWG (OWNER LESSOR) ORDER" shall mean the order issued by the FERC on February 14, 2000, in Docket No. EG00-67-000 granting to the Owner Lessor "exempt wholesale generator" status under the Holding Company Act.

"FERC EWG (PPLM) ORDER" shall mean the order issued by the FERC on September 24, 1999, in Docket No. EG99-185-000 granting to PPL Montana "exempt wholesale generator" status under the Holding Company Act.

"FERC OATT ORDER" shall mean the Order issued by the FERC on December 29, 1999, in Docket No.ER00-417-000 accepting for filing under Section 205 of the Federal Power Act PPL Montana's open access transmission tariff.

"FERC ORDERS" shall mean, collectively, the FERC EWG (PPLM) Order, the FERC
Section 203 Order, the FERC Part II Order, the FERC Section 205 Order, the FERC Waiver Order, the FERC EWG (Owner Lessor) Order, and the FERC OATT Order.

"FERC (OWNER LESSOR) EWG NOTICE" shall mean the notification of no material change in the facts dated as of July 20, 2000, to be filed with the FERC in Docket Nos. EG00-65, EG00-66, EG00-67, EG00-68, EG00-69, EG00-70, EG00-71, and
EG00-72 with respect to "exempt wholesale generator" status under the Holding Company Act in compliance with Section 365.8 of the FERC's regulations.

"FERC PART II ORDER" shall mean the order issued by the FERC on June 22, 1999, in Docket No. EC99-36-000, granting approval under Section 203 of the Federal Power Act for the transfer of jurisdictional facilities from MPC to PPL Montana.

"FERC SECTION 203 ORDER" shall mean the order issued by the FERC on September 22, 1999, in Docket No. EC99-95-000, granting approval under Section 203 of the Federal Power Act for the sale and leaseback of the FERC jurisdictional facilities to the Owner Lessor by PPL Montana.

"FERC SECTION 205 ORDER" shall mean the order issued by the FERC on August 24, 1999, in Docket No. ER99-3491-000, granting approval for the blanket issuance of securities or assumption of liabilities under Section 204 of the Federal Power Act by PPL Montana and granting approval for PPL Montana to sell power at market based rates under Section 205 of the Federal Power Act.

"FERC WAIVER ORDER" shall mean the Order issued by the FERC on September 17, 1999, in Docket No. EL99-79-000, disclaiming jurisdiction under Section 201(b) of the Federal Power Act over the Owner Lessor, the Lessor Manager and the Owner Participant.

"FINAL DETERMINATION" shall have the meaning specified in Section 9 of the Tax Indemnity Agreement.

"FIRST WINTERGREEN RENEWAL LEASE TERM" shall have the meaning specified in
Section 15.1 of the Facility Lease.

"FIXED CHARGES" shall mean, with respect to PPL Montana and its Core Subsidiaries for any period, the sum, without duplication, of (i) the aggregate amount of interest expense with respect to Indebtedness of such Persons for such period, including (A) the net costs under interest rate hedge agreements, (B) all capitalized interest (except to the extent that such interest is either (x) not paid in cash or (y) if paid in cash, is paid solely with the proceeds of the Indebtedness in respect of which such interest accrued), and (C) the interest portion of any deferred payment obligation; (ii) the aggregate amount of all mandatory scheduled payments (whether designated as payments or prepayments) and sinking fund payments with respect to principal of any Indebtedness of such Persons; and (iii) the aggregate amount of all payments due under the Facility Lease, in each case, Scheduled to be Paid.

"FIXED LEASE TERM" shall mean the Basic Lease Term and the Interim Lease Term.

"FMV RENEWAL LEASE TERM" shall have the meaning specified in Section 15.3 of the Facility Lease.

"FUEL CONSULTANT" shall mean John T. Boyd Company.

"FUEL REPORT" shall mean the Report of the Fuel Consultant, dated June 22, 2000, addressed to the Owner Participant in substantially the form of the Independent Fuel Consultant's Report attached as Appendix C to the Offering Memorandum.

"GAAP" shall mean generally accepted accounting principles used in the United States consistently applied.

"GOVERNMENTAL ENTITY" shall mean and include any national government, any political subdivision of a national government or of any state, county or local jurisdiction therein or any board, commission, department, division, organ, instrumentality, court or agency of any thereof.

"GROUND INTEREST" shall mean the undivided interest in the Units 1 and 2 Site and the Common Facilities Site leased to the Owner Lessor pursuant to the Site Lease and Sublease, and shall consist of an undivided Owner Lessor's Percentage of (i) a 50% undivided interest in and to the Units 1 and 2 Site, (ii) a 50% undivided interest in and to the Common Facilities 1-2 Site, and (iii) 50% of the undivided interest in and to the Common Facilities 1-2-3-4 allocated to Units 1 and 2 pursuant to the Common Facilities Agreement.

"GROUND LESSEE" shall mean the Owner Lessor as lessee of the Ground Interest under the Site Lease and Sublease.

"GROUND LESSOR" shall mean PPL Montana as lessor of the applicable Ground Interest under the Site Lease and Sublease.

"GROUND LESSOR'S RELEASE RIGHTS" shall have the meaning specified in Section 6.2 of the Site Lease and Sublease.

"GROUND SUBLESSEE" shall mean PPL Montana as sublessee of the applicable Ground Interest under the Site Lease and Sublease.

"GROUND SUBLESSOR" shall mean the Owner Lessor as sublessor of the applicable Ground Interest under the Site Lease and Sublease.

"GUARANTOR" shall mean Bell Atlantic Credit Corporation.

"GUARANTY" shall mean the OP Parent Guaranty or any other guaranty agreement entered into pursuant to Section 9.1 of the Participation Agreement in form and substance substantially in the form of Exhibit G to the Participation Agreement.

"HAZARDOUS SUBSTANCE" shall mean any pollutant, contaminant, hazardous substance, hazardous waste, toxic substance, chemical substance, extremely hazardous substance, petroleum or petroleum-derived substance, waste, or additive, asbestos, PCBs, radioactive material, corrosive, explosive, flammable or infectious material, lead, radon or other compound, element, material or substance in any form whatsoever (including products) defined, regulated, restricted or controlled by or under any Environmental Law.

"HOLDING COMPANY ACT" shall mean the Public Utility Holding Company Act of 1935, as amended.

"INCLUSION LOSS" shall have the meaning specified in Section 5(a) of the Tax Indemnity Agreement.

"INDEBTEDNESS" of any Person shall mean (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all Lease Obligations of such Person, (vi) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (vii) all unconditional obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock or other equity interests of such Person or any warrants, rights or options to acquire such capital stock or other equity interests, (viii) all Indebtedness of any other Person of the type referred to in clauses (i) through (vii) guaranteed by such Person or for which such Person shall otherwise (including pursuant to any keepwell, makewell or similar arrangement) become directly or indirectly liable, and (ix) all third party Indebtedness of the type referred to in clauses
(i) through (vii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property (including accounts and contract rights) owned by the Person whose

Indebtedness is being measured, even though such Person has not assumed or become liable for the payment of such third party Indebtedness, the amount of such obligation being deemed to be the lesser of the value of such property or the amount of the obligation so secured.

"INDEMNITEE" shall have the meaning specified in Section 11.1(a) of the Participation Agreement.

"INDENTURE ESTATE" shall have the meaning specified in the Granting Clause of the Lease Indenture.

"INDENTURE TRUSTEE'S LIENS" shall mean any Lien on the Lessor Estate or any part thereof arising as a result of (i) Taxes against or affecting the Lease Indenture Trustee, or any Affiliate thereof that is not related to, or that is in violation of, any Operative Document or the transactions contemplated thereby, (ii) Claims against or any act or omission of the Lease Indenture Trustee, or Affiliate thereof that is not related to, or that is in violation of, any Operative Document or the transactions contemplated thereby or that is in breach of any covenant or agreement of the Lease Indenture Trustee specified therein, (iii) Taxes imposed upon the Lease Indenture Trustee, or any Affiliate thereof that are not indemnified against by PPL Montana pursuant to any Operative Document, or (iv) Claims against or affecting the Lease Indenture Trustee, or any Affiliate thereof arising out of the voluntary or involuntary transfer by the Lease Indenture Trustee of any portion of the interest of the Lease Indenture Company or the Lease Indenture Trustee in the Lessor Estate, other than pursuant to the Operative Documents.

"INDEPENDENT APPRAISER" shall mean a disinterested, licensed industrial property appraiser who is a Member of the Appraisal Institute having experience in the business of evaluating facilities similar to the Facility.

"INITIAL PURCHASERS" shall mean Chase Securities Inc., Credit Suisse First Boston Corporation, UBS Warburg LLC, TD Securities (USA) Inc.

"INTEREST DEDUCTIONS" shall have the meaning specified in Section 1.1 of the Tax Indemnity Agreement.

"INTERIM LEASE RENT" shall have the meaning specified in Section 3.3(a) of the Facility Lease.

"INTERIM LEASE TERM" shall have the meaning specified in Section 3.1 of the Facility Lease.

"INVESTMENT" shall mean with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, equity interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If PPL Montana or any Core Subsidiary of PPL Montana sells or otherwise disposes of any equity interests of any direct or indirect Core Subsidiary of PPL Montana such that, after giving effect to any such sale or disposition, such Person is no longer a Core Subsidiary of PPL Montana, PPL Montana or such Core Subsidiary shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the equity interests of such Core Subsidiary not sold or disposed of in an amount determined as provided in Section 6.2 or Section 7.2 of the Participation Agreement, as the case may be. The acquisition by PPL Montana or any Core Subsidiary of PPL Montana of a Person that holds an Investment in a third Person shall be deemed to be an Investment by PPL Montana or such Core Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in Section 6.2 or Section 7.2 of the Participation Agreement, as the case may be.

"IRS" shall mean the Internal Revenue Service of the United States Department of Treasury or any successor agency.

"LEASE DEBT" shall mean the debt evidenced by the Certificates, and other debt issued pursuant to Section 13 of the Participation Agreement.

"LEASE DEBT RATE" shall mean the interest rate under an applicable Lessor Note.

"LEASE EVENT OF DEFAULT" shall have the meaning specified in Section 16 of the Facility Lease.

"LEASE INDENTURE" shall mean the Indenture of Trust, Mortgage and Security Agreement, dated as of the Closing Date, between the Owner Lessor and the Lease Indenture Trustee, substantially in the form of Exhibit E to the Participation Agreement duly completed, executed and delivered on the Closing Date pursuant to which the Owner Lessor will issue the Lessor Note.

"LEASE INDENTURE BANKRUPTCY DEFAULT" shall mean any event or occurrence, which, with the passage of time or the giving of notice or both, would become a Lease Indenture Event of Default under Section 4.1(e) or (f) of the Lease Indenture.

"LEASE INDENTURE EVENT OF DEFAULT" shall have the meaning specified in Section
4.2 of the Lease Indenture.

"LEASE INDENTURE PAYMENT DEFAULT" shall mean any event or occurrence, which, with the passage of time or the giving of notice or both, would become a Lease Indenture Event of Default under Section 4.2(b) of the Lease Indenture.

"LEASE INDENTURE TRUSTEE" shall mean The Chase Manhattan Bank, not in its individual capacity, but solely as Lease Indenture Trustee under the Lease Indenture, and each other Person who may from time to time be acting as Lease Indenture Trustee in accordance with the provisions of the Lease Indenture.

"LEASE INDENTURE TRUSTEE OFFICE" shall mean the office to be used for notices to the Lease Indenture Trustee from time to time pursuant to Section 9.5 of the Lease Indenture.

"LEASE INDENTURE TRUSTEE'S ACCOUNT" shall mean the account specified on Schedule 11 to the Participation Agreement or such other account of the Lease Indenture Trustee, as the Lease Indenture Trustee may from time to time specify in a notice to the other parties to the Participation Agreement.

"LEASE OBLIGATIONS" shall mean, without duplication, (i) indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes and (ii) with respect to noncapital leases of electric generating facilities (A) non-recourse indebtedness of the lessor in such a lease, or (B) if such amount is indeterminable, then the present value, determined using a discount rate equal to the incremental borrowing rate (as defined in SFAS No. 13) of the lessee under such a lease, of rent obligations under such lease.

"LEASE PAYMENT OBLIGATIONS" shall mean, without duplication, with respect to any Person for any period, (i) the interest component of all Lease Obligations of such Person that are described in clause (i) of the definition of "Lease Obligations" and that are Scheduled to be Paid during such period, plus (ii) the principal portion of all Lease Obligations of such Person that are described in clause (i) of the definition of "Lease Obligations" that are Scheduled to be Paid during such period, plus (iii) all rent payment obligations relating to Lease Obligations of such Person described in clause (ii) of the definition of "Lease Obligations" and that are Scheduled to be Paid during such period.

"LESSEE ACTION" shall have the meaning specified in Section 5(a) of the Tax Indemnity Agreement.

"LESSEE PERSON" shall have the meaning specified in Section 4(d) of the Tax Indemnity Agreement.

"LESSEE SECTION 467 INTEREST" shall have the meaning set forth in Section 3.3(c) of the Facility Lease.

"LESSEE SECTION 467 LOAN BALANCE" shall have the meaning ascribed to that term in the definition of "Section 467 Loan Balance."

"LESSOR ESTATE" shall mean all the estate, right, title and interest of the Owner Lessor in, to and under the Undivided Interest, the Ground Interest, the Operative Documents, and the Project Agreements, including all funds advanced to the Owner Lessor by the Owner Participant, all installments and other payments of Basic Lease Rent, Supplemental Lease Rent, Termination Value under the Facility Lease, condemnation awards, purchase price, sale proceeds, insurance proceeds and all other proceeds, rights and interests of any kind for or with respect to the estate, right, title and interest of the Owner Lessor in, to and under the Undivided Interest, the Ground Interest, the Operative Documents, and the Project Agreements, and any of the foregoing, but shall not include Excluded Property.

"LESSOR MANAGER" shall mean Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity, but solely as Independent Manager under the LLC Agreement and each other Person that may from time to time be acting as Independent Manager in accordance with the provisions of the LLC Agreement.

"LESSOR NOTE" shall mean the lessor note issued by the Owner Lessor in favor of the Pass Through Trustee in the amount of $146,237,669.38, as more fully described in Section 2.2 of the Lease Indenture.

"LESSOR POSSESSION DATE" shall have the meaning specified in the Assignment and Reassignment of Project Agreement.

"LESSOR SECTION 467 INTEREST" shall have the meaning set forth in Section 3.3(c) of the Facility Lease.

"LESSOR SECTION 467 LOAN BALANCE" shall have the meaning ascribed to that term in the definition of "Section 467 Loan Balance."

"LIEN" shall mean any mortgage, security deed, security title, pledge, lien, charge, encumbrance, lease, and security interest or title retention arrangement.

"LIST OF COMPETITORS" shall mean the initial list attached to the Participation Agreement as Schedule 4, as amended from time to time pursuant to Section 9.1(b) of the Participation Agreement.

"LLC AGREEMENT" shall mean the Amended and Restated Limited Liability Company Agreement (BA1/2), dated as of the Effective Date, between the Trust Company and the Owner Participant pursuant to which the Owner Lessor shall be governed.

"LOAN" shall mean the loan evidenced by the Lessor Note.

"MAJORITY IN INTEREST OF NOTEHOLDERS" as of any date of determination, shall mean Noteholders holding in aggregate more than 50% of the total outstanding principal amount of the Notes; provided, however, that any Note held by PPL Montana and/or any Affiliate of PPL Montana shall not be considered outstanding for purposes of this definition unless PPL Montana and/or such Affiliate shall hold title to all the Notes outstanding.

"MAKE WHOLE PREMIUM" shall mean, with respect to any Lessor Note subject to redemption pursuant to the Lease Indenture, an amount equal to the Discounted Present Value of such Lessor Note less the unpaid principal amount of such Lessor Note; provided that the Make Whole Premium shall not be less than zero. For purposes of this definition, the "Discounted Present Value" of any Lessor Note subject to redemption pursuant to the Lease Indenture shall be equal to the discounted present value of all principal and interest payments scheduled to become due after the date of such redemption in respect of such Lessor Note, calculated using a discount rate equal to the sum of (i) the yield to maturity on the U.S. Treasury security having an average life equal to the remaining average life of such Lessor Note and trading in the secondary market at the price closest to par and (ii) 50 basis points; provided, however, that if there is no U.S. Treasury security having an average life equal to the remaining average life of such Lessor Note, such discount rate shall be calculated using a yield to maturity interpolated or extrapolated on a straight-line basis (rounding to the nearest calendar month, if necessary) from the yields to maturity for two U.S. Treasury securities having average lives most closely corresponding to the remaining life of such Lessor Note and trading in the secondary market at the price closest to par.

"MARKET CONSULTANT" shall mean PHB Hagler Bailly Consulting, Inc.

"MARKET REPORT" shall mean the Report of the Market Consultant, dated May 23, 2000, addressed to the Owner Participant in substantially the form of the Independent Market Consultant's Report attached as Appendix B to the Offering Memorandum.

"MATERIAL ADVERSE EFFECT" shall mean a materially adverse change in (i) the business, assets, revenues, results of operations, financial condition or prospects of PPL Montana and its Core Subsidiaries, taken as a whole, (ii) the ability of PPL Montana to perform its obligations under the Operative Documents, or (iii) the validity or enforceability of the Operative Documents, the Liens granted thereunder, or the rights and remedies thereto.

"MAXIMUM PROBABLE LOSS" shall mean the largest loss which can occur under the worst conditions that are likely to occur.

"MEMBER INTEREST" shall mean the membership interest of the Owner Participant in the Owner Lessor.

"MINIMUM CREDIT STANDARD" shall mean a credit rating from S&P and Moody's of at least (i) BBB and Baa3, respectively, or (ii) BBB- and Baa2, respectively.

"MODIFICATION" shall mean an addition, betterment or enlargement of the Facility, including any Required Modifications and Optional Modifications, but not Components.

"MONTANA ASSETS" shall mean the assets acquired from MPC pursuant to the Asset Purchase Agreement, including the undivided interest in the Colstrip Project acquired pursuant to such Asset Purchase Agreement.

"MOODY'S" shall mean Moody's Investors Service, Inc. and any successor thereto.

"MPC" shall mean The Montana Power Company.

"NON-RECOURSE INDEBTEDNESS" shall mean Indebtedness:

                  (i) as to which neither PPL Montana nor any of its Core Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

                  (ii) which, if in default, would not permit (upon notice, lapse of time or both) any holder (as such) of any other Indebtedness of PPL Montana or any of its Core Subsidiaries to declare a default on such other Indebtedness, cause the payment thereof to be accelerated or payable prior to its stated maturity, or take enforcement action against an Additional Subsidiary; and

                  (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of PPL Montana or any of its Core Subsidiaries.

"NONSEVERABLE MODIFICATIONS" shall mean any Modification that is not readily removable without causing material damage to the Facility.

"NOTE REGISTER" shall have the meaning specified in Section 2.8 of the Lease Indenture.

"NOTEHOLDER" shall mean any holder from time to time of an outstanding Note.

"NOTES" shall mean any Lessor Note or Additional Lessor Notes issued pursuant to the Lease Indenture.

"OBSOLESCENCE TERMINATION DATE" shall have the meaning specified in Section 14.1 of the Facility Lease.

"OFFERING MEMORANDUM" shall mean the Offering Memorandum, dated as of July 20, 2000, with respect to the Certificates.

"OFFICER'S CERTIFICATE" shall mean with respect to any Person, a certificate signed (i) in the case of a corporation or limited liability company, by the Chairman of the Board, the President, or a Vice President of such Person or any Person authorized by or pursuant to the organizational documents, the bylaws or any resolution of the board of directors, board of managers, or executive committee of such Person (whether general or specific) to execute, deliver and take actions on behalf of such Person in respect of any of the Operative Documents, (ii) in the case of a partnership, by the Chairman of the Board of Directors, the President or any Vice President, the Treasurer or an Assistant Treasurer of a corporate general partner, and (iii) in the case of the Lease Indenture Trustee or the Pass Through Trustee, a certificate signed by a Responsible Officer of the Lease Indenture Trustee or the Pass Through Trustee.

"OMNIBUS VOTING AGREEMENT" shall mean the Omnibus Voting Rights Agreement (BA/NC1/2), dated as of the Closing Date, among PPL Montana, Owner Lessor, the Other Owner Lessor with respect to the Facility, the Lease Indenture Trustee, and the Other Lease Indenture Trustee with respect to the Facility which Agreement is attached as Exhibit H to the Participation Agreement.

"OP GUARANTOR" shall mean the Guarantor or any Person that shall guaranty the obligations of a Transferee under the Operative Documents in accordance with
Section 9.1(a) of the Participation Agreement. "OP MEMBER" shall mean any member of the Owner Participant.

"OP MEMBER" shall mean any member of the Owner Participant.

"OP MEMBER INTEREST" shall mean the membership interest of any OP Member in the Owner Participant.

"OP PARENT GUARANTY" shall mean the OP Parent Guaranty (BA1/2), dated as of the Effective Date, by the Guarantor in favor of the Transaction Parties.

"OPERATING AGREEMENT 1-2" shall mean the Operation and Maintenance of Colstrip Steam Electric Generating Plant dated as of July 30, 1971, between PPL Montana (successor to MPC) and Puget, relating to the ownership and operation of Units 1 and 2.

"OPERATIVE DOCUMENTS" shall mean the Participation Agreement, the Bill of Sale, the Facility Lease, the Abstract of Lease, the Site Lease and Sublease, the Assignment and Reassignment of

Project Agreements, the Omnibus Voting Rights Agreement, the Lease Indenture, the Lessor Note, the Pass Through Trust Agreement, the Certificates, the Registration Rights Agreement, the LLC Agreement, the Tax Indemnity Agreement, the OP Parent Guaranty and any Qualifying Letter of Credit.

"OPERATOR" shall mean PPL Montana.

"OPTIONAL MODIFICATION" shall have the meaning specified in Section 8.2 of the Facility Lease.

"ORIGINAL LLC AGREEMENT shall mean the Limited Liability Company Agreement, dated as of September 20, 1999, pursuant to which the Owner Lessor was created.

"OTHER BILLS OF SALE" shall mean each of the bills of sale executed and delivered pursuant to the Other Participation Agreements.

"OTHER COLSTRIP LEASE TRANSACTIONS" shall mean the transactions entered into pursuant to the Other Participation Agreements.

"OTHER FACILITY LEASES" shall mean each of the facility leases executed and delivered pursuant to the Other Participation Agreements.

"OTHER GROUND INTERESTS" shall mean the undivided leasehold interests in the Colstrip Site conveyed to the Other Owner Lessors under the Other Site Lease and Sublease.

"OTHER LEASE INDENTURE TRUSTEES" shall mean each of the lease indenture trustees relating to the Other Lease Indentures.

"OTHER LEASE INDENTURES" shall mean each of the lease indentures executed and delivered pursuant to the Other Participation Agreements.

"OTHER LESSOR MANAGERS" shall mean each of the lessor managers acting on behalf of the Other owner Lessors pursuant to the Other Operative Documents.

"OTHER OPERATIVE DOCUMENTS" shall mean the "Operative Documents" for each of the Other Colstrip Lease Transactions.

"OTHER OWNER LESSORS" shall mean Montana OL1 LLC, and Montana OL4 LLC.

"OTHER OWNER PARTICIPANTS" shall mean Montana OP1 LLC, and Montana OP4 LLC.

"OTHER PARTICIPATION AGREEMENTS" shall mean a collective reference to each of the other three separate Participation Agreements entered into by PPL Montana, the applicable Other Owner Lessor, the Trust Company, the applicable Other Owner Participant, the Other Lease Indenture Trustees and the Pass Through Trustee and designated (NC1/2), (NC3) and (BA3), each dated as of the Effective Date, pursuant to which PPL Montana has agreed to (a) sell to the applicable Other Owner Lessors certain undivided interests in Colstrip Units 1 and 2 and Colstrip Unit 3, and (b) lease from the applicable Other Owner Lessors such undivided interest in Colstrip Units 1 and 2 and Colstrip Unit 3 pursuant to the Other Facility Leases.

"OTHER SITE LEASE AND SUBLEASE" shall mean each of the site and subleases executed and delivered pursuant to the Other Participation Agreements.

"OTHER UNDIVIDED INTEREST" shall mean the "Undivided Interest" in the Colstrip Project conveyed to the Other Owner Lessors under the Other Bills of Sale.

"OVERALL TRANSACTION" shall mean the Transaction and the Other Colstrip Lease Transactions.

"OVERDUE RATE" shall mean 10.903%.

"OWNER LESSOR" shall mean Montana OL3 LLC, a Delaware limited liability company.

"OWNER LESSOR'S ACCOUNT" shall mean the account (No. 52134-0 maintained by the Owner Lessor with Wilmington Trust Company, ABA#031100092, Attention: Charisse
L. Rodgers or such other account of the Owner Lessor, as the Owner Lessor may from time to time specify in a notice to the Lease Indenture Trustee pursuant to
Section 9.5 of the Lease Indenture.

"OWNER LESSOR'S INTEREST" shall mean the Owner Lessor's right, title and interest in and to the Undivided Interest and the Ground Interest under the Bill of Sale and the Site Lease and Sublease, respectively.

"OWNER LESSOR'S LIEN" shall mean any Lien on the Lessor Estate or any part thereof arising as a result of (i) Taxes against or affecting the Trust Company or the Lessor Manager, or any Affiliate thereof that is not related to, or that is in violation of, any Operative Document or the transactions contemplated thereby, (ii) Claims against or any act or omission of the Trust Company or the Lessor Manager, or Affiliate thereof that is not related to, or that is in violation of, any Operative Document or the transactions contemplated thereby or that is in breach of any covenant or agreement of the Trust Company or the Lessor Manager specified therein, (iii) Taxes imposed upon the Trust Company or the Lessor Manager, or any Affiliate thereof that are not indemnified against by PPL Montana pursuant to any Operative Document, or (iv) Claims against or affecting the Trust Company or the Lessor Manager, or any Affiliate thereof arising out of the voluntary or involuntary transfer by the Trust Company or the Lessor Manager of any portion of the interest of the Trust Company or the Lessor Manager in the Owner Lessor's Interest, other than pursuant to the Operative Documents.

"OWNER LESSOR'S PERCENTAGE" shall mean 86.111111112%.

"OWNER PARTICIPANT" shall mean Montana OP3 LLC, a Delaware limited liability company.

"OWNER PARTICIPANT'S ACCOUNT" shall mean the account (No. 52131-0) maintained by the Owner Participant with Wilmington Trust Company, ABA#031100092, Attention:
Charisse L. Rodgers or such other account of the Owner Participant, as the Owner Participant may from time to time specify in a notice to the Lease Indenture Trustee pursuant to Section 9.5 of the Lease Indenture.

"OWNER PARTICIPANT'S COMMITMENT" shall mean the Owner Participant's investment in the Owner Lessor contemplated by Section 2.1(a) of the Participation Agreement.

"OWNER PARTICIPANT'S LIEN" shall mean any Lien on the Lessor Estate or any part thereof arising as a result of (i) Claims against or any act or omission of the Owner Participant that is not related to, or that is in violation of, any Operative Document or the transactions contemplated thereby or that is in breach of any covenant or agreement of the Owner Participant set forth therein, (ii) Taxes against the Owner Participant that are not indemnified against by PPL Montana pursuant to the Operative Documents or (iii) Claims against or affecting the Owner Participant arising out of the voluntary or involuntary transfer by the Owner Participant (except as contemplated or permitted by the Operative Documents) of any portion of the interest of the Owner Participant in the Member Interest.

"OWNER PARTICIPANT'S NET ECONOMIC RETURN" shall mean the Owner Participant's anticipated (i) net after-tax yield, calculated according to the multiple investment sinking fund method of analysis, and (ii) aggregate GAAP income and after-tax cash flow.

"OWNER'S COMMITTEE" shall have the meaning specified in each respective Project Agreement.

"OWNERSHIP AGREEMENT 1-2" shall mean the Construction and Ownership Agreement, dated as of July 30, 1971, between PPL Montana (successor to MPC) and Puget, relating to the ownership and operation of Units 1 and 2.

"OWNERSHIP AGREEMENT 3-4" shall mean the Ownership and Operation Agreement Colstrip Units 3 and 4, dated as of May 6, 1981, among MPC, Puget, Puget Colstrip Construction Company, Avista Corporation (successor to The Washington Water Power Company), Portland, and Pacific Power & Light Company, relating to the ownership and operation of the Common Facilities 3-4.

"OWNERSHIP AGREEMENTS" shall mean the Ownership and Operating Agreements 1-2 and the Ownership Agreement 3-4.

"OWNERSHIP AND OPERATING AGREEMENTS 1-2" shall mean a collective reference to the Ownership Agreement 1-2 and the Operating Agreement 1-2.

"PARTICIPATION AGREEMENT" shall mean the Participation Agreement (BA1/2), dated as of the Effective Date, among PPL Montana, the Owner Lessor, Wilmington Trust Company, in its individual capacity and as Lessor Manager, the Owner Participant, and The Chase Manhattan Bank, as Lease Indenture Trustee and as Pass Through Trustee.

"PASS THROUGH TRUST" shall mean the pass through trust created pursuant to the Pass Through Trust Agreement.

"PASS THROUGH TRUST AGREEMENT" shall mean the Pass Through Trust Agreement, dated as of the Effective Date, between PPL Montana and the Pass Through Trustee.

"PASS THROUGH TRUSTEE" shall mean The Chase Manhattan Bank, not in its individual capacity, but solely as Pass Through Trustee under the Pass Through Trust Agreement, and each other Person that may from time to time be acting as a Pass Through Trustee in accordance with the provisions of the Pass Through Trust Agreement.

"PERIODIC LEASE RENT" shall have the meaning specified in Section 3.3(a) of the Facility Lease.

"PERMITTED BUSINESS" shall mean any of the following:

(L) the generation, transmission, distribution, marketing and sale of power from the Montana Assets (and any expansions related to the Montana Assets or acquisitions of similar generating assets in Montana);

(M) activities related to the ownership and operation of the Rosebud Coal Mine or other coal assets in North America for the supply of fuel to the Montana Assets (and any expansions related to the Montana Assets or acquisitions of similar generating assets in Montana);

(N)   all activities related or incidental to those set forth in clauses (a) and
      (b); and

(O) if Moody's and S&P confirm that the then existing ratings of the Certificates will not fall below an investment grade rating as a result of PPL Montana's or any of its Core Subsidiaries' participation in such activities, any other activity related to non-nuclear generation, transmission, distribution, marketing and sale of power in North America.

"PERMITTED ENCUMBRANCES" shall mean all matters shown as exceptions on Schedule B to each of the Title Policies as in effect on the Closing Date.

"PERMITTED INSTRUMENTS" shall mean (a) Permitted Securities, (b) overnight loans to or other customary overnight investments in commercial banks of the type referred to in paragraph (d) below, (c) open market commercial paper of any corporation (other than PPL Montana or any Affiliate) incorporated under the laws of the United States or any State thereof which is rated not less than "prime-1" or its equivalent by Moody's and "A-1" or its equivalent by S&P maturing within one year after such investment, (d) certificates of deposit and issued by commercial banks organized under the laws of the United States or any State thereof or a domestic branch of a foreign bank (i) having a combined capital and surplus in excess of $500,000,000 and (ii) which are rated "AA" or better by S&P and "Aa2" or better by Moody's; provided that no more than $20,000,000 may be invested in such deposits at any one such bank and (e) a money market fund registered under the Investment Company Act of 1940, as amended, the portfolio of which is limited to Permitted Securities.

"PERMITTED INVESTMENT" shall mean:

         (1) any Investment in PPL Montana or in a Core Subsidiary of PPL
Montana;

         (2) any Investment in cash equivalents;

         (3) any Investment by PPL Montana or any Core Subsidiary of PPL Montana in a Person, if as a result of such Investment:

                  1. such Person becomes a Core Subsidiary of PPL Montana; or

                  2. such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, PPL Montana or a wholly-owned Core Subsidiary of PPL Montana;

         (4) any acquisition of assets solely in exchange for the issuance of equity interests of PPL Montana;

         (5) hedging obligations entered into in the ordinary course of business and not for speculative purposes;

         (6) any Investment made from the proceeds of capital contributions to, or the issuance and sale of equity interests in, PPL Montana not constituting Indebtedness other than the equity contributions required by Sections 4.02(o) or 4.03(h) of the Credit Agreement; and

         (7) other Investments in any Person (including any Additional Subsidiary) having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (7) since the Closing Date not to exceed $30 million.

"PERMITTED LIENS" shall mean (i) the interests of PPL Montana, the Owner Participant, the Owner Lessor, the Lessor Manager, the Lease Indenture Trustee, and the Pass Through Trustee under any of the Operative Documents; (ii) all Owner Lessor's Liens, Owner Participant's Liens and Indenture Trustee's Liens;
(iii) the reversionary interests of PPL Montana in the Colstrip Site; (iv) the interests of the Other Owner Lessors and the Other Lease Indenture Trustees in the Facility, the Colstrip Site and the Project Agreements; (v) the interests of PPL Montana, the Other Owner Participants, the Other Owner Lessors, the Other Lessor Managers, the Other Lease Indenture Trustees, and the Pass Through Trustee under any of the Other Operative Documents; (vi) the Project Agreements;
(vii) the interest of the co-owners of Unit 4 as tenants in common in Unit 4 and the Common Facilities 3-4 and the Common Facilities 1-2-3-4 and the rights of such owners under the Ownership Agreement 3-4 and the Common Facilities Agreement; (viii) the interest of the co-owners of Unit 3 as tenants in common of Unit 3 and the Common Facilities and the rights of such co-owners under the Ownership Agreement 3-4 and the Common Facilities Agreement; (ix) the interest of the co-owners of Units 1 and 2 as tenants in common of Units 1 and 2 and the Common Facilities and the rights of such co-owners under the Ownership and Operating Agreements 1-2 and the Common Facilities Agreement; and (x) Permitted Encumbrances.

"PERMITTED SECURITIES" shall mean securities (and security entitlements with respect thereto) that are (i) direct obligations of the United States of America or obligations guaranteed as to principal and interest by the full faith and credit of the United States of America, and (ii) securities issued by agencies of the U.S. Federal government whether or not backed by the full faith and credit of the United States rated "AAA" and "Aaa", or better by S&P and Moody's, respectively, which, in either case under clauses (i) or (ii) are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government obligation or a specific payment of interest on or principal of any such U.S. Government obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction in the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government obligation or the specific payment of interest on or principal of the U.S. Government obligation evidenced by such depository receipt.

"PERSON" shall mean any individual, corporation, cooperative, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

"PLAN" shall mean any "employee benefit plan" (as defined in Section 3(3) of ERISA) that is subject to ERISA, any "plan" (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code, any trust created under any such plan or any "governmental plan" (as defined in Section 3(32) of ERISA or Section 414(d) of the Code) that is organized in a jurisdiction having prohibitions on transactions with government plans similar to those contained in
Section 406 of ERISA or Section 4975 of the Code.

"POLLUTION CONTROL FACILITIES" shall mean that portion of the Facility that was financed pursuant to those Pollution Control Revenue Refunding Bonds, Series 1993A, due May 1, 2023, of the City of Forsyth, Montana in the original principal amount of $90,205,000 and Series 1993B, due December 1, 2023, of the City of Forsyth, Montana, in the original principal amount of $80,000,000.

"PORTLAND" shall mean Portland General Electric Company.

"POWER MARKET CONSULTANT" shall mean PHB Hagler Bailly Consulting, Inc., or another nationally recognized power market consultant selected by PPL Montana.

"PPA" shall mean (A) an arm's length, executed, valid and binding agreement between PPL Montana or any Core Subsidiary and either (i) a third party purchaser whose long-term senior debt is rated no less than Baa3 by Moody's and BBB- by S&P or (ii) an Affiliate of PPL Montana, provided that such Affiliate has executed a valid and binding agreement with a third party purchaser whose long-term senior debt is rated no less than Baa3 by Moody's and BBB- by S&P with substantially the same terms (other than pricing) as such Affiliate's agreement with PPL Montana or such Core Subsidiary, in each case, for the sale of electric energy or capacity by PPL Montana or Core Subsidiary to such third party or Affiliate of PPL Montana or (B) financial hedge agreements relating to energy or capacity pricing that are (i) supported by available energy or capacity or PPL Montana and its Core Subsidiaries and (ii) with counterparties having long-term senior debt that is rated no less than Baa3 by Moody's and BBB- by S&P.

"PPA PERIOD" shall mean any consecutive period of four full fiscal quarters (or shorter period of not less than one full fiscal quarter that is equal to the period being evaluated for purposes of determining whether such period is a PPA Period) during which PPL Montana and its Core Subsidiaries have committed to sell at a scheduled or formula price (as opposed to pure spot market price) at lease 50% of their total projected energy sales (measured in MWh and, in the case of Core Subsidiaries that are not directly or indirectly wholly owned by PPL Montana, taking into account only such portion of such projected energy sales as directly corresponds to PPL Montana's direct or indirect ownership interest in such Core Subsidiary) (i) for the consecutive period of four full fiscal quarters commencing on the first day of such period being evaluated and (ii) for the consecutive period of four full fiscal quarters commencing on the one year anniversary of such period being evaluated, in each case, pursuant to one or more PPAs).

"PPL CORPORATION" shall mean PPL Corporation, a Pennsylvania corporation.

"PPL MONTANA" shall mean PPL Montana, LLC, a Delaware limited liability company.

"PRICING ASSUMPTIONS" shall mean the "Pricing Assumptions" attached as Schedule 2 to the Participation Agreement.

"PRINCIPAL PORTION" shall mean, individually or collectively as the context may require, the Unit 1 Principal Portion and/or the Unit 2 Principal Portion.

"PROCEEDS" shall mean the proceeds from the sale of the Certificates by the Pass Through Trusts to the Certificateholders on the Closing Date.

"PROJECT AGREEMENTS" shall mean the Ownership and Operating Agreements 1-2 and the Common Facilities Agreement.

"PROJECT COMMITTEE" shall have the meaning specified in section 1 of the Assignment and Reassignment of Project Agreements.

"PROPORTIONAL RENT" shall have the meaning set forth in Section 3.3(c).

"PRUDENT INDUSTRY PRACTICE" shall mean, at a particular time, either (a) any of the practices, methods and acts engaged in or approved by a significant portion of the competitive electric generating industry operating in the western United States at such time, or (b) with respect to any matter to which the practices referred to in clause (a) do not exist, any of the practices, methods and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety and expedition. "Prudent Industry Practice" is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be a spectrum of possible practices, methods or acts having due regard for, among other things, manufacturers' warranties and the requirements of governmental bodies of competent jurisdiction. Notwithstanding the foregoing, the parties acknowledge and agree that practices, methods and acts consistent with the objectives set forth in the Reliability Based Production program, including the organizational structure and strategies being implemented at the Facility as of the Closing Date, are acceptable and shall be deemed to be "Prudent Industry Practice."

"PUGET" shall mean Puget Sound Energy, Inc.

"PURCHASE PRICE" shall mean the purchase price of the Units 1 and 2 Interest in the amount of $177,388,888.89.

"QUALIFIED SHAREHOLDER" shall mean an Person who holds a minority interest in a Core Subsidiary, provided that S&P and Moody's confirmed that, at the time of such Person's acquisition of such interest in the Core Subsidiary, such acquisition and any transactions related thereto did not result in a downgrade of the then current ratings of the Certificates.

"QUALIFYING CASH BID" shall have the meaning specified in Section 13.2 of the Facility Lease.

"QUALIFYING LETTER OF CREDIT" shall mean an irrevocable unconditional stand by letter of credit substantially in the form of Exhibit I to the Participation Agreement, issued by a Qualifying Letter of Credit Bank.

"QUALIFYING LETTER OF CREDIT BANK" shall mean any bank or other financial institution whose senior unsecured debt obligations (or long-term deposits) is rated at least rated A3 or higher by Moody's and A- or higher by S&P. A Qualifying Letter of Credit Bank shall cease to be a Qualifying Letter of Credit Bank if such entity shall at any time be rated below the ratings set forth in the immediately preceding sentence.

"RATING AGENCIES" shall mean S&P and Moody's.

"REASONABLE BASIS" for a position shall exist if tax counsel may properly advise reporting such position on a tax return in accordance with Formal Opinion 85-352 issued by the Standing Committee on Ethics and Professional Responsibility of the American Bar Association (or any successor to such opinion).

"REBUILDING CLOSING DATE" shall have the meaning specified in Section 10.3(d) of the Facility Lease.

"REDEMPTION DATE" shall mean, when used with respect to any Note to be redeemed, the date fixed for such redemption by or pursuant to the Lease Indenture or the respective Note, which date shall be a Termination Date.

"REGULATORY EVENT OF LOSS" shall have the meaning specified in clause (d) of the definition of "Event of Loss."

 "RELATED COMMON FACILITIES" shall mean, with respect to any Unit, the Common Facilities 1-2, and the Common Facilities 1-2-3-4 associated therewith.

"RELATED COMMON FACILITIES INTEREST" shall mean (a) with respect to any Unit 1 Interest, the Related Common Facilities Interest 1, and (b) with respect to any Unit 2 Interest, the Related Common Facilities Interest 2.

"RELATED COMMON FACILITIES INTEREST 1" shall mean (a) a 25% undivided interest in and to the Common Facilities 1-2, and (b) 25% of the undivided interest in and to the Common Facilities 1-2-3-4 allocated to Units 1 and 2 pursuant to the Common Facilities Agreement.

"RELATED COMMON FACILITIES INTEREST 2" shall mean (a) a 25% undivided interest in and to the Common Facilities 1-2, and (b) 25% of the undivided interest in and to the Common Facilities 1-2-3-4 allocated to Units 1 and 2 pursuant to the Common Facilities Agreement.

"RELATED COMMON FACILITIES SITE" shall mean, with respect to any Unit, that portion of the Common Facilities Site upon which the Related Common Facilities are located.

"RELATED GROUND INTEREST" shall mean (a) with respect to the Unit 1 Interest, the portion of the Ground Interest relating to Colstrip Unit 1, and (b) with respect to the Unit 2 Interest, the portion of the Ground Interest relating to Colstrip Unit 2.

"RELATED PARTY" shall mean, with respect to any Person or its successors and assigns, an Affiliate of such Person or its successors and assigns and any director, officer, servant, employee or agent of that Person or any such Affiliate or their respective successors and assigns; provided that the Lessor Manager and the Owner Lessor shall not be treated as Related Parties to each other and neither the Owner Lessor nor the Lessor Manager shall be treated as a Related Party to any Owner Participant except that, for purposes of Section 11 of the Participation Agreement, the Owner Lessor will be treated as a Related Party to an Owner Participant to the extent that the Owner Lessor acts on the express direction or with the express consent of such Owner Participant.

"RELATED SITE" shall mean, with respect to any Unit, the Unit Site upon which such Unit is located together with the Common Facilities Site upon which the Related Common Facilities are located.

"RELEASED PROPERTY" shall have the meaning specified in Section 6.2 of the Site Lease and Sublease.

"RENEWAL LEASE RENT" shall mean the Basic Lease Rent payable during any Wintergreen Renewal Lease Term or FMV Renewal Lease Term, in each case as determined in accordance with Section 15.3 of the Facility Lease.

"RENEWAL LEASE TERM" shall mean any Wintergreen Renewal Lease Term or any FMV Renewal Lease Term.

"RENEWAL SITE LEASE TERM" shall have the meaning specified in Section 2.3(c) of the Site Lease and Sublease.

"RENEWAL SITE SUBLEASE TERM" shall have the meaning specified in Section 4.3 of the Site Lease and Sublease.

"RENT" shall mean Periodic Lease Rent, Renewal Lease Rent and Supplemental Lease Rent.

"RENT PAYMENT DATE" shall mean each January 2 and July 2, commencing January 2, 2001, to and including July 2, 2036 and July 20, 2036.

"RENT PAYMENT PERIOD" shall mean in the case of the first Rent Payment Period the period commencing on the Closing Date and ending on but excluding October 2, 2000, followed by the Rent Payment Period commencing on October 2, 2000 and ending on but excluding January 2, 2001 and thereafter, each six-month period
(i) commencing, on each Rent Payment Date through and including the Expiration Date, and (ii) ending on but excluding the following January 2 or

July 2, as the case may be; provided that the last Rent Payment Period shall end on, and include, the expiration date of the Facility Lease Term.

"REPLACEMENT COMPONENT" shall have the meaning specified in Section 7.2 of the Facility Lease.

"REQUIRED MODIFICATION" shall have the meaning specified in Section 8.1 of the Facility Lease.

"REQUISITION" shall have the meaning specified in clause (c) of the definition of "Event of Loss."

"RESPONSIBLE OFFICER" shall mean, with respect to any Person, (i) its Chairman of the Board, its President, any Senior Vice President, the Chief Financial Officer, any Vice President, the Treasurer or any other management employee (a) that has the power to take the action in question and has been authorized, directly or indirectly, by the Board of Directors (or equivalent body) of such Person, (b) working under the direct supervision of such Chairman of the Board, President, Senior Vice President, Chief Financial Officer, Vice President or Treasurer, and (c) whose responsibilities include the administration of the transactions and agreements contemplated by the Operative Documents, and (ii) with respect to the Lessor Manager, the Lease Indenture Trustee and the Pass Through Trustee, an officer in their respective corporate trust administration departments.

"RESTRICTED INVESTMENT" shall mean any Investment other than a Permitted Investment.

"RESTRICTED PAYMENT" shall mean (i) the declaration or payment of any dividend or making of any other payment or distribution (including any payment in connection with any merger or consolidation involving PPL Montana or any of its Core Subsidiaries) on account of PPL Montana's or any of its Core Subsidiaries' equity interests or to the direct or indirect holders of PPL Montana's or any of its Core Subsidiaries' equity interests in their capacity as such (provided, however, that the following dividends or distributions shall not be Restricted
Payments: (A) a dividend or distribution not in excess of $50 million on the Closing Date; (B) dividends or distributions payable in equity interests of PPL Montana or any Core Subsidiary (so long as it remains a Core Subsidiary and PPL Montana's direct or indirect percentage ownership interest in any Core Subsidiary is not reduced as a result of such dividend or distribution), (C) dividends or distributions to PPL Montana or any Core Subsidiary, and (D) dividends or distributions to any shareholder of a Core Subsidiary other than PPL Montana or another Core Subsidiary, so long as such shareholder is a Qualified Shareholder and such dividend or distribution shall be made pro rata to each of the holders of such type of securities or other interests in respect of which such dividend or distribution is being made, in each case, in accordance with their respective holdings of such securities or other interests in the Core Subsidiary making such dividend or distribution; (ii) the purchase, redemption or other acquisition or retirement by PPL Montana for value (including in connection with any merger or consolidation involving PPL Montana) of any equity interests of PPL Montana; (iii) the making of any payment on or with respect to, or the purchase, redemption, defeasance or other acquisition or retirement for value of any Indebtedness that is subordinated to the obligations of PPL Montana under the Facility Lease; or (iv) the making of any Restricted Investment.

"REVENUES" shall have the meaning specified in the Granting Clause of the Lease Indenture.

"RIGHTS SHARING AGREEMENT" shall mean the MPC/PP&L Colstrip Units 3 and 4 Generating Project Reciprocal Sharing Agreement, entered into as December 17, 1999 between PPL Montana and The Montana Power Company.

"S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or any successor thereto.

"SCHEDULED CLOSING DATE" shall mean July 20, 2000, and any date set for the Closing in a notice of postponement pursuant to Section 2.3(a) of the Participation Agreement.

"SCHEDULED LEASE EXPIRATION DATE" shall mean July 20, 2036.

"SCHEDULED PAYMENT DATE" shall mean a Rent Payment Date.

"SCHEDULED TO BE PAID" shall mean, with respect to any liability or expense for any period, the amount of such liability or expense scheduled to be paid during such period or the amount of such liability or expense that would have been scheduled to be paid during such period had the payment schedule with respect to such liability or expense been divided equally into successive periods having a duration equal to the duration of such period.

"SEC" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

"SECOND WINTERGREEN RENEWAL LEASE TERM" shall have the meaning specified in
Section 15.2 of the Facility Lease.

"SECTION 467 INTEREST" shall mean and include the Lessor Section 467 Interest and the Lessee Section 467 Interest.

"SECTION 467 LOAN BALANCE" shall mean for any Termination Date, with respect to the Undivided Interest, an amount equal to the product of the Purchase Price multiplied by the percentage set forth for such Termination Date under the caption "Section 467 Loan Balance Percentage" on Schedule 2 of the Facility Lease for such Termination Date. If the percentage set forth under such caption is positive, the Section 467 Loan Balance shall constitute a loan made by the Facility Lessee to the Owner Lessor ("Lessor Section 467 Loan Balance") and, if such percentage is negative, shall constitute a loan made by the Owner Lessor to the Facility Lessee ("Lessee Section 467 Loan Balance").

"SECURED INDEBTEDNESS" shall have the meaning specified in Section 1 of the Lease Indenture.

"SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

"SECURITY" shall have the same meaning as in Section 2(1) of the Securities Act.

"SEVERABLE MODIFICATION" shall mean any Modification that is readily removable without causing material damage to the Facility.

"SIGNIFICANT LEASE DEFAULT" shall mean any of: (i) if PPL Montana shall fail to make any payment of Periodic Lease Rent, Renewal Lease Rent, or Termination Value after the same shall have become due and payable, (ii) if PPL Montana shall fail to make any payment of Supplemental Lease Rent (other than Excepted Payments or Termination Value) in excess of $250,000 after the same shall have become due and payable, except to the extent such amounts are in dispute and have not been established to be due and payable, and (iii) an event that is, or with the passage of time or the giving of notice would become, a "Lease Event of Default" under clauses (e), (g), (h), (i) or (k) of Section 16 of any Facility Lease.

"SIGNIFICANT INDENTURE DEFAULT" shall means a failure by the Owner Lessor to make any payment of principal or interest on the Lessor Note after the same shall have become due and payable.

"SITE(S)" shall have the meaning specified in the recitals of Site Lease and Sublease.

"SITE LEASE AND SUBLEASE" shall mean the Site Lease and Sublease Agreement (BA1/2), dated as of the Closing Date, between PPL Montana and the Owner Lessor, substantially in the form of Exhibit C to the Participation Agreement duly completed, executed and delivered on the Closing Date pursuant to which PPL Montana will lease the Ground Interest to, and sublease such Ground Interest from, the Owner Lessor.

"SITE LEASE TERM" shall have the meaning specified in Section 2.3(d) of the Site Lease and Sublease.

"SITE SUBLEASE TERM" shall have the meaning specified in Section 4.3 of the Site Lease and Sublease.

"SPECIAL LESSEE TRANSFER" shall have the meaning specified in Section 15.1 of the Participation Agreement.

"SPECIAL LESSEE TRANSFER AMOUNT" shall mean for any date, the amount determined as follows:

         (ii) if the determination date shall be a Termination Date, the Termination Value under the Facility Lease on such date, or (ii) if such date shall not be a Termination Date, the Termination Value under the Facility Lease on the immediately succeeding Termination Date; plus

         (iii) in the case of a termination pursuant to Section 13.1 of the Facility Lease, the amount, if any, by which the Qualifying Cash Bid exceeds Termination Value determined in accordance with clause (i) above, plus

         (iv) any unpaid Basic Lease Rent or Renewal Lease Rent due before the date of such determination, minus

         (v) the sum of all outstanding principal and accrued interest on the Notes, if any, on such determination date (in each case, if such determination date is a Rent Payment Date, before taking into account any Basic Lease Rent or Renewal Lease Rent due on such determination date).

"SPECIAL LESSEE TRANSFER EVENT" shall mean the occurrence of either of (i) a Regulatory Event of Loss, and (ii) if the Owner Lessor has agreed to sell, and PPL Montana has agreed to buy, the Undivided Interest, a Burdensome Termination Event under Section 13.1 of the Facility Lease.

"SUBSIDIARY" shall mean, with respect to any Person (the "parent"), any corporation or other entity of which sufficient securities or other ownership interests having ordinary voting power to elect a majority of the board of directors (or equivalent body) or other Persons performing similar functions are at the time directly or indirectly owned by such parent.

"SUPPLEMENTAL FINANCING" shall have the meaning specified in Section 13.1 of the Participation Agreement.

"SUPPLEMENTAL LEASE RENT" shall mean any and all amounts, liabilities and obligations (other than Basic Lease Rent) that PPL Montana assumes or agrees to pay under the Operative Documents (whether or not identified as "Supplemental Lease Rent") to the Owner Lessor or any other Person, including Termination Value.

"TAX" or "TAXES" shall mean all fees, taxes (including sales taxes, use taxes, stamp taxes, value-added taxes, ad valorem taxes and property taxes (personal and real, tangible and intangible), levies, assessments, withholdings and other charges and impositions of any nature, plus all related interest, penalties, fines and additions to tax, now or hereafter imposed by any federal, state, local or foreign government or other taxing authority.

"TAX ADVANCE" shall have the meaning specified in Section 11.2(g)(iii)(5) of the Participation Agreement.

"TAX ASSUMPTIONS" shall mean the items described in Section 1 of the Tax Indemnity Agreement.

"TAX BENEFIT" shall have the meaning specified in Section 11.2(e) of the Participation Agreement.

"TAX CLAIM" shall have the meaning specified in Section 11.2(g)(i) of the Participation Agreement.

"TAX EVENT" shall mean any event or transaction treated, for Federal income tax purposes, as a taxable sale or exchange of the Lessor Note.

"TAX INDEMNITEE" shall have the meaning specified in Section 11.2(a) of the Participation Agreement.

"TAX INDEMNITY AGREEMENT" shall mean the Tax Indemnity Agreement (BA1/2), dated as of the Closing Date, between PPL Montana and the Owner Participant.

"TAX LAW CHANGE" shall have the meaning specified in Section 14.2(a)(iii) of the Participation Agreement.

"TAX LOSS" shall have the meaning specified in Section 5(a) of the Tax Indemnity Agreement.

"TAX REPRESENTATION" shall mean each of the items described in Section 4 of the Tax Indemnity Agreement.

"TAX SHELTER DESIGNATION AGREEMENT" shall mean that certain agreement pursuant to which, inter alia, Babcock & Brown LP has agreed to file a Form 8264 (and attachments) with the IRS.

"TERM" shall mean the Fixed Lease Term and the Renewal Lease Term, if any, of the Facility Lease.

"TERMINATION DATE" shall mean each of the monthly dates during the Facility Lease Term identified as a "Termination Date" on Schedule 2 of the Facility Lease.

"TERMINATION VALUE" for any Termination Date shall mean, with respect to the Undivided Interest, an amount equal to the product of the Purchase Price and the Termination Value Percentage for the applicable Unit, as set forth on Schedule 2 of the Facility Lease for such Termination Date. If Termination Value should be required to be calculated with respect to only one Unit Interest, such Termination Value shall be 50% of the total amount calculated in the preceding sentence.

"TITLE POLICIES" shall mean each of the title policies issued to the Owner Lessor, the Lease Indenture Trustee and PPL Montana relating to the Transaction.

"TOTAL CAPITALIZATION" shall mean, with respect to any Person, the sum, without duplication, of (i) total common stock equity or analogous ownership interests of such Person, (ii) preferred stock and preferred securities of such Person,
(iii) additional paid in capital or analogous interests of such Person, (iv) retained earnings of such Person, (v) the aggregate principal amount of Indebtedness of such Person then outstanding, and (vi) the total equity contributed by the Owner Participants on the Closing Date.

"TRANSACTION" shall mean, collectively, each of the transactions contemplated under the Participation Agreement and of the other Operative Documents.

"TRANSACTION COSTS" shall mean the following costs to the extent substantiated or otherwise supported in reasonable detail:

         (vi) the cost of reproducing and printing the Operative Documents and the Offering Memorandum and all costs and fees, including filing and recording fees and recording, transfer, mortgage, intangible and similar taxes in connection with the execution, delivery, filing and recording of the Facility Lease, the Site Lease and Sublease, and any other Operative Document, and any other document required to be filed or recorded pursuant to the provisions hereof or of any other Operative Document and any Uniform Commercial Code filing fees in respect of the perfection of any security interests created by any of the Operative Documents or as otherwise reasonably required by the Owner Lessor or the Lease Indenture Trustee;

         (vii) the reasonable fees and expenses of Dewey Ballantine LLP, counsel to the Owner Participant, for services rendered in connection with the negotiation, execution and delivery of the Participation Agreement and the other Operative Documents;

         (viii) the reasonable fees and expenses of Garlington, Lohn & Robinson PPLP, Montana counsel to the Owner Participant, for services rendered in connection with the negotiation, execution and delivery of the Participation Agreement and the other Operative Documents;

         (ix) the reasonable fees and expenses of Orrick, Herrington & Sutcliffe LLP, special counsel to PPL Montana, for services rendered in connection with the negotiation, execution and delivery of the Participation Agreement and the other Operative Documents;

         (x) the reasonable fees and expenses of Winthrop, Stimson, Putnam & Roberts, counsel to PPL Montana, for services rendered in connection with the negotiation, execution and delivery of the Participation Agreement and the other Operative Documents;

         (xi) the reasonable fees and expenses of Moulton, Bellingham, Longo & Mather, P.C., Montana counsel to PPL Montana, for services rendered in connection with the negotiation, execution and delivery of the Participation Agreement and the other Operative Documents;

         (xii) the reasonable fees and expenses of Jones, Day, Reavis & Pogue, regulatory counsel to PPL Montana, for services rendered in connection with the negotiation, execution and delivery of the Participation Agreement and the other Operative Documents;

         (xiii) the reasonable fees and expenses of Morris, James, Hitchens & Williams LLP, counsel for the Owner Lessor, the Lessor Manager, and the Trust Company for services rendered in connection with the negotiation, execution and delivery of the Participation Agreement and the other Operative Documents;

         (xiv) the reasonable fees and expenses of Latham & Watkins, counsel to the Initial Purchasers, for services rendered in connection with the negotiation, execution and delivery of the Participation Agreement and the other Operative Documents, and the Certificate Purchase Agreement;

         (xv) the reasonable fees and expenses of Kelley Drye & Warren LLP, counsel for the Lease Indenture Trustee, the Lease Indenture Company, the Pass Through Trustee and the Pass Through Company, for services rendered in connection with the negotiation, execution and delivery of the Participation Agreement and the other Operative Documents;

         (xvi) the fees and expenses of the Advisors to PPL Montana, for services rendered in connection with the transactions contemplated by the Participation Agreement;

         (xvii) the underwriting discounts and commissions payable to, and reasonable out-of-pocket expenses of, the Initial Purchasers;

         (xviii) the reasonable fees and expenses of PricewaterhouseCoopers LLP for services rendered in connection with the Transaction;

         (xix) the reasonable out-of-pocket expenses of the Owner Participant and the Owner Lessor (including computer time procurement);

         (xx) the initial fees and expenses of the Lessor Manager, the Lease Indenture Trustee and the Pass Through Trustee in connection with the execution and delivery of the Participation Agreement and the other Operative Documents to which either one is or will be a party;

         (xxi) the fees and expenses of the Appraiser, for services rendered in connection with delivering the Closing Appraisal required by Section 4 of the Participation Agreement;

         (xxii) the fees and expenses of the Engineering Consultant, for services rendered in connection with delivering the Engineering Report required by Section 4 of the Participation Agreement;

         (xxiii) the fees and expenses of the Market Consultant, for services rendered in connection with delivering the Market Report required by Section 4 of the Participation Agreement;

         (xxiv) the fees and expenses of the Fuel Consultant, for services rendered in connection with delivering the Fuel Report required by Section 4 of the Participation Agreement;

         (xxv) the fees and expenses of Aon Risk Services, Inc.;

         (xxvi) the fees and expenses of the Environmental Consultant;

         (xxvii) the fees and expenses of the Rating Agencies in connection with the rating of PPL Montana and the Lease Debt; and

         (xxviii) the premiums and any other fees and expenses relating to the Title Policies.

Notwithstanding the foregoing, Transaction Costs shall not include internal costs and expenses such as salaries and overhead of whatsoever kind or nature nor costs incurred by the parties to the Participation Agreement pursuant to arrangements with third parties for services (other than those expressly referred to above), such as computer time procurement (other than out-of-pocket expenses of the Owner Participant), financial analysis and consulting, advisory services, and costs of a similar nature.

"TRANSACTION COST DEDUCTIONS" shall have the meaning set forth in Section 1(a) of the Tax Indemnity Agreement.

"TRANSACTION PARTY(IES)" shall mean, individually or collectively as the context may require, all or any of the parties to the Operative Documents (including the Trust Company, the Lease Indenture Company, and the Pass Through Company).

"TRANSFEREE" shall have the meaning specified in Section 9.1(a) of the Participation Agreement.

"TRANSMISSION FACILITIES" shall mean all transmission lines, switch yards, substations and other equipment, property, or rights necessary for the transmission of electricity from the Colstrip

Project to the power grid, including each of the items described on Schedule 5 to the Participation Agreement.

"TREASURY REGULATIONS" shall mean regulations, including temporary regulations, promulgated under the Code.

"TRUST COMPANY" shall mean the Wilmington Trust Company.

"TRUST INDENTURE ACT" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed except as provided in Section 905; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

"UNDIVIDED INTEREST" shall mean, collectively, the Units 1 and 2 Interest.

"UNIFORM COMMERCIAL CODE" OR "UCC" shall mean the Uniform Commercial Code as in effect in the applicable jurisdiction.

"UNIT 1" shall mean Colstrip Unit No. 1, a 333 MW (gross capacity) coal-fired steam electric generating unit located on the Units 1 and 2 Site in Rosebud County, Montana, designated "Colstrip Unit 1," and consisting of the assets described in Exhibit B of the Site Lease and Sublease and specifically excluding therefrom the Transmission Facilities.

"UNIT 1 INTEREST" shall mean the undivided interest in Unit 1 and the Related Common Facilities Interest 1 conveyed to the Owner Lessor pursuant to the Bill of Sale, and shall consist of an undivided Owner Lessor's Percentage of (a) a 50% undivided interest in and to Unit 1, (b) a 25% undivided interest in and to the Common Facilities 1-2, and (c) 25% of the undivided interest in and to the Common Facilities 1-2-3-4 allocated to Units 1 and 2 pursuant to the Common Facilities Agreement.

"UNIT 1 PRINCIPAL PORTION" shall mean, with respect to any Lessor Note, an amount equal to the portion of the principal of such Lessor Note relating to the purchase of the related Unit 1 Interest, as set forth on Schedule 1 of such Lessor Note.

"UNIT 1 SITE" shall mean that portion of the Units 1 and 2 Site on which Unit 1 is situated.

"UNIT 2" shall mean Colstrip Unit No. 2, a 333 MW (gross capacity) coal-fired steam electric generating unit located on the Units 1 and 2 Site in Rosebud County, Montana, designated "Colstrip Unit 2," and consisting of the assets described in Exhibit B of the Site Lease and Sublease and specifically excluding therefrom the Transmission Facilities.

"UNIT 2 INTEREST" shall mean the undivided interest in Unit 2 and the Related Common Facilities Interest 2 conveyed to the Owner Lessor pursuant to the Bill of Sale, and shall consist of an undivided Owner Lessor's Percentage of (a) a 50% undivided interest in and to Unit 2, (b) a 25% undivided interest in and to the Common Facilities 1-2, and (c) 25% of the undivided interest in and to the Common Facilities 1-2-3-4 allocated to Units 1 and 2 pursuant to the Common Facilities Agreement.

"UNIT 2 PRINCIPAL PORTION" shall mean, with respect to any Lessor Note, an amount equal to the portion of the principal of such Lessor Note relating to the purchase of the related Unit 2 Interest, as set forth on Schedule 2 of such Lessor Note.

"UNIT 2 SITE" shall mean that portion of the Units 1 and 2 Site on which Unit 2 is situated.

"UNIT 3" shall mean Colstrip Unit No. 3, a 805 MW (gross capacity) coal-fired steam electric generating unit located on the Unit 3 Site in Rosebud County, Montana, designated "Colstrip Unit 3," and specifically excluding therefrom the Transmission Facilities.

"UNIT 3 SITE" shall mean the land on which Unit 3 is situated, which is described as the Unit 3 Site in Exhibit A to the Site Lease and Sublease, and all rights of way, easements, permits and other appurtenances to such land (including the Water Rights) described on such Schedule or otherwise, and specifically excluding the Transmission Facilities and the Common Facilities Site.

"UNIT 4" shall mean Colstrip Unit No. 4, a 805 MW (gross capacity) coal-fired steam electric generating unit located on the Unit 4 Site in Rosebud County, Montana, designated "Colstrip Unit 4."

"UNIT 4 SITE" shall mean the land on which Unit 4 is situated, which is described as the Unit 4 Site.

"UNIT INTEREST" shall mean, individually or collectively as the context may require, the Unit 1 Interest and/or the Unit 2 Interest.

"UNIT PERCENTAGE" shall mean, with respect to any Unit, the undivided interest in such Unit conveyed to the Owner Lessor pursuant to the Bill of Sale.

"UNIT PRINCIPAL PORTION" shall mean a collective reference to the Unit 1 Principal Portion and the Unit 2 Principal Portion.

"UNIT SITES" shall mean a collective reference to the Units 1 and 2 Site.

"UNITS" shall mean, as the context may require, either Unit 1 or Unit 2.

"UNITS 1 AND 2" shall mean, collectively, Unit 1 and Unit 2.

"UNITS 1 AND 2 INTEREST" shall mean a collective reference to the undivided interest in Units 1 and 2 and the Related Common Facilities conveyed to the Owner Lessor pursuant to the Bill of Sale, and shall consist of the Unit 1 Interest and the Unit 2 Interest.

"UNITS 1 AND 2 SITE" shall mean the land on which Units 1 and 2 are situated, which is described as the Units 1 and 2 Site in Exhibit A to the Site Lease and Sublease, and all rights of way, easements, permits and other appurtenances to such land (including the Water Rights) described on such Schedule or otherwise, and specifically excluding the Transmission Facilities and the Common Facilities Site.

"UNITS 3 AND 4" shall mean, collectively, Unit 3 and Unit 4.

"U.S. GOVERNMENT OBLIGATIONS" shall mean securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (i) or (ii) are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction in the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

"VERIFIER" shall have the meaning specified in Section 3.5(c) of the Facility Lease.

"VOTE SHARING AGREEMENT" shall mean that certain project committee vote sharing agreement between PPL Montana and MPC entered into as of December 17, 1999.

"WATER RIGHTS" shall mean any and all rights of PPL Montana to use, apply and appropriate water necessary for make-up, cooling, pollution control, screen cleansing and other auxiliary uses associated with and necessary to the efficient operation of the Facility, including, all appropriative rights recognized under Montana law. These appropriative rights are included in the claim made by Claim No. 42KJ-W-094423-00 filed with the Montana Water Courts.

"WINTERGREEN RENEWAL LEASE TERMS" shall have the meaning specified in Section
15.2 of the Facility Lease.

"WORKING CAPITAL FACILITY" shall mean any Revolving Loan (as such term is defined in the Credit Agreement) extended to PPL Montana pursuant to tranche B of the Credit Agreement.

                                      INDEX


"Dollars" or the sign "$" .............................................       16
Abstract of Lease .....................................................        7
Acquired Indebtedness .................................................        7
Actual Knowledge ......................................................        7
Additional Certificates ...............................................        7
Additional Equity Investment ..........................................        8
Additional Lessor Notes ...............................................        8
Additional Subsidiary .................................................        8
Advisors to the Facility Lessee .......................................        8
Affiliate .............................................................        8
After-Tax Basis .......................................................        8
Allocated Rent ........................................................        8
Applicable Law ........................................................        8
Applicable Rate .......................................................        9
Appraisal Procedure ...................................................        9
Appraiser .............................................................        9
Asset Purchase Agreement ..............................................        9
Asset Sale ............................................................        9
Assigned Documents ....................................................       10
Assignment and Assumption Agreement ...................................       10
Assignment and Reassignment(s) of Project Agreements ..................       10
Assumed Deductions ....................................................       10
Assumed Tax Rate ......................................................       10
Authorized Agent ......................................................       10
Balance Sheet .........................................................       10
Bankruptcy Code .......................................................       10
Basic Lease Rent ......................................................       10
Basic Lease Term ......................................................       10
Basic Site Lease Term .................................................       10
Basic Site Sublease Term ..............................................       11
Bill(s) of Sale .......................................................       11
Burdensome Termination Event ..........................................       11
Business Day ..........................................................       11
Capital Expenditures ..................................................       11
Cash Flow Available for Fixed Charges .................................       11
Cash Flow to Fixed Charges Ratio ......................................       11
Certificate Purchase Agreement ........................................       11
Certificateholders ....................................................       11
Certificates ..........................................................       12
Certificates Register .................................................       12
Change of Control .....................................................       12
Change of Control Premium .............................................       12
Claim .................................................................       12
Closing ...............................................................       12
Closing Appraisal .....................................................       12
Closing Date ..........................................................       13
Code ..................................................................       13
Colstrip Facility Leases ..............................................       13
Colstrip Project ......................................................       13
Colstrip Site .........................................................       13
Colstrip Unit 1 .......................................................       13
Colstrip Unit 2 .......................................................       13
Colstrip Unit 3 .......................................................       13
Colstrip Unit 4 .......................................................       13
Colstrip Units 1 and 2 ................................................       13
Colstrip Units 3 and 4 ................................................       13
Common Facilities .....................................................       14
Common Facilities 1-2 .................................................       14
Common Facilities 1-2 Site ............................................       14
Common Facilities 1-2-3-4 .............................................       14
Common Facilities 1-2-3-4 Site ........................................       14
Common Facilities Agreement ...........................................       14
Common Facilities Percentage ..........................................       14
Common Facilities Site ................................................       14
Competitor ............................................................       14
Component .............................................................       14
Consolidated Subsidiary ...............................................       14
Consolidated Tangible Net Assets ......................................       15
Core Subsidiary .......................................................       15
Corporate Trust Office ................................................       15
Credit Agreement ......................................................       15
Debt Covenant Termination Date ........................................       15
Debt Portion of Rent ..................................................       15
Debt Portion of Termination Value .....................................       15
Debt to Capital Ratio .................................................       16
Deduction Loss ........................................................       16
Depreciation Deduction ................................................       16
Discount Rate .........................................................       16
Distribution ..........................................................       16
DTC ...................................................................       16
EBITDA ................................................................       16
Effective Date ........................................................       16
Effective Rate ........................................................       16
Enforcement Notice ....................................................       16
Engineering Consultant ................................................       16
Engineering Report ....................................................       16
Environmental Condition ...............................................       17
Environmental Consultant ..............................................       17
Environmental Laws ....................................................       17
Environmental Report ..................................................       17
Equity Contribution Agreement .........................................       17

Equity Covenant Termination Date ......................................       17
Equity Investment .....................................................       17
Equity Portion of Periodic Lease Rent .................................       17
Equity Portion of Termination Value ...................................       17
ERISA .................................................................       17
Event of Default ......................................................       17
Event of Loss .........................................................       17
Excepted Payments .....................................................       18
Excepted Rights .......................................................       19
Excess Amount .........................................................       19
Exchange Act ..........................................................       19
Excluded Property .....................................................       19
Excluded Taxes ........................................................       19
Existing Indebtedness .................................................       19
Expiration Date .......................................................       19
Facility ..............................................................       19
Facility Lease ........................................................       19
Facility Lease Term ...................................................       19
Facility Lessee .......................................................       20
Facility Lessee's Interest ............................................       20
Facility Site Sublease ................................................       20
Fair Market Rental Value ..............................................       20
Fair Market Sales Value ...............................................       20
Federal Power Act .....................................................       20
FERC ..................................................................       20
FERC (Owner Lessor) EWG Notice ........................................       21
FERC EWG (Owner Lessor) Order .........................................       21
FERC EWG (PPLM) Order .................................................       21
FERC OATT Order .......................................................       21
FERC Orders ...........................................................       21
FERC Part 2 Order .....................................................       21
FERC Section 203 Order ................................................       21
FERC Section 205 Order ................................................       21
FERC Waiver Order .....................................................       21
Final Determination ...................................................       21
First Wintergreen Renewal Lease Term ..................................       21
Fixed Charges .........................................................       22
Fixed Lease Term ......................................................       22
FMV Renewal Lease Term ................................................       22
Fuel Consultant .......................................................       22
Fuel Report ...........................................................       22
GAAP ..................................................................       22
Governmental Entity ...................................................       22
Ground Interest .......................................................       22
Ground Lessee .........................................................       22
Ground Lessor .........................................................       22
Ground Lessor's Release Rights ........................................       22
Ground Sublessee ......................................................       23
Ground Sublessor ......................................................       23
Guarantor .............................................................       23
Guaranty ..............................................................       23
Hazardous Substance ...................................................       23
Holding Company Act ...................................................       23
Inclusion Loss ........................................................       23
Indebtedness ..........................................................       23
Indemnitee ............................................................       24
Indenture Estate ......................................................       24
Indenture Trustee's Liens .............................................       24
Independent Appraiser .................................................       24
Initial Purchasers ....................................................       24
Interest Deductions ...................................................       24
Interim Lease Rent ....................................................       24
Interim Lease Term ....................................................       24
Investment ............................................................       24
IRS ...................................................................       25
Lease Debt ............................................................       25
Lease Debt Rate .......................................................       25
Lease Event of Default ................................................       25
Lease Indenture .......................................................       25
Lease Indenture Bankruptcy Default ....................................       25
Lease Indenture Event of Default ......................................       25
Lease Indenture Payment Default .......................................       25
Lease Indenture Trustee ...............................................       25
Lease Indenture Trustee Office ........................................       25
Lease Indenture Trustee's Account .....................................       26
Lease Obligations .....................................................       26
Lease Payment Obligations .............................................       26
Lessee Action .........................................................       26
Lessee Person .........................................................       26
Lessee Section 467 Interest ...........................................       26
Lessee Section 467 Loan Balance .......................................       26
Lessor Estate .........................................................       26
Lessor Manager ........................................................       26
Lessor Note ...........................................................       27
Lessor Possession Date ................................................       27
Lessor Section 467 Interest ...........................................       27
Lessor Section 467 Loan Balance .......................................       27
Lien ..................................................................       27
List of Competitors ...................................................       27
LLC Agreement .........................................................       27
Loans .................................................................       27
Majority in Interest of Noteholders ...................................       27
Make Whole Premium ....................................................       27
Market Consultant .....................................................       28
Market Report .........................................................       28
Material Adverse Effect ...............................................       28
Maximum Probable Loss .................................................       28
Member Interest .......................................................       28
Minimum Credit Standard ...............................................       28
Modification ..........................................................       28
Montana Assets ........................................................       28
Moody's ...............................................................       28

MPC ...................................................................       28
Non-Recourse Indebtedness .............................................       28
Nonseverable Modifications ............................................       29
Note Register .........................................................       29
Noteholder ............................................................       29
Notes .................................................................       29
Obsolescence Termination Date .........................................       29
Offering Memorandum ...................................................       29
Officer's Certificate .................................................       29
Omnibus Voting Agreement ..............................................       29
OP Guarantor ..........................................................       29
OP Member .............................................................       29
OP Member Interest ....................................................       30
OP Parent Guaranty ....................................................       30
Operating Agreement 1-2 ...............................................       30
Operative Documents ...................................................       30
Operator ..............................................................       30
Optional Modification .................................................       30
Original LLC Agreement ................................................       30
Other Bills of Sale ...................................................       30
Other Colstrip Lease Transactions .....................................       30, 31
Other Facility Lease ..................................................       30
Other Ground Interests ................................................       30
Other Lease Indenture Trustees ........................................       30
Other Lease Indentures ................................................       30
Other Lessor Managers .................................................       31
Other Operative Documents .............................................       31
Other Owner Lessors ...................................................       31
Other Owner Participants ..............................................       31
Other Participation Agreements ........................................       31
Other Site Lease and Sublease .........................................       31
Other Undivided Interest ..............................................       31
Overdue Rate ..........................................................       31
Owner Committee .......................................................       32
Owner Lessor ..........................................................       31
Owner Lessor's Account ................................................       31
Owner Lessor's Interest ...............................................       31
Owner Lessor's Lien ...................................................       32
Owner Lessor's Percentage .............................................       32
Owner Participant .....................................................       32
Owner Participant's Account ...........................................       32
Owner Participant's Commitment.3, .....................................       32
Owner Participant's Lien ..............................................       32
Owner Participant's Net Economic Return ...............................       32
Ownership Agreement 1-2 ...............................................       33
Ownership Agreement 3-4 ...............................................       33
Ownership Agreements ..................................................       33
Ownership and Operating Agreements 1-2 ................................       33
Participation Agreement ...............................................       33
Pass Through Trust ....................................................       33
Pass Through Trust Agreement ..........................................       33
Pass Through Trustee ..................................................       33
Periodic Lease Rent ...................................................       33
Permitted Business ....................................................       33
Permitted Encumbrances ................................................       34
Permitted Instruments .................................................       34
Permitted Investment ..................................................       34
Permitted Liens .......................................................       35
Permitted Securities ..................................................       35
Person ................................................................       35
Plan ..................................................................       35
Pollution Control Facilities ..........................................       36
Portland ..............................................................       36
Power Market Consultant ...............................................       36
PPA ...................................................................       36
PPA Period ............................................................       36
PPL Corporation .......................................................       36
PPL Montana ...........................................................       36
Pricing Assumptions ...................................................       37
Principal Portion .....................................................       37
Proceeds ..............................................................       37
Project Agreements ....................................................       37
Project Committee .....................................................       37
Proportional Rent .....................................................       37
Prudent Industry Practice .............................................       37
Puget .................................................................       37
Purchase Price ........................................................       37
Qualified Shareholder .................................................       37
Qualifying Cash Bid ...................................................       37
Qualifying Letter of Credit ...........................................       38
Qualifying Letter of Credit Bank ......................................       38
Rating Agencies .......................................................       38
Rebuilding Closing Date ...............................................       38
Redemption Date .......................................................       38
Regulatory Event of Loss ..............................................       38
Related Common Facilities .............................................       38
Related Common Facilities Interest ....................................       38
Related Common Facilities Interest 1 ..................................       38
Related Common Facilities Interest 2 ..................................       38
Related Common Facilities Site ........................................       38
Related Ground Interest ...............................................       39
Related Party .........................................................       39
Related Site ..........................................................       39
Released Property .....................................................       39
Renewal Lease Rent ....................................................       39
Renewal Lease Term ....................................................       39
Renewal Site Lease Term ...............................................       39
Renewal Site Sublease Term ............................................       39
Rent ..................................................................       39
Rent Payment Date .....................................................       39
Rent Payment Period ...................................................       39
Replacement Component .................................................       40

Required Modification .................................................       40
Requisition ...........................................................       40
Responsible Officer ...................................................       40
Restricted Investment .................................................       40
Restricted Payment ....................................................       40
Revenues ..............................................................       40
Rights Sharing Agreement ..............................................       41
S&P ...................................................................       41
Scheduled Closing Date ................................................       41
Scheduled Lease Expiration Date .......................................       41
Scheduled Payment Date ................................................       41
Scheduled to be Paid ..................................................       41
SEC ...................................................................       41
Second Wintergreen Renewal Lease Term .................................       41
Section 467 Interest ..................................................       41
Section 467 Loan Balance ..............................................       41
Secured Indebtedness ..................................................       41
Securities Act ........................................................       41
Security ..............................................................       42
Severable Modification ................................................       42
Significant Indenture Default .........................................       42
Significant Lease Default .............................................       42
Site Lease and Sublease ...............................................       42
Site Lease Term .......................................................       42
Site Sublease Term ....................................................       42
Site(s) ...............................................................       42
Special Lessee Transfer ...............................................       42
Special Lessee Transfer Amount ........................................       42
Special Lessee Transfer Event .........................................       43
Subsidiary ............................................................       43
Supplemental Financing ................................................       43
Supplemental Lease Rent ...............................................       43
Tax ...................................................................       43
Tax Advance ...........................................................       43
Tax Assumptions .......................................................       43
Tax Benefit ...........................................................       43
Tax Claim .............................................................       43
Tax Event .............................................................       44
Tax Indemnitee ........................................................       44
Tax Indemnity Agreement ...............................................       44
Tax Law Change ........................................................       44
Tax Loss ..............................................................       44
Tax Representation ....................................................       44
Tax Shelter Designation Agreement .....................................       44
Taxes .................................................................       43
Term ..................................................................       44
Termination Date ......................................................       44
Termination Value .....................................................       44
Title Policies ........................................................       44
Total Capitalization ..................................................       44
Transaction ...........................................................       44
Transaction Cost Deductions ...........................................       47
Transaction Costs .....................................................       45
Transaction Party(ies) ................................................       47
Transferee ............................................................       47
Transmission Facilities ...............................................       47
Treasury Regulations ..................................................       47
Trust Company .........................................................       47
Trust Indenture Act ...................................................       47
U.S. Government Obligations ...........................................       49
UCC ...................................................................       47
Undivided Interest ....................................................       47
Uniform Commercial Code ...............................................       47
Unit 1 ................................................................       47
Unit 1 Interest .......................................................       47
Unit 1 Principal Portion ..............................................       48
Unit 1 Site ...........................................................       48
Unit 2 ................................................................       48
Unit 2 Interest .......................................................       48
Unit 2 Principal Portion ..............................................       48
Unit 2 Site ...........................................................       48
Unit 3 ................................................................       48
Unit 3 Site ...........................................................       48
Unit 4 ................................................................       48
Unit 4 Site ...........................................................       48
Unit Interest .........................................................       48
Unit Percentage .......................................................       49
Unit Principal Portion ................................................       49
Unit Site .............................................................       49
Units .................................................................       49
Units 1 and 2 .........................................................       49
Units 1 and 2 Interest ................................................       49
Units 1 and 2 Site ....................................................       49
Units 3 and 4 .........................................................       49
Verifier ..............................................................       49
Vote Sharing Agreement ................................................       49
Water Rights ..........................................................       49
Wintergreen Renewal Lease Term ........................................       50
Working Capital Facility ..............................................       50

                                                                      SCHEDULE 1
                                                                              TO
                                                                   PARTICIPATION
                                                                       AGREEMENT


                             RECORDINGS AND FILINGS

1.    Land Recordings

      (A) Bill of Sale (BA1/2), dated the Closing Date, between PPL Montana and the Owner Lessor to be filed with Clerk and Recorder of Rosebud County, Montana

      (B) Site Lease and Sublease (BA1/2), dated as of the Closing Date, between PPL Montana and the Owner Lessor filed with Clerk and Recorder of Rosebud County, Montana

      (C) Abstract of Facility Lease (BA1/2), dated as of the Closing Date, between the Owner Lessor and PPL Montana filed with Clerk and Recorder of Rosebud County, Montana

      (D) Indenture of Trust, Mortgage and Security Agreement (BA1/2), dated the Closing Date, between the Owner Lessor and the Lease Indenture Trustee filed with Clerk and Recorder of Rosebud County, Montana

2.    UCC Filings

      (A)   Montana Primary Filings.

            (1)   Primary UCC Filings Against the Owner Lessor

                  - UCC-1 naming the Owner Lessor, as debtor, and the Lease Indenture Trustee, as secured party, filed with the Secretary of State of Montana

                  - UCC-1 naming the Owner Lessor, as debtor, and the Lease Indenture Trustee, as secured party, filed with the Clerk and Recorder of Rosebud County, Montana

            (2)   Primary Informational Filing Against the Owner Lessor

                  - Informational Filing naming the Owner Lessor, as debtor, and the Lease Indenture Trustee, as secured party filed with the Secretary of the State of Montana

      (B)   Montana Precautionary Filings:

            (1)   Precautionary UCC Filings Against PPL Montana

                  - UCC-1 naming PPL Montana as debtor, the Owner Lessor, as secured party, and the Lease Indenture Trustee, as assignee, filed with the Secretary of the State of Montana


                                                                       SCHD. 1-1

                  - UCC-1 naming PPL Montana as debtor, the Owner Lessor, as secured party, and the Lease Indenture Trustee, as assignee, filed with Clerk and Recorder of Rosebud County, Montana

            (2)   Precautionary Informational Filings Against PPL Montana

                  - Informational Filing naming PPL Montana, as debtor, the Owner Lessor, as secured party, and the Lease Indenture Trustee, as assignee, filed with the Secretary of the State of Montana

      (C)   Delaware Primary Filing:

            (1)   Primary UCC Filing Against the Owner Lessor

                  - UCC-1 naming the Owner Lessor, as debtor, and the Lease Indenture Trustee, as secured party, filed with the Secretary of the State of Delaware

      (D)   Delaware Precautionary Filing:

            (1)   Precautionary UCC Filing Against PPL Montana

                  - UCC-1 naming PPL Montana, as debtor, the Owner Lessor, as secured party, and the Lease Indenture Trustee, as assignee, filed with the Secretary of the State of Delaware

                                                                      SCHEDULE 2
                                                                              TO
                                                                   PARTICIPATION
                                                                       AGREEMENT


                                   APPENDIX A

                               PRICING ASSUMPTIONS

                                     (BA1/2)


Periodic Lease Rent, Allocated Rent, Proportional Rent, Section 467 Loan Balance, Section 467 Interest and Termination Values should be computed on the basis of the following Pricing Assumptions:

1.    EQUITY FUNDING:              The Owner Participant will advance
                                   (a) its Equity Investment and (b)
                                   amounts necessary to pay all
                                   Transaction Expenses.

2.    EQUITY INVESTMENT:           $72.0 million multiplied by 43.2655826558%

3.    COST RECOVERY DEDUCTIONS:


                                                                                Percentage of
                                           Deduction                            Purchase Price
                                           ---------                            --------------
                                   20-year, 150 percent                            99.38%
                                   Declining Balance
                                   Switching to Straight Line

                                   15-Year, 150 percent                             0.04%
                                   Declining Balance
                                   Switching to Straight Line

                                   39-Year, Straight Line                           0.58%

                                   In case of the 20-year and 15-year
                                   deductions, utilizing the half-year
                                   convention and a full first tax year.

                                   In the case of 39-year deductions,
                                   utilizing the mid-month convention.

4.    FEDERAL TAX RATE             35 %

5.    CLOSING DATE:                July 20, 2000

6.    TRANSACTION EXPENSES:        3.00% of the Purchase Price


                                                                       SCHD. 2-1

7.    RENT PAYMENT DATES:          January 2 and July 2

8.    FIRST RENT PAYMENT DATE:     January 2, 2001

9.    EXPIRATION OF BASIC LEASE
      TERM:                        July 20, 2036

10.   THE PURCHASE PRICE:          $410 million multiplied by 43.2655826558%

11.   GAAP TREATMENT:              The Lease will meet the
                                   qualifications for operating lease
                                   treatment by the Lessee.
12.   LEASE DEBT

      MAXIMUM MATURITY                20 years
      MAXIMUM AVERAGE LIFE            12 years
      INTEREST ONLY PERIOD            None required
      INTEREST RATE                   8.903%
      DISCOUNT RATE FOR GAAP          8.370%

13.   INTEREST ONLY PAYMENTS:      None required.

14.   110% OF LONG-TERM AFR:       6.93% (semi-annual compounding).


                                                                       SCHD. 2-2

15.   ANNUAL RENTAL CAPS:          All amounts set forth below are to be
                                   multiplied by 43.2655826558% and are
                                   with respect to payments made on July
                                   2 of the stated year and January 2 of
                                   the following year:

                                      2000            $21,929.200
                                      2001            $36,127,200
                                      2002            $48,338,000
                                      2003            $46,110,400
                                      2004            $42,744,333
                                      2005            $37,490,000
                                      2006            $37,283,226
                                      2007            $35,219,375
                                      2008            $37,209,091
                                      2009            $38,846,765
                                      2010            $40,501,429
                                      2011            $40,921,944
                                      2012            $41,406,216
                                      2013            $44,330,263
                                      2014            $45,820,000
                                      2015            $39,783,000
                                      2016            $15,291,700
                                      2017            $15,970,300
                                      2018            $16,235,500
                                      2019            $17,319,100
                                   Thereafter         $18,383,300


                                                                       SCHD. 2-3

                                                                      SCHEDULE 3
                                                                              TO
                                                                   PARTICIPATION
                                                                       AGREEMENT


                                   VALUES FOR
             PERIODIC LEASE RENT, ALLOCATED RENT, PROPORTIONAL RENT,
                 SECTION 467 LOAN BALANCE, SECTION 467 INTEREST
                 TERMINATION VALUES AND LESSOR NOTE AMORTIZATION

                         Periodic Lease Rent Percentages

           Rent Payment Dates                Periodic Lease Rent Percentage
               Oct  2 2000                            0.000000000%
               Jan  2 2001                            5.348585366%
               Jul  2 2001                            5.188447202%
               Jan  2 2002                            3.623064993%
               Jul  2 2002                            8.378365359%
               Jan  2 2003                            3.411390739%
               Jul  2 2003                            8.041131021%
               Jan  2 2004                            3.205308004%
               Jul  2 2004                            7.407178071%
               Jan  2 2005                            3.018269002%
               Jul  2 2005                            6.270394045%
               Jan  2 2006                            2.873508394%
               Jul  2 2006                            6.375861578%
               Jan  2 2007                            2.717608178%
               Jul  2 2007                            6.019458787%
               Jan  2 2008                            2.570632677%
               Jul  2 2008                            6.688026884%
               Jan  2 2009                            2.387361165%
               Jul  2 2009                            7.306419080%
               Jan  2 2010                            2.168401651%
               Jul  2 2010                            7.968160951%
               Jan  2 2011                            1.910236366%
               Jul  2 2011                            8.357727905%
               Jan  2 2012                            1.623234046%
               Jul  2 2012                            8.741890724%
               Jan  2 2013                            1.357186349%
               Jul  2 2013                            9.832342973%
               Jan  2 2014                            0.979916295%
               Jul  2 2014                            10.601366256%
               Jan  2 2015                            0.574243500%
               Jul  2 2015                            9.506229857%
               Jan  2 2016                            0.196940874%
               Jul  2 2016                            3.599395122%
               Jan  2 2017                            0.130287805%
               Jul  2 2017                            0.861995122%
               Jan  2 2018                            0.097715854%
               Jul  2 2018                            0.829423171%
               Jan  2 2019                            0.065143902%
               Jul  2 2019                            0.796851220%
               Jan  2 2020                            0.032571951%
               Jul  2 2020                            0.764279268%
               Jan  2 2021                            0.574238447%
               Jul  2 2021                            0.813964974%
               Jan  2 2022                            0.850613103%
               Jul  2 2022                            0.850613103%
               Jan  2 2023                            0.888842103%

               Jul  2 2023                            0.888842103%
               Jan  2 2024                            0.928729273%
               Jul  2 2024                            0.928729273%
               Jan  2 2025                            0.970346535%
               Jul  2 2025                            0.970346535%
               Jan  2 2026                            1.013768931%
               Jul  2 2026                            1.013768931%
               Jan  2 2027                            1.059074758%
               Jul  2 2027                            1.059074758%
               Jan  2 2028                            0.968862341%
               Jul  2 2028                            0.914690317%
               Jan  2 2029                            0.892256545%
               Jul  2 2029                            0.892256545%
               Jan  2 2030                            0.892256545%
               Jul  2 2030                            0.892256545%
               Jan  2 2031                            0.892256545%
               Jul  2 2031                            0.892256545%
               Jan  2 2032                            0.892256545%
               Jul  2 2032                            0.385376175%
               Jan  2 2033                            0.024390244%
               Jul  2 2033                            0.024390244%
               Jan  2 2034                            0.024390244%
               Jul  2 2034                            0.024390244%
               Jan  2 2035                            0.024390244%
               Jul  2 2035                            0.024390244%
               Jan  2 2036                            0.024390244%
               Jul  2 2036                            0.024390244%
               Jul 20 2036                            0.024390244%

                        Allocation of Periodic Lease Rent


      Rent Payment Period
   -----------------------------
   From and         To but                  Allocation               Proportional                Section 467
   Including        Excluding            Rent Percentage           Rent Percentage           Interest Percentage
   2-Oct-00         2-Jan-01              1.152476028%               1.812669013%               0.000000000%
   2-Jan-01         2-Jul-01              0.000000000%               0.000000000%               0.122519502%
   2-Jul-01         2-Jan-02              4.622780940%               7.270929336%               0.306544498%
   2-Jan-02         2-Jul-02              0.000000000%               0.000000000%               0.190767765%
   2-Jul-02         2-Jan-03              4.609832175%               7.250562904%               0.487688228%
   2-Jan-03         2-Jul-03              0.047382013%               0.074524680%               0.371559310%
   2-Jul-03         2-Jan-04              4.562257797%               7.175735664%               0.660476749%
   2-Jan-04         2-Jul-04              0.054555063%               0.085806793%               0.545786950%
   2-Jul-04         2-Jan-05              4.555310454%               7.164808552%               0.818383983%
   2-Jan-05         2-Jul-05              0.129924010%               0.204350651%               0.703063393%
   2-Jul-05         2-Jan-06              4.479559263%               7.045663483%               0.937612943%
   2-Jan-06         2-Jul-06              0.180984089%               0.284660367%               0.825536057%
   2-Jul-06         2-Jan-07              4.428637123%               6.965570724%               1.065201004%
   2-Jan-07         2-Jul-07              0.251396432%               0.395408244%               0.954918316%
   2-Jul-07         2-Jan-08              4.358115896%               6.854651590%               1.182879587%
   2-Jan-08         2-Jul-08              0.289436518%               0.455239497%               1.075425109%
   2-Jul-08         2-Jan-09              4.320257269%               6.795105744%               1.328654673%
   2-Jan-09         2-Jul-09              0.388793511%               0.611512893%               1.221964207%
   2-Jul-09         2-Jan-10              4.220556709%               6.638291970%               1.496283766%
   2-Jan-10         2-Jul-10              0.431250018%               0.678290503%               1.393248299%
   2-Jul-10         2-Jan-11              4.178420002%               6.572017356%               1.694118364%
   2-Jan-11         2-Jul-11              4.586690668%               7.214164844%               1.591288854%
   2-Jul-11         2-Jan-12              0.000000000%               0.000000000%               1.686051473%
   2-Jan-12         2-Jul-12              4.609904113%               7.250676051%               1.800718216%
   2-Jul-12         2-Jan-13              0.000000000%               0.000000000%               1.914783691%
   2-Jan-13         2-Jul-13              5.456373098%               8.582042658%               2.028157453%
   2-Jul-13         2-Jan-14              0.000000000%               0.000000000%               2.141756014%
   2-Jan-14         2-Jul-14              5.634327249%               8.861937396%               2.249921960%
   2-Jul-14         2-Jan-15              0.000000000%               0.000000000%               2.388152966%
   2-Jan-15         2-Jul-15              5.634327249%               8.861937396%               2.490800003%
   2-Jul-15         2-Jan-16              0.000000000%               0.000000000%               2.599430957%
   2-Jan-16         2-Jul-16              5.634327249%               8.861937396%               2.696325241%
   2-Jul-16         2-Jan-17              0.000000000%               0.000000000%               2.607405821%
   2-Jan-17         2-Jul-17              5.634327249%               8.861937396%               2.702266905%
   2-Jul-17         2-Jan-18              0.000000000%               0.000000000%               2.518702454%
   2-Jan-18         2-Jul-18              5.634327249%               8.861937396%               2.609361348%
   2-Jul-18         2-Jan-19              0.000000000%               0.000000000%               2.421449101%
   2-Jan-19         2-Jul-19              5.634327249%               8.861937396%               2.507609548%
   2-Jul-19         2-Jan-20              0.000000000%               0.000000000%               2.315042983%
   2-Jan-20         2-Jul-20              5.634327249%               8.861937396%               2.396387841%
   2-Jul-20         2-Jan-21              0.000000000%               0.000000000%               2.198838825%
   2-Jan-21         2-Jul-21              5.634327249%               8.861937396%               2.294925953%
   2-Jul-21         2-Jan-22              0.000000000%               0.000000000%               2.095582893%
   2-Jan-22         2-Jul-22              5.634327249%               8.861937396%               2.197668584%
   2-Jul-22         2-Jan-23              0.000000000%               0.000000000%               1.996225413%
   2-Jan-23         2-Jul-23              5.634327249%               8.861937396%               2.096193003%
   2-Jul-23         2-Jan-24              0.000000000%               0.000000000%               1.892558339%
   2-Jan-24         2-Jul-24              5.634327249%               8.861937396%               1.990315954%

   2-Jul-24         2-Jan-25              0.000000000%               0.000000000%               1.784394741%
   2-Jan-25         2-Jul-25              5.634327249%               8.861937396%               1.879846526%
   2-Jul-25         2-Jan-26              0.000000000%               0.000000000%               1.671539585%
   2-Jan-26         2-Jul-26              5.634327249%               8.861937396%               1.764585525%
   2-Jul-26         2-Jan-27              0.000000000%               0.000000000%               1.553789376%
   2-Jan-27         2-Jul-27              5.634327249%               8.861937396%               1.644325118%
   2-Jul-27         2-Jan-28              0.000000000%               0.000000000%               1.430931793%
   2-Jan-28         2-Jul-28              5.170947056%               8.133111029%               1.514084660%
   2-Jul-28         2-Jan-29              0.000000000%               0.000000000%               1.316429416%
   2-Jan-29         2-Jul-29              4.609904113%               7.250676051%               1.392960384%
   2-Jul-29         2-Jan-30              0.000000000%               0.000000000%               1.220907225%
   2-Jan-30         2-Jul-30              4.609904113%               7.250676051%               1.294128350%
   2-Jul-30         2-Jan-31              0.000000000%               0.000000000%               1.118650661%
   2-Jan-31         2-Jul-31              4.609904113%               7.250676051%               1.188328596%
   2-Jul-31         2-Jan-32              0.000000000%               0.000000000%               1.009184946%
   2-Jan-32         2-Jul-32              4.609904113%               7.250676051%               1.075069894%
   2-Jul-32         2-Jan-33              0.000000000%               0.000000000%               0.874438425%
   2-Jan-33         2-Jul-33              4.609904113%               7.250676051%               0.905582838%
   2-Jul-33         2-Jan-34              0.000000000%               0.000000000%               0.686570480%
   2-Jan-34         2-Jul-34              5.606940934%               8.818862900%               0.711205270%
   2-Jul-34         2-Jan-35              0.000000000%               0.000000000%               0.431120055%
   2-Jan-35         2-Jul-35              5.634327249%               8.861937396%               0.446903486%
   2-Jul-35         2-Jan-36              0.000000000%               0.000000000%               0.156167683%
   2-Jan-36         2-Jul-36              3.114530896%               4.898682060%               0.162424016%
   2-Jul-36         20-Jul-36             0.000000000%               0.000000000%              -0.000084220%

                                        183.371741374%          288.415780697041%          105.044039322810%

                          Termination Value Percentages


                                Gross Termination          Section 467 Loan
     Termination Date            Value Percentage         Balance Percentage
      Jul 20 2000                  0.00000000%                0.00000000%
      Aug 20 2000                104.16702947%                0.00000000%
      Sep 20 2000                105.07660605%                0.00000000%
      Oct 20 2000                105.97409822%                0.00000000%
      Nov 20 2000                106.87405525%                0.00000000%
      Dec 20 2000                107.77649840%                0.00000000%
      Jan 20 2001                106.86637857%                3.54816830%
      Feb 20 2001                107.75047361%                3.56858822%
      Mar 20 2001                108.63674194%                3.58900814%
      Apr 20 2001                109.52520228%                3.60942805%
      May 20 2001                110.40508632%                3.62984797%
      Jun 20 2001                111.28710733%                3.65026789%
      Jul 20 2001                112.17422821%                8.87753751%
      Aug 20 2001                113.06592475%                8.92862826%
      Sep 20 2001                113.95966277%                8.97971901%
      Oct 20 2001                114.84467267%                9.03080976%
      Nov 20 2001                115.73166640%                9.08190051%
      Dec 20 2001                116.62066106%                9.13299126%
      Jan 20 2002                110.21837970%                5.52463999%
      Feb 20 2002                111.08125179%                5.55643462%
      Mar 20 2002                111.94608322%                5.58822924%
      Apr 20 2002                112.81289087%                5.62002387%
      May 20 2002                113.67166401%                5.65181850%
      Jun 20 2002                114.53236113%                5.68361313%
      Jul 20 2002                115.39349568%               14.12346516%
      Aug 20 2002                116.26218162%               14.20474653%
      Sep 20 2002                117.13275451%               14.28602790%
      Oct 20 2002                117.99520286%               14.36730927%
      Nov 20 2002                118.85948437%               14.44859064%
      Dec 20 2002                119.72561486%               14.52987201%
      Jan 20 2003                113.32140669%               10.76036833%
      Feb 20 2003                114.16181404%               10.82229488%
      Mar 20 2003                115.00403139%               10.88422143%
      Apr 20 2003                115.84807436%               10.94614798%
      May 20 2003                116.68471315%               11.00807454%
      Jun 20 2003                117.52312945%               11.07000109%
      Jul 20 2003                118.28785186%               19.12742572%
      Aug 20 2003                119.13434660%               19.23750518%
      Sep 20 2003                119.98258480%               19.34758464%
      Oct 20 2003                120.82333595%               19.45766410%
      Nov 20 2003                121.66578104%               19.56774356%
      Dec 20 2003                122.50993466%               19.67782301%
      Jan 20 2004                116.15936138%               15.80600583%
      Feb 20 2004                116.97853618%               15.89697032%

      Mar 20 2004                117.79938369%               15.98793482%
      Apr 20 2004                118.62191832%               16.07889931%
      May 20 2004                119.43763499%               16.16986380%
      Jun 20 2004                120.25499454%               16.26082829%
      Jul 20 2004                120.98824050%               23.70042376%
      Aug 20 2004                121.81459270%               23.83682109%
      Sep 20 2004                122.64255653%               23.97321843%
      Oct 20 2004                123.46362625%               24.10961576%
      Nov 20 2004                124.28626206%               24.24601309%
      Dec 20 2004                125.11047746%               24.38241042%
      Jan 20 2005                118.75142582%               20.36073614%
      Feb 20 2005                119.55102818%               20.47791337%
      Mar 20 2005                120.35217725%               20.59509060%
      Apr 20 2005                121.15488637%               20.71226783%
      May 20 2005                121.95131921%               20.82944507%
      Jun 20 2005                122.74927143%               20.94662230%
      Jul 20 2005                123.34553459%               27.15329788%
      Aug 20 2005                124.15360988%               27.30956670%
      Sep 20 2005                124.96317591%               27.46583553%
      Oct 20 2005                125.76639574%               27.62210435%
      Nov 20 2005                126.57106444%               27.77837317%
      Dec 20 2005                127.37719450%               27.93464200%
      Jan 20 2006                121.12007757%               23.90754805%
      Feb 20 2006                121.90257132%               24.04513739%
      Mar 20 2006                122.68649629%               24.18272673%
      Apr 20 2006                123.47186483%               24.32031607%
      May 20 2006                124.25145823%               24.45790542%
      Jun 20 2006                125.03245785%               24.59549476%
      Jul 20 2006                125.53136077%               30.84825181%
      Aug 20 2006                126.32187435%               31.02578531%
      Sep 20 2006                127.11376792%               31.20331881%
      Oct 20 2006                127.89982225%               31.38085231%
      Nov 20 2006                128.68721813%               31.55838581%
      Dec 20 2006                129.47596712%               31.73591931%
      Jan 20 2007                123.28225075%               27.65446200%
      Feb 20 2007                124.04806713%               27.81361505%
      Mar 20 2007                124.81520904%               27.97276810%
      Apr 20 2007                125.58368791%               28.13192115%
      May 20 2007                126.34686875%               28.29107421%
      Jun 20 2007                127.11135239%               28.45022726%
      Jul 20 2007                127.48319388%               34.25622698%
      Aug 20 2007                128.25710870%               34.45337358%
      Sep 20 2007                129.03230249%               34.65052018%
      Oct 20 2007                129.80213976%               34.84766678%
      Nov 20 2007                130.57322085%               35.04481337%
      Dec 20 2007                131.34555649%               35.24195997%
      Jan 20 2008                125.24711392%               31.14434221%
      Feb 20 2008                125.99737827%               31.32357973%
      Mar 20 2008                126.74887209%               31.50281725%
      Apr 20 2008                127.50160599%               31.68205476%
      May 20 2008                128.24911643%               31.86129228%
      Jun 20 2008                128.99783259%               32.04052980%

      Jul 20 2008                129.29304696%               38.47787766%
      Aug 20 2008                130.04933092%               38.69932011%
      Sep 20 2008                130.80679572%               38.92076255%
      Oct 20 2008                131.55897733%               39.14220500%
      Nov 20 2008                132.31230439%               39.36364744%
      Dec 20 2008                133.06678681%               39.58508989%
      Jan 20 2009                127.01018551%               35.38811871%
      Feb 20 2009                127.74269679%               35.59177941%
      Mar 20 2009                128.47633725%               35.79544011%
      Apr 20 2009                129.21111663%               35.99910081%
      May 20 2009                129.94069294%               36.20276151%
      Jun 20 2009                130.67137312%               36.40642222%
      Jul 20 2009                130.79083800%               43.33242106%
      Aug 20 2009                131.52657073%               43.58180169%
      Sep 20 2009                132.26338086%               43.83118231%
      Oct 20 2009                132.99492588%               44.08056294%
      Nov 20 2009                133.72751218%               44.32994357%
      Dec 20 2009                134.46114876%               44.57932420%
      Jan 20 2010                128.54089734%               40.34851096%
      Feb 20 2010                129.25308255%               40.58071901%
      Mar 20 2010                129.96629020%               40.81292706%
      Apr 20 2010                130.68052909%               41.04513511%
      May 20 2010                131.38960652%               41.27734316%
      Jun 20 2010                132.09967958%               41.50955121%
      Jul 20 2010                132.13053522%               49.06171671%
      Aug 20 2010                132.84348425%               49.34406977%
      Sep 20 2010                133.55740093%               49.62642284%
      Oct 20 2010                134.26609199%               49.90877590%
      Nov 20 2010                134.97571399%               50.19112896%
      Dec 20 2010                135.68627494%               50.47348202%
      Jan 20 2011                129.80928104%               46.08377114%
      Feb 20 2011                130.49835094%               46.34898595%
      Mar 20 2011                131.18833036%               46.61420076%
      Apr 20 2011                131.87922716%               46.87941556%
      May 20 2011                132.56533997%               47.14463037%
      Jun 20 2011                133.25233682%               47.40984518%
      Jul 20 2011                126.70112724%               48.82809931%
      Aug 20 2011                127.35211417%               49.10910789%
      Sep 20 2011                128.00395851%               49.39011647%
      Oct 20 2011                128.65095841%               49.67112505%
      Nov 20 2011                129.29878136%               49.95213363%
      Dec 20 2011                129.94743444%               50.23314221%
      Jan 20 2012                130.60268224%               52.14885151%
      Feb 20 2012                131.26636977%               52.44897121%
      Mar 20 2012                131.93085945%               52.74909091%
      Apr 20 2012                132.59615818%               53.04921062%
      May 20 2012                133.25672554%               53.34933032%
      Jun 20 2012                133.91806813%               53.64945002%
      Jul 20 2012                127.30877096%               55.45219095%
      Aug 20 2012                127.92455522%               55.77132156%
      Sep 20 2012                128.54094699%               56.09045218%
      Oct 20 2012                129.15240408%               56.40958279%

      Nov 20 2012                129.76443137%               56.72871341%
      Dec 20 2012                130.37703378%               57.04784402%
      Jan 20 2013                130.99600621%               58.73549836%
      Feb 20 2013                131.62307414%               59.07352460%
      Mar 20 2013                132.25068394%               59.41155085%
      Apr 20 2013                132.87884029%               59.74957709%
      May 20 2013                133.50411472%               60.08760333%
      Jun 20 2013                134.12991556%               60.42562957%
      Jul 20 2013                126.14440437%               62.02531598%
      Aug 20 2013                126.72386316%               62.38227532%
      Sep 20 2013                127.30383225%               62.73923466%
      Oct 20 2013                127.88088283%               63.09619399%
      Nov 20 2013                128.45842293%               63.45315333%
      Dec 20 2013                129.03645678%               63.81011266%
      Jan 20 2014                129.62237203%               65.15780489%
      Feb 20 2014                130.21597104%               65.53279188%
      Mar 20 2014                130.81004681%               65.90777888%
      Apr 20 2014                131.40460345%               66.28276587%
      May 20 2014                131.99703923%               66.65775286%
      Jun 20 2014                132.58994174%               67.03273986%
      Jul 20 2014                124.29202754%               69.16097881%
      Aug 20 2014                124.83146235%               69.55900430%
      Sep 20 2014                125.37129123%               69.95702980%
      Oct 20 2014                125.90891168%               70.35505529%
      Nov 20 2014                126.44691056%               70.75308079%
      Dec 20 2014                126.98529113%               71.15110628%
      Jan 20 2015                127.53171549%               72.13363998%
      Feb 20 2015                128.08534881%               72.54877331%
      Mar 20 2015                128.63935112%               72.96390665%
      Apr 20 2015                129.19372558%               73.37903998%
      May 20 2015                129.74633139%               73.79417331%
      Jun 20 2015                130.29929732%               74.20930665%
      Jul 20 2015                121.96167788%               75.27959554%
      Aug 20 2015                122.46196081%               75.71283403%
      Sep 20 2015                122.96253881%               76.14607252%
      Oct 20 2015                123.46127040%               76.57931102%
      Nov 20 2015                123.96028367%               77.01254951%
      Dec 20 2015                124.45958108%               77.44578800%
      Jan 20 2016                124.96671045%               78.08565680%
      Feb 20 2016                125.48056999%               78.53504434%
      Mar 20 2016                125.99470243%               78.98443188%
      Apr 20 2016                126.50911011%               79.43381942%
      May 20 2016                127.02197447%               79.88320696%
      Jun 20 2016                127.53510315%               80.33259450%
      Jul 20 2016                119.16918283%               75.51054782%
      Aug 20 2016                119.62805218%               75.94511546%
      Sep 20 2016                120.08694384%               76.37968310%
      Oct 20 2016                120.54403707%               76.81425073%
      Nov 20 2016                121.00113728%               77.24881837%
      Dec 20 2016                121.45824455%               77.68338601%
      Jan 20 2017                121.92401293%               78.25772756%
      Feb 20 2017                122.39610538%               78.70810538%

      Mar 20 2017                122.86819783%               79.15848319%
      Apr 20 2017                123.34029029%               79.60886101%
      May 20 2017                123.81238274%               80.05923883%
      Jun 20 2017                124.28447520%               80.50961665%
      Jul 20 2017                115.87301660%               72.94169574%
      Aug 20 2017                116.30908632%               73.36147949%
      Sep 20 2017                116.74515604%               73.78126323%
      Oct 20 2017                117.18122576%               74.20104697%
      Nov 20 2017                117.61729548%               74.62083071%
      Dec 20 2017                118.05336519%               75.04061446%
      Jan 20 2018                118.49850080%               75.56717994%
      Feb 20 2018                118.94968034%               76.00207350%
      Mar 20 2018                119.40085987%               76.43696706%
      Apr 20 2018                119.85203940%               76.87186062%
      May 20 2018                120.30321894%               77.30675417%
      Jun 20 2018                120.75439846%               77.74164773%
      Jul 20 2018                112.32159219%               70.12523584%
      Aug 20 2018                112.73602436%               70.52881069%
      Sep 20 2018                113.15045652%               70.93238554%
      Oct 20 2018                113.56488869%               71.33596039%
      Nov 20 2018                113.97932086%               71.73953524%
      Dec 20 2018                114.39375302%               72.14311009%
      Jan 20 2019                114.81680124%               72.62044489%
      Feb 20 2019                115.24559348%               73.03837981%
      Mar 20 2019                115.67438572%               73.45631474%
      Apr 20 2019                116.10317796%               73.87424966%
      May 20 2019                116.53197020%               74.29218459%
      Jun 20 2019                116.96076244%               74.71011951%
      Jul 20 2019                108.50510344%               67.04371160%
      Aug 20 2019                108.89637260%               67.42955210%
      Sep 20 2019                109.28764175%               67.81539260%
      Oct 20 2019                109.67891091%               68.20123309%
      Nov 20 2019                110.07018006%               68.58707359%
      Dec 20 2019                110.46144922%               68.97291409%
      Jan 20 2020                110.86085286%               69.39946102%
      Feb 20 2020                111.26567949%               69.79885900%
      Mar 20 2020                111.67050612%               70.19825697%
      Apr 20 2020                112.07533276%               70.59765494%
      May 20 2020                112.48015939%               70.99705292%
      Jun 20 2020                112.88498602%               71.39645089%
      Jul 20 2020                104.40486316%               63.67843583%
      Aug 20 2020                104.77133630%               64.04490897%
      Sep 20 2020                105.13780943%               64.41138211%
      Oct 20 2020                105.50428257%               64.77785525%
      Nov 20 2020                105.87075571%               65.14432838%
      Dec 20 2020                106.23722885%               65.51080152%
      Jan 20 2021                106.61331070%               66.46112182%
      Feb 20 2021                106.99579836%               66.84360948%
      Mar 20 2021                107.37828601%               67.22609714%
      Apr 20 2021                107.76077367%               67.60858480%
      May 20 2021                108.14326133%               67.99107245%
      Jun 20 2021                108.52574899%               68.37356011%

      Jul 20 2021                100.02636495%               60.68814104%
      Aug 20 2021                100.37562876%               61.03740486%
      Sep 20 2021                100.72489258%               61.38666868%
      Oct 20 2021                101.07415639%               61.73593249%
      Nov 20 2021                101.42342021%               62.08519631%
      Dec 20 2021                101.77268402%               62.43446012%
      Jan 20 2022                102.13215641%               63.64454561%
      Feb 20 2022                102.49843451%               64.01082371%
      Mar 20 2022                102.86471260%               64.37710180%
      Apr 20 2022                103.23099070%               64.74337990%
      May 20 2022                103.59726880%               65.10965800%
      Jun 20 2022                103.96354690%               65.47593610%
      Jul 20 2022                 95.44815916%               57.81074558%
      Aug 20 2022                 95.78086340%               58.14344982%
      Sep 20 2022                 96.11356763%               58.47615405%
      Oct 20 2022                 96.44627187%               58.80885829%
      Nov 20 2022                 96.77897610%               59.14156253%
      Dec 20 2022                 97.11168034%               59.47426676%
      Jan 20 2023                 97.45542749%               60.70580986%
      Feb 20 2023                 97.80479299%               61.05517536%
      Mar 20 2023                 98.15415850%               61.40454086%
      Apr 20 2023                 98.50352400%               61.75390636%
      May 20 2023                 98.85288950%               62.10327186%
      Jun 20 2023                 99.20225500%               62.45263736%
      Jul 20 2023                 90.67102989%               54.80854410%
      Aug 20 2023                 90.98645628%               55.12397049%
      Sep 20 2023                 91.30188267%               55.43939688%
      Oct 20 2023                 91.61730906%               55.75482327%
      Nov 20 2023                 91.93273545%               56.07024966%
      Dec 20 2023                 92.24816184%               56.38567605%
      Jan 20 2024                 92.57574406%               57.63960748%
      Feb 20 2024                 92.90746339%               57.97132680%
      Mar 20 2024                 93.23918271%               58.30304613%
      Apr 20 2024                 93.57090204%               58.63476545%
      May 20 2024                 93.90262136%               58.96648478%
      Jun 20 2024                 94.23434069%               59.29820410%
      Jul 20 2024                 85.68661577%               51.67612319%
      Aug 20 2024                 85.98401489%               51.97352231%
      Sep 20 2024                 86.28141401%               52.27092143%
      Oct 20 2024                 86.57881314%               52.56832056%
      Nov 20 2024                 86.87621226%               52.86571968%
      Dec 20 2024                 87.17361138%               53.16311880%
      Jan 20 2025                 87.48435223%               54.44040964%
      Feb 20 2025                 87.79765998%               54.75371739%
      Mar 20 2025                 88.11096774%               55.06702515%
      Apr 20 2025                 88.42427549%               55.38033290%
      May 20 2025                 88.73758325%               55.69364066%
      Jun 20 2025                 89.05089100%               56.00694841%
      Jul 20 2025                 80.48597551%               48.40783461%
      Aug 20 2025                 80.76456544%               48.68642454%
      Sep 20 2025                 81.04315538%               48.96501447%
      Oct 20 2025                 81.32174531%               49.24360440%

      Nov 20 2025                 81.60033524%               49.52219433%
      Dec 20 2025                 81.87892517%               49.80078426%
      Jan 20 2026                 82.17211929%               51.10244772%
      Feb 20 2026                 82.46621687%               51.39654531%
      Mar 20 2026                 82.76031446%               51.69064289%
      Apr 20 2026                 83.05441204%               51.98474048%
      May 20 2026                 83.34850964%               52.27883807%
      Jun 20 2026                 83.64260723%               52.57293566%
      Jul 20 2026                 75.05978089%               44.99778516%
      Aug 20 2026                 75.31874579%               45.25675006%
      Sep 20 2026                 75.57771068%               45.51571496%
      Oct 20 2026                 75.83667558%               45.77467985%
      Nov 20 2026                 76.09564048%               46.03364475%
      Dec 20 2026                 76.35460537%               46.29260964%
      Jan 20 2027                 76.62951726%               47.61970287%
      Feb 20 2027                 76.90357145%               47.89375706%
      Mar 20 2027                 77.17762563%               48.16781124%
      Apr 20 2027                 77.45167982%               48.44186543%
      May 20 2027                 77.72573401%               48.71591962%
      Jun 20 2027                 77.99978819%               48.98997380%
      Jul 20 2027                 69.39829993%               41.43982602%
      Aug 20 2027                 69.63678856%               41.67831465%
      Sep 20 2027                 69.87527719%               41.91680328%
      Oct 20 2027                 70.11444461%               42.15529192%
      Nov 20 2027                 70.35361788%               42.39378055%
      Dec 20 2027                 70.59279706%               42.63226918%
      Jan 20 2028                 70.84820107%               43.84793544%
      Feb 20 2028                 71.10054851%               44.10028288%
      Mar 20 2028                 71.35289595%               44.35263033%
      Apr 20 2028                 71.60524340%               44.60497777%
      May 20 2028                 71.85974938%               44.85732521%
      Jun 20 2028                 72.11427398%               45.10967266%
      Jul 20 2028                 64.22317097%               38.12383386%
      Aug 20 2028                 64.44257587%               38.34323877%
      Sep 20 2028                 64.66198077%               38.56264367%
      Oct 20 2028                 64.88514592%               38.78204857%
      Nov 20 2028                 65.10834348%               39.00145347%
      Dec 20 2028                 65.33157375%               39.22085838%
      Jan 20 2029                 65.56972027%               40.34017292%
      Feb 20 2029                 65.80188033%               40.57233298%
      Mar 20 2029                 66.03404040%               40.80449305%
      Apr 20 2029                 66.26620046%               41.03665311%
      May 20 2029                 66.50318966%               41.26881318%
      Jun 20 2029                 66.74022049%               41.50097324%
      Jul 20 2029                 59.71571598%               35.35750848%
      Aug 20 2029                 59.91920052%               35.56099302%
      Sep 20 2029                 60.12268505%               35.76447756%
      Oct 20 2029                 60.33112810%               35.96796209%
      Nov 20 2029                 60.53961390%               36.17144663%
      Dec 20 2029                 60.74814282%               36.37493117%
      Jan 20 2030                 60.97034137%               37.47799436%
      Feb 20 2030                 61.18602943%               37.69368242%

      Mar 20 2030                 61.40171749%               37.90937048%
      Apr 20 2030                 61.61740555%               38.12505854%
      May 20 2030                 61.83850845%               38.34074660%
      Jun 20 2030                 62.05965804%               38.55643466%
      Jul 20 2030                 55.01921465%               32.39615544%
      Aug 20 2030                 55.20565643%               32.58259722%
      Sep 20 2030                 55.39209820%               32.76903899%
      Oct 20 2030                 55.58466133%               32.95548077%
      Nov 20 2030                 55.77727724%               33.14192255%
      Dec 20 2030                 55.96994639%               33.32836432%
      Jan 20 2031                 56.17622076%               34.41403044%
      Feb 20 2031                 56.37459224%               34.61208521%
      Mar 20 2031                 56.57296644%               34.81013997%
      Apr 20 2031                 56.77134340%               35.00819474%
      May 20 2031                 56.97660632%               35.20624950%
      Jun 20 2031                 57.18193139%               35.40430427%
      Jul 20 2031                 50.12561191%               29.22602516%
      Aug 20 2031                 50.29548913%               29.39422265%
      Sep 20 2031                 50.46538083%               29.56242015%
      Oct 20 2031                 50.64217031%               29.73061764%
      Nov 20 2031                 50.81903388%               29.89881513%
      Dec 20 2031                 50.99597218%               30.06701262%
      Jan 20 2032                 51.18645751%               31.13405515%
      Feb 20 2032                 51.36881152%               31.31323347%
      Mar 20 2032                 51.55119291%               31.49241178%
      Apr 20 2032                 51.73360192%               31.67159010%
      May 20 2032                 51.92326681%               31.85076841%
      Jun 20 2032                 52.11302213%               32.02994673%
      Jul 20 2032                 45.03935747%               25.32376202%
      Aug 20 2032                 45.19768016%               25.46950176%
      Sep 20 2032                 45.35611135%               25.61524149%
      Oct 20 2032                 45.52508847%               25.76098123%
      Nov 20 2032                 45.70070221%               25.90672097%
      Dec 20 2032                 45.87655543%               26.05246071%
      Jan 20 2033                 46.06195189%               26.22570513%
      Feb 20 2033                 46.24940587%               26.37663560%
      Mar 20 2033                 46.43715263%               26.52756608%
      Apr 20 2033                 46.62519454%               26.67849655%
      May 20 2033                 46.82014658%               26.82942702%
      Jun 20 2033                 47.01545152%               26.98035750%
      Jul 20 2033                 39.94514754%               19.88310093%
      Aug 20 2033                 40.11101866%               19.99752934%
      Sep 20 2033                 40.27730217%               20.11195775%
      Oct 20 2033                 40.45061401%               20.22638617%
      Nov 20 2033                 40.62439788%               20.34081458%
      Dec 20 2033                 40.79865758%               20.45524299%
      Jan 20 2034                 40.98247304%               20.59652513%
      Feb 20 2034                 41.16815558%               20.71505934%
      Mar 20 2034                 41.35437643%               20.83359355%
      Apr 20 2034                 41.54113988%               20.95212776%
      May 20 2034                 41.73746587%               21.07066197%
      Jun 20 2034                 41.93441548%               21.18919619%

      Jul 20 2034                 33.29413787%               12.48524922%
      Aug 20 2034                 33.45444503%               12.55710256%
      Sep 20 2034                 33.61546128%               12.62895591%
      Oct 20 2034                 33.78620788%               12.70080925%
      Nov 20 2034                 33.95774726%               12.77266259%
      Dec 20 2034                 34.13008577%               12.84451593%
      Jan 20 2035                 34.31382375%               12.94233786%
      Feb 20 2035                 34.49918651%               13.01682178%
      Mar 20 2035                 34.68543813%               13.09130569%
      Apr 20 2035                 34.87258574%               13.16578961%
      May 20 2035                 35.07034550%               13.24027352%
      Jun 20 2035                 35.26909351%               13.31475743%
      Jul 20 2035                 26.58753569%                4.52262062%
      Aug 20 2035                 26.74930314%                4.54864856%
      Sep 20 2035                 26.91215875%                4.57467651%
      Oct 20 2035                 27.08582023%                4.60070446%
      Nov 20 2035                 27.26066521%                4.62673241%
      Dec 20 2035                 27.43670318%                4.65276035%
      Jan 20 2036                 27.62427833%                4.70380418%
      Feb 20 2036                 27.81324888%                4.73087485%
      Mar 20 2036                 28.00351729%                4.75794552%
      Apr 20 2036                 28.19509398%                4.78501618%
      May 20 2036                 28.42209127%                4.81208685%
      Jun 20 2036                 28.65069128%                4.83915752%
      Jul 20 2036                 24.00000000%               -0.02439025%

                       SCHEDULE OF PRINCIPAL AMORTIZATION


                                    PRINCIPAL AMOUNT PAYABLE
PAYMENT DATES                 (% OF UNIT 1 PRINCIPAL PORTION)

2-Jan-01                                        0.000000000%
2-Jul-01                                        1.272781070%
2-Jan-02                                        0.000000000%
2-Jul-02                                        5.768047340%
2-Jan-03                                        0.000000000%
2-Jul-03                                        5.615680470%
2-Jan-04                                        0.000000000%
2-Jul-04                                        5.096745560%
2-Jan-05                                        0.000000000%
2-Jul-05                                        3.944674560%
2-Jan-06                                        0.000000000%
2-Jul-06                                        4.248224850%
2-Jan-07                                        0.000000000%
2-Jul-07                                        4.005029590%
2-Jan-08                                        0.000000000%
2-Jul-08                                        4.994082840%
2-Jan-09                                        0.000000000%
2-Jul-09                                        5.966568050%
2-Jan-10                                        0.000000000%
2-Jul-10                                        7.034911240%
2-Jan-11                                        0.000000000%
2-Jul-11                                        7.820710060%
2-Jan-12                                        0.000000000%
2-Jul-12                                        7.249704140%
2-Jan-13                                        0.000000000%
2-Jul-13                                       10.280473370%
2-Jan-14                                        0.000000000%
2-Jul-14                                       11.054437870%
2-Jan-15                                        0.000000000%
2-Jul-15                                       10.281360950%
2-Jan-16                                        0.000000000%
2-Jul-16                                        1.816272190%
2-Jan-17                                        0.000000000%
2-Jul-17                                        0.887573960%
2-Jan-18                                        0.000000000%
2-Jul-18                                        0.887573960%
2-Jan-19                                        0.000000000%
2-Jul-19                                        0.887573960%
2-Jan-20                                        0.000000000%
2-Jul-20                                        0.887573960%
2-Jan-21                                        0.000000000%


2-Jul-21                                         0.000000000%
2-Jan-22                                         0.000000000%
2-Jul-22                                         0.000000000%
2-Jan-23                                         0.000000000%
2-Jul-23                                         0.000000000%
2-Jan-24                                         0.000000000%
2-Jul-24                                         0.000000000%
2-Jan-25                                         0.000000000%
2-Jul-25                                         0.000000000%
2-Jan-26                                         0.000000000%
2-Jul-26                                         0.000000000%
2-Jan-27                                         0.000000000%
2-Jul-27                                         0.000000000%
2-Jan-28                                         0.000000000%
2-Jul-28                                         0.000000000%
2-Jan-29                                         0.000000000%
2-Jul-29                                         0.000000000%
2-Jan-30                                         0.000000000%
2-Jul-30                                         0.000000000%
2-Jan-31                                         0.000000000%
2-Jul-31                                         0.000000000%
2-Jan-32                                         0.000000000%
2-Jul-32                                         0.000000000%
2-Jan-33                                         0.000000000%
2-Jul-33                                         0.000000000%
2-Jan-34                                         0.000000000%
2-Jul-34                                         0.000000000%
2-Jan-35                                         0.000000000%
2-Jul-35                                         0.000000000%
2-Jan-36                                         0.000000000%
2-Jul-36                                         0.000000000%
20-Jul-36                                        0.000000000%


                                                                      SCHEDULE 4
                                                                              TO
                                                                   PARTICIPATION
                                                                       AGREEMENT



                           INITIAL LIST OF COMPETITORS



1.    Southern Company

2.    AES

3.    NRG

4.    Reliant

5.    FPL (Florida Power & Light)

6.    PSEG (Public Service Enterprise Group)


                                                                     SCHD. 4-1

                                                                      SCHEDULE 5
                                                                              TO
                                                                   PARTICIPATION
                                                                       AGREEMENT



                           TRANSMISSION FACILITIES



OVERVIEW

Colstrip has interrelated Transmission Facilities consisting of eight broad categories: Colstrip Unit 1, Colstrip Unit 2, Start-Up for Colstrip Units 1 and 2, Colstrip Unit 3, Colstrip Unit 4, Start-Up for Colstrip Units 3 and 4, Colstrip 230 kV Switchyard and the Colstrip Transmission System (CTS). The Colstrip 230 kV Switchyard consists of 230 kV, 115 kV and 69 kV facilities.

COLSTRIP UNIT 1 AND 2 AND START-UP FOR COLSTRIP UNITS 1 AND 2

That portion owned by PPL Montana in the two 230 kV transmission lines approximately 0.4 miles in length each, which connect Colstrip Units 1 and 2 to the Colstrip Switchyard, start-up transformer, airbreak switch 105 and approximately 0.5 miles of 115 kV transmission line connecting the start-up transformer to the Colstrip 230 kV Switchyard. (see Appendix G14-1 and 2).

COLSTRIP UNIT 3 AND START-UP FOR COLSTRIP UNITS 3 AND 4

That portion owned by PPL Montana of approximately 0.4 miles of 500 kV transmission line connecting Colstrip Unit 3 to the Colstrip 500 kV Switchyard and that portion of Colstrip Unit 3 in the 230 kV and 115 kV facilities from the 230 kV GPORs in the Colstrip 230 kV Switchyard consisting of PCBs 230-64 and 230-20, airbreak switches 230-64X, 230-64Y, 230-20L, and 230-20B, the 230 kV bus
and airbreak 206, 230/115 kV transformer bank 6 and PCBs 100-204 and 100-202, airbreak switches 107, 108 and 109, two start up transformers and approximately
0.5 miles of the 115 kV transmission line (see Appendix G14-3)

COLSTRIP 230 KV SWITCHYARD

    - Ownership of PPL Montana related to Colstrip Unit 3 in PCBs 100-202, 230-64, and 230-20, and associated airbreak switches, 230/115 kV transformer bank 6 and airbreak switches 106 and 206.

    - Ownership of PPL Montana in directly connected relays and associated protective equipment and controls associated with Colstrip Units 1, 2, 3 and 1 and 2 start-up.



                                                                     SCHD. 5-1

    - Ownership of PPL Montana related to Colstrip Unit 3 in directly connected relays and associated protective equipment for direct controls for the PCBs for the Colstrip Units 3 and 4 115kV start-up transmission line.

COLSTRIP TRANSMISSION SYSTEM

The Colstrip Transmission System (CTS) described in Exhibit A to the Colstrip Project Transmission Agreement has a limited number of assets which are involved in the sale by PPL Montana. These assets are in the Colstrip 500 kV Switchyard and include only the relaying systems for the Colstrip Unit 3 3500 kV transmission line from Colstrip Unit 3 to the Colstrip 500 kV Switchyard Generation Point of receipt "GPOR".


                                                                       SCHD. 5-2

                                                                      SCHEDULE 6
                                                                              TO
                                                                   PARTICIPATION
                                                                       AGREEMENT



                             AFFILIATE TRANSACTIONS





- Brokering and Contract Management Agreement between PPL Montana, LLC and PPL EnergyPlus, LLC dated as of December 17, 1999.

- Memorandum of Understanding between PPL Montana, LLC and PPL EnergyPlus, LLC dated as of June 26, 2000.

- Certain Service Level Agreements (SLA) of various dates between PPL Montana, LLC and PPL Corporation (anticipated to be assigned to PPL Services, LLC) for corporate services as requested in the areas of:

      -     ISD (Network, Business and Corporate Solutions)
      -     External Affairs (Communications and Governmental Services)
      -     Corporate Audit Services
      -     Human Resources and Development
      -     Financial (Corporate Disbursements & Treasury)


                                                                     SCHD. 6-1

                                                                      SCHEDULE 7
                                                                              TO
                                                                   PARTICIPATION
                                                                       AGREEMENT



                           ENVIRONMENTAL CONDITIONS



- On January 27, 2000 - a Violation Letter was issued by the Montana Department of Environmental Quality for violations of the Montana Water Quality Act. The letter refers to a September 1999 transformer cooling oil spill that occurred while MPC still operated Units 1 and 2 and required that a remediation plan be approved by the Department and implemented.

- On February 29, 2000, a Violation Letter was issued by the Montana Department of Environmental Quality relating to the Certificate of Environmental Compatibility and Public Need for Colstrip Units 3 and 4 for failure to operate the facility as a closed loop water system. The letter refers to seepage from a saddledam at the Unit 3 and 4 effluent holding ponds. It requires that PPL Montana monitor water quality and water level in certain water wells, identify the source of seepage and outline proposed repairs before July 31, 2000 and prepare an emergency evacuation plan for the area downstream of the saddledam by December 31, 2000.

- On March 8, 2000, a Letter was issued by the Montana Department of Environmental Quality for violations relating to the Colstrip Project's Certificate of Environmental Compatibility. The violations concern a fly ash effluent return water spill near one of the Unit 3 and 4 effluent holding ponds, beginning on December 11, 1999 while MPC still operated the Units. On June 28, 2000, the Department, MPC and PPL Montana entered into a formal Notice of Violation and Administrative Order on Consent which required MPC pay a fine of $3,800 and, as current operator of the Colstrip Project, PPL Montana was required to install and maintain a permanent groundwater collection system downstream of the spill.

- On March 29, 2000, a spill occurred of clear flush water being pumped from the Units 1 and 2 A/B Flyash Pond by pipeline to the Stage II Evaporation Pond. The spill was promptly reported to the Department and corrective/remedial measures were undertaken. As of July 11, 2000, no action has been taken by the Department relating to the spill.

                                                                       SCHD. 7-1

                                                                      SCHEDULE 8
                                                                              TO
                                                                   PARTICIPATION
                                                                       AGREEMENT



                  GUARANTEES OF INDEBTEDNESS OR PERFORMANCE





      None


                                                                     SCHD. 8-1

                                                                      SCHEDULE 9
                                                                              TO
                                                                   PARTICIPATION
                                                                       AGREEMENT



                                   LITIGATION





      None



                                                                     SCHD. 9-1

                                                                     SCHEDULE 10
                                                                              TO
                                                                   PARTICIPATION
                                                                       AGREEMENT



                                      LIENS
                                      -----




      None


                                                                    SCHD. 10-1

                                                                     SCHEDULE 11
                                                                              TO
                                                                   PARTICIPATION
                                                                       AGREEMENT



                           INDENTURE TRUSTEE'S ACCOUNT



The Chase Bank Manhattan Bank
450 West 33rd Street, 15th Floor
New York, NY  10001
Attention:  A. Marsula

ABA # 021 000 021
Account Number: 910 2 758100
Account Name: Corp Incoming Wire House Acct
For Further Credit to:  PPL Montana LLC, Lease Indenture Trustee's Account
                        for BA1/2 Trust Account Number C42436-E

                                                                       EXHIBIT A
                                                                              TO
                                                                   PARTICIPATION
                                                                       AGREEMENT




                                     FORM OF
                                  BILL OF SALE



                                                                      EXH. A-1

                                                                     EXHIBIT B-1
                                                                              TO
                                                                   PARTICIPATION
                                                                       AGREEMENT




                                     FORM OF
                                 FACILITY LEASE


                                                                    EXH. B-1-1

                                                                     EXHIBIT B-2
                                                                              TO
                                                                   PARTICIPATION
                                                                       AGREEMENT




                                     FORM OF
                           ABSTRACT OF FACILITY LEASE



                                                                    EXH. B-2-1

                                                                       EXHIBIT C
                                                                              TO
                                                                   PARTICIPATION
                                                                       AGREEMENT




                                     FORM OF
                             SITE LEASE AND SUBLEASE


                                                                       EXH. C-1

                                                                       EXHIBIT D
                                                                              TO
                                                                   PARTICIPATION
                                                                       AGREEMENT




                                     FORM OF
                ASSIGNMENT AND REASSIGNMENT OF PROJECT AGREEMENTS


                                                                      EXH. D-1

                                                                       EXHIBIT E
                                                                              TO
                                                                   PARTICIPATION
                                                                       AGREEMENT



                                     FORM OF
                                 LEASE INDENTURE


                                                                      EXH. E-1

                                                                       EXHIBIT F
                                                                              TO
                                                                   PARTICIPATION
                                                                       AGREEMENT



                                     FORM OF
                       ASSIGNMENT AND ASSUMPTION AGREEMENT


                                                                      EXH. F-1

                                                                       EXHIBIT G
                                                                              TO
                                                                   PARTICIPATION
                                                                       AGREEMENT



                                     FORM OF
                                    GUARANTY



                                                                      EXH. G-1

                                                                       EXHIBIT H
                                                                              TO
                                                                   PARTICIPATION
                                                                       AGREEMENT




                                     FORM OF
                         OMNIBUS VOTING RIGHTS AGREEMENT


                                                                      EXH. H-1

                                                                       EXHIBIT I
                                                                              TO
                                                                   PARTICIPATION
                                                                       AGREEMENT




                                     FORM OF
                           QUALIFYING LETTER OF CREDIT



                                                                      EXH. I-1

                                                                      EXHIBIT J1
                                                                              TO
                                                                   PARTICIPATION
                                                                       AGREEMENT




                                     FORM OF
        OPINION OF ORRICK, HERRINGTON & SUTCLIFFE LLP - CORPORATE OPINION



                                                                    EXH. J-1-1

                                                                     EXHIBIT J-2
                                                                              TO
                                                                   PARTICIPATION
                                                                       AGREEMENT


                                     FORM OF
       OPINION OF ORRICK, HERRINGTON & SUTCLIFFE LLP - REGULATORY OPINION


                                                                    EXH. J-2-1

                                                                     EXHIBIT K-1
                                                                              TO
                                                                   PARTICIPATION
                                                                       AGREEMENT




                                     FORM OF
     OPINION OF MOULTON, BELLINGHAM, LONGO & MATHER LLP - CORPORATE OPINION



                                                                    EXH. K-1-1

                                                                     EXHIBIT K-2
                                                                              TO
                                                                   PARTICIPATION
                                                                       AGREEMENT



                                    FORM OF
    OPINION OF MOULTON, BELLINGHAM, LONGO & MATHER LLP -- REGULATORY OPINION



                                                                    EXH. K-2-1

                                                                       EXHIBIT L
                                                                              TO
                                                                   PARTICIPATION
                                                                       AGREEMENT




                                     FORM OF
                 OPINION OF WINTHROP, STIMSON, PUTNAM & ROBERTS



                                                                      EXH. L-1

                                                                       EXHIBIT M
                                                                              TO
                                                                   PARTICIPATION
                                                                       AGREEMENT



                                     FORM OF
                    OPINION OF JONES, DAY, REAVIS & POGUE LLP


                                                                        EXH. M-1

                                                                       EXHIBIT N
                                                                              TO
                                                                   PARTICIPATION
                                                                       AGREEMENT




                                   FORM OF
                      OPINION OF MICHAEL D. FLYNN, ESQ.,
     (COUNSEL TO THE OWNER PARTICIPANT, THE OP MEMBER, AND THE GUARANTOR)


                                                                      EXH. N-1

                                                                       EXHIBIT O
                                                                              TO
                                                                   PARTICIPATION
                                                                       AGREEMENT



                                     FORM OF
                         OPINION OF DEWEY BALLANTINE LLP



                                                                      EXH. O-1

                                                                       EXHIBIT P
                                                                              TO
                                                                   PARTICIPATION
                                                                       AGREEMENT



                                     FORM OF
                OPINION OF MORRIS, JAMES, HITCHENS & WILLIAMS LLP



                                                                      EXH. P-1

                                                                       EXHIBIT Q
                                                                              TO
                                                                   PARTICIPATION
                                                                       AGREEMENT



                                    FORM OF
                     OPINION OF KELLEY DRYE & WARREN LLP
   (AS COUNSEL TO THE LEASE INDENTURE TRUSTEE AND THE PASS THROUGH TRUSTEE)
    -----------------------------------------------------------------------


                                                                        EXH. Q-1